CITIGROUP MORTGAGE LOAN TRUST INC.
Depositor

CITIMORTGAGE, INC.
Master Servicer and Trust Administrator

CITIBANK, N.A.
Paying Agent, Certificate Registrar and Authenticating Agent

and

U.S. BANK NATIONAL ASSOCIATION
Trustee

_________________________________________

POOLING AND SERVICING AGREEMENT
Dated as of October 1, 2007
_________________________________________

Mortgage Pass-Through Certificates

Series 2007-10

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
SECTION 1.01	Defined Terms.
SECTION 1.02	Allocation of Certain Interest Shortfalls.
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
SECTION 2.01	Conveyance of Mortgage Loans.
SECTION 2.02	Acceptance of the Trust Fund by the Trustee.
SECTION 2.03	Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.
SECTION 2.04	Reserved.
SECTION 2.05	Representations, Warranties and Covenants of the Master Servicer.
SECTION 2.06	Issuance of the Certificates.
SECTION 2.07	Conveyance of the REMIC Regular Interests; Acceptance of the Trust REMICs by the Trustee.
SECTION 2.08	Execution of Swap Agreement by the Grantor Trust Trustee.
SECTION 2.09	Grantor Trust Designations.
ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
SECTION 3.01	Master Servicer to Act as Master Servicer.
SECTION 3.02	Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.
SECTION 3.03	Successor Sub-Servicers.
SECTION 3.04	Liability of the Master Servicer.
SECTION 3.05	No Contractual Relationship Between Sub-Servicers and Trustee, Trust Administrator or Certificateholders.
SECTION 3.06	Assumption or Termination of Sub-Servicing Agreements by Trustee.
SECTION 3.07	Collection of Certain Mortgage Loan Payments.
SECTION 3.08	Sub-Servicing Accounts.
SECTION 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
SECTION 3.10	Collection Account and Distribution Account.
SECTION 3.11	Withdrawals from the Collection Account and Distribution Account.
SECTION 3.12	Investment of Funds in the Collection Account and the Distribution Account.
SECTION 3.13	Maintenance of the Primary Mortgage Insurance Policies; Collections Thereunder.
SECTION 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
SECTION 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
SECTION 3.16	Realization Upon Defaulted Mortgage Loans.
SECTION 3.17	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.18	Servicing Compensation.
SECTION 3.19	Reports to the Trust Administrator; Collection Account Statements.
SECTION 3.20	Statement as to Compliance.
SECTION 3.21	Assessments of Compliance and Attestation Reports.
SECTION 3.22	Access to Certain Documentation.
SECTION 3.23	Title, Management and Disposition of REO Property.
SECTION 3.24	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3.25	Obligations of the Master Servicer in Respect of Monthly Payments.
SECTION 3.26	Floater Cap Carryover Reserve Account.
ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS
SECTION 4.01	Distributions.
SECTION 4.02	Statements to Certificateholders.
SECTION 4.03	Remittance Reports; P&I Advances.
SECTION 4.04	Allocation of Extraordinary Trust Fund Expenses and Realized Losses.
SECTION 4.05	Compliance with Withholding Requirements.
SECTION 4.06	Commission Reporting.
SECTION 4.07	Distributions and Allocations of Realized Losses on the REMIC Regular Interests.
SECTION 4.08	Grantor Trust Reporting.
SECTION 4.09	Reserved.
SECTION 4.10	Swap Agreement; Establishment of Swap Account and Grantor Trust.
SECTION 4.11	Swap Credit Support Annex.
SECTION 4.12	Distributions from Grantor Trust.
ARTICLE V THE CERTIFICATES
SECTION 5.01	The Certificates.
SECTION 5.02	Registration of Transfer and Exchange of Certificates.
SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04	Persons Deemed Owners.
SECTION 5.05	Certain Available Information.
ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER
SECTION 6.01	Liability of the Depositor and the Master Servicer.
SECTION 6.02	Merger or Consolidation of the Depositor or the Master Servicer.
SECTION 6.03	Limitation on Liability of the Depositor, the Master Servicer and Others.
SECTION 6.04	Limitation on Resignation of the Master Servicer.
SECTION 6.05	Rights of the Depositor in Respect of the Master Servicer.
SECTION 6.06	Reserved.
SECTION 6.07	Reserved.
SECTION 6.08	Reserved.
ARTICLE VII DEFAULT
SECTION 7.01	Master Servicer Events of Default.
SECTION 7.02	Trustee to Act; Appointment of Successor.
SECTION 7.03	Notification to Certificateholders.
SECTION 7.04	Waiver of Master Servicer Events of Default.
ARTICLE VIII CONCERNING THE TRUSTEE, THE TRUST ADMINISTRATOR, THE PAYING AGENT, THE CERTIFICATE REGISTRAR AND THE AUTHENTICATING AGENT
SECTION 8.01	Duties of Trustee, Trust Administrator and Others.
SECTION 8.02	Certain Matters Affecting the Trustee, the Trust Administrator and Others.
SECTION 8.03	Trustee, Trust Administrator and Others not Liable for Certificates or Mortgage Loans.
SECTION 8.04	Trustee, Trust Administrator and Others May Own Certificates.
SECTION 8.05	Trustee’s, Trust Administrator’s, Paying Agent’s, Authenticating Agent’s, Certificate Registrar’s and Custodian’s Fees and Expenses.
SECTION 8.06	Eligibility Requirements for Trustee and Trust Administrator.
SECTION 8.07	Resignation and Removal of the Trustee and the Trust Administrator.
SECTION 8.08	Successor Trustee or Trust Administrator.
SECTION 8.09	Merger or Consolidation of Trustee or Trust Administrator.
SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11	Reserved.
SECTION 8.12	Appointment of Office or Agency.
SECTION 8.13	Representations and Warranties.
SECTION 8.14	Appointment and Removal of Paying Agent, Authenticating Agent and Certificate Registrar.
SECTION 8.15	No Trustee Liability for Actions or Inactions of Custodian.
ARTICLE IX TERMINATION
SECTION 9.01	Termination Upon Repurchase or Liquidation of the Mortgage Loans.
SECTION 9.02	Additional Termination Requirements.
ARTICLE X REMIC PROVISIONS
SECTION 10.01	REMIC Administration.
SECTION 10.02	Prohibited Transactions and Activities.
SECTION 10.03	Master Servicer and Trust Administrator Indemnification.
ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.01	Amendment.
SECTION 11.02	Recordation of Agreement; Counterparts.
SECTION 11.03	Limitation on Rights of Certificateholders.
SECTION 11.04	Governing Law.
SECTION 11.05	Notices.
SECTION 11.06	Severability of Provisions.
SECTION 11.07	Notice to Rating Agencies.
SECTION 11.08	Article and Section References.
SECTION 11.09	Grant of Security Interest.
SECTION 11.10	Intention of the Parties and Interpretation.

EXHIBITS

Exhibit	A-1	Form of Class 1A1A Certificate
Exhibit	A-2	Form of Class 1A1B Certificate
Exhibit	A-3	Form of Class 1B1 Certificate
Exhibit	A-4	Form of Class 1B2 Certificate
Exhibit	A-5	Form of Class 1B3 Certificate
Exhibit	A-6	Form of Class 1B4 Certificate
Exhibit	A-7	Form of Class 1B5 Certificate
Exhibit	A-8	Form of Class 1B6 Certificate
Exhibit	A-9	Form of Class 1R Certificate
Exhibit	A-10	Form of Class 2A1A Certificate
Exhibit	A-11	Form of Class 22AA Certificate
Exhibit	A-12	Form of Class 2A2A Certificate
Exhibit	A-13	Form of Class 2A2B Certificate
Exhibit	A-14	Form of Class 212B Certificate
Exhibit	A-15	Form of Class 2A2IO Certificate
Exhibit	A-16	Form of Class 2A3A Certificate
Exhibit	A-17	Form of Class 2A3B Certificate
Exhibit	A-18	Form of Class 2A3IO Certificate
Exhibit	A-19	Form of Class 2A4A Certificate
Exhibit	A-20	Form of Class 2A4B Certificate
Exhibit	A-21	Form of Class 2A5A Certificate
Exhibit	A-22	Form of Class 2A5B Certificate
Exhibit	A-23	Form of Class 2B1 Certificate
Exhibit	A-24	Form of Class 2B2 Certificate
Exhibit	A-25	Form of Class 2B3 Certificate
Exhibit	A-26	Form of Class 2B4 Certificate
Exhibit	A-27	Form of Class 2B5 Certificate
Exhibit	A-28	Form of Class 2B6 Certificate
Exhibit	A-29	Form of Class 2R Certificate
Exhibit	A-30	Form of Class 31AA Certificate
Exhibit	A-31	Form of Class 3A1A Certificate
Exhibit	A-32	Form of Class 3A1B Certificate
Exhibit	A-33	Form of Class 3A1C Certificate
Exhibit	A-34	Form of Class 31AB Certificate
Exhibit	A-35	Form of Class 3A1IO Certificate
Exhibit	A-36	Form of Class 3A2A Certificate
Exhibit	A-37	Form of Class 3A2B Certificate
Exhibit	A-38	Form of Class 3A3A Certificate
Exhibit	A-39	Form of Class 3A3B Certificate
Exhibit	A-40	Form of Class 3B1 Certificate
Exhibit	A-41	Form of Class 3B2 Certificate
Exhibit	A-42	Form of Class 3B3 Certificate
Exhibit	A-43	Form of Class 3B4 Certificate
Exhibit	A-44	Form of Class 3B5 Certificate
Exhibit	A-45	Form of Class 3B6 Certificate
Exhibit	A-46	Form of Class 3P Certificate
Exhibit	A-47	Form of Class 3R Certificate
Exhibit	B	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit	C	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit	D	Form of Mortgage Loan Purchase Agreement
Exhibit	E	Request for Release
Exhibit	F-1	Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of the Private Certificates Pursuant to Rule 144A Under the 1933 Act
Exhibit	F-2	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with Transfer of Residual Certificates
Exhibit	G	Form of Certification with respect to ERISA and the Code
Exhibit	H	Form of Master Servicer Certification
Exhibit	I	Form of Back-up Certification
Exhibit	J	Form of Swap Agreement

Schedule	1	Mortgage Loan Schedule

This Pooling and Servicing Agreement, is dated and effective as of October 1, 2007, among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, CITIMORTGAGE, INC., as Master Servicer and Trust Administrator, CITIBANK, N.A. as Paying Agent, Certificate Registrar and Authenticating Agent and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of (i) a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement and (ii) the Swap Agreement and the proceeds thereof, which will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code and that the beneficial interests therein will be represented by the Group 3 Floating Rate Certificates.

REMIC I

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Group 1 Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class 1R Certificates will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates that evidence “regular interests” or “residual interests” in REMIC I.

Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 1A1A	Variable (2)	$190,071,000.00	May 2037
Class 1A1B	Variable (3)	$11,169,000.00	May 2037
Class 1B1	Variable (2)	$2,378,000.00	May 2037
Class 1B2	Variable (2)	$1,241,000.00	May 2037
Class 1B3	Variable (2)	$517,000.00	May 2037
Class 1B4	Variable (2)	$931,000.00	May 2037
Class 1B5	Variable (2)	$310,000.00	May 2037
Class 1B6	Variable (2)	$207,370.00	May 2037
Class 1R	Variable (2)	$100.37	May 2037

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 1 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 1 Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.

REMIC II-A

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Group 2 Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-A”. The Class R-IIA Residual Interest will be the sole class of “residual interests” in REMIC II-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II-A Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II-A Regular Interests (as defined herein). None of the REMIC II-A Regular Interests will be certificated.

Designation	REMIC II-A Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LT-1A	(2)	$25,568.38	October 2037
LT-1B	(2)	$567,368.38	October 2037
LT-2A	(2)	$2,392,301.63	October 2037
LT-2B	(2)	$53,162,501.63	October 2037
LT-3A	(2)	$134,425.78	October 2037
LT-3B	(2)	$2,987,225.78	October 2037
LT-4A	(2)	$170,213.05	October 2037
LT-4B	(2)	$3,781,423.05	October 2037
LT-5A	(2)	$157,030.41	October 2037
LT-5B	(2)	$3,489,530.41	October 2037
LT-ZZ	(2)	$573,012,803.53	October 2037
LT-R	(2)	$100.33	October 2037

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 1 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 1 Certificates.

(2)	Calculated in accordance with the definition of “REMIC II-A Remittance Rate” herein.

REMIC II-B

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC II-A Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-B”. The Class R-IIB Residual Interest will be the sole class of “residual interests” in REMIC II-B for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II-B Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II-B Regular Interests (as defined herein).  None of the REMIC II-B Regular Interests will be certificated.

Designation	REMIC II-B Remittance Rate(2)	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LT2A1A	Variable	$5,162,000.00	October 2037
LT22AA	Variable	$377,958,000.00	October 2037
LT2A2A	Variable	$100,000,000.00	October 2037
LT2A2B	Variable	$5,820,000.00	October 2037
LT212B(1)	Variable	$256,000.00	October 2037
LT22AB(2)	Variable	$23,924,000.00	October 2037
LT2A3A	Variable	$27,183,000.00	October 2037
LT2A3B	Variable	$1,345,000.00	October 2037
LT2A4A	Variable	$34,409,000.00	October 2037
LT2A4B	Variable	$1,703,000.00	October 2037
LT2A5A	Variable	$31,754,000.00	October 2037
LT2A5B	Variable	$1,571,000.00	October 2037
LT2-B1	Variable	$100.33	October 2037
LT2-B2	Variable	$11,838,000.00	October 2037
LT2-B3	Variable	$5,439,000.00	October 2037
LT2-B4	Variable	$2,560,000.00	October 2037
LT2-B5	Variable	$5,119,000.00	October 2037
LT2-B6	Variable	$1,599,000.00	October 2037
LT2-R	Variable	$2,240,392.00	October 2037

(1)           For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 2 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 2 Certificates.

(2)           Calculated in accordance with the definition of “REMIC II-B Remittance Rate” herein.

REMIC II-C

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC II-B Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-C”. The Class R-IIC Residual Interest will be the sole class of “residual interests” in REMIC II-C for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance or Component Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates or Components thereof that evidence “regular interests” or “residual interests” in REMIC II-C.

Designation	Pass-Through Rate(2)	Initial Certificate Principal Balance or Component Principal Balance	Latest Possible Maturity Date(1)
Class 2A1A	Variable	$5,162,000.00	October 2037
Class 22AA	Variable	$377,958,000.00	October 2037
Class 2A2A	Variable	$100,000,000.00	October 2037
Class 2A2B	Variable	$5,820,000.00	October 2037
Class 2A2IO	Variable	(3)	October 2037
Class 2A3A	Variable	$256,000.00	October 2037
2A1B Component	Variable	$23,924,000.00	October 2037
22AB Component	Variable	$27,183,000.00	October 2037
Class 2A3B	Variable	$1,345,000.00	October 2037
Class 2A3IO	Variable	(3)	October 2037
Class 2A4A	Variable	$34,409,000.00	October 2037
Class 2A4B	Variable	$1,703,000.00	October 2037
Class 2A5A	Variable	$31,754,000.00	October 2037
Class 2A5B	Variable	$1,571,000.00	October 2037
Class 2B1	Variable	$11,838,000.00	October 2037
Class 2B2	Variable	$5,439,000.00	October 2037
Class 2B3	Variable	$2,560,000.00	October 2037
Class 2B4	Variable	$5,119,000.00	October 2037
Class 2B5	Variable	$1,599,000.00	October 2037
Class 2B6	Variable	$2,240,392.00	October 2037
Class 2R	Variable	$100.33	October 2037

(1)           For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 2 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 2 Certificates.

(2)           Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3)           This Class of Certificates is an Interest Only Certificate and will not have a Certificate Principal Balance. This Certificate will accrue interest on the Notional Amount thereof.  The Notional Amount of this Class of Certificates will be calculated for each Distribution Date as set forth herein.

REMIC III-A

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Group 3 Mortgage Loans (exclusive of the Floater Cap Carryover Reserve Account, the Swap Agreement, the Swap Account and the Grantor Trust) and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III-A”. The Class R-IIIA Residual Interest will be the sole class of “residual interests” in REMIC III-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC III-A Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC III-A Regular Interests (as defined herein). None of the REMIC III-A Regular Interests will be certificated.

Designation	REMIC III-A Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LT-1A	(2)	$2,683,656.53	October 2037
LT-1B	(2)	$24,734,156.53	October 2037
LT-2A	(2)	$121,196.67	October 2037
LT-2B	(2)	$1,116,796.67	October 2037
LT-3A	(2)	$392,435.61	October 2037
LT-3B	(2)	$3,616,455.56	October 2037
LT-ZZ	(2)	$262,009,190.45	October 2037
LT-P	(2)	$100.00	October 2037
LT-R	(2)	$99.51	October 2037

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 3 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III-A Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC III-A Remittance Rate” herein.

REMIC III-B

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC III-A Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III-B”. The Class R-IIIB Residual Interest will be the sole class of “residual interests” in REMIC III-B for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, REMIC III-B Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC III-B Regular Interests (as defined herein).  None of the REMIC III-B Regular Interests will be certificated.

Designation	REMIC III-B Remittance Rate(2)	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LT31AA	Variable	$25,000,000.00	October 2037
LT3A1A	Variable	$118,475,000.00	October 2037
LT3A1B	Variable	$32,310,000.00	October 2037
LT3A1C	Variable	$17,883,000.00	October 2037
LT31AB	Variable	$26,837,000.00	October 2037
LT3A2A	Variable	$8,744,000.00	October 2037
LT3A2B	Variable	$1,212,000.00	October 2037
LT3A3A	Variable	$28,315,000.00	October 2037
LT3A3B	Variable	$3,925,000.00	October 2037
LT3B1	Variable	$18,712,000.00	October 2037
LT3B2	Variable	$3,242,000.00	October 2037
LT3B3	Variable	$1,768,000.00	October 2037
LT3B4	Variable	$2,504,000.00	October 2037
LT3B5	Variable	$2,652,000.00	October 2037
LT3B6	Variable	$3,094,888.00	October 2037
LT3P	Variable	$100.00	October 2037
LT3R	Variable	$99.51	October 2037

(1)           For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 3 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 3 Certificates.

(2)           Calculated in accordance with the definition of “REMIC III-B Remittance Rate” herein.

REMIC III-C

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC III-B Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III-C”. The Class R-IIIC Residual Interest will be the sole class of “residual interests” in REMIC III-C for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates or Underlying Interests that evidence “regular interests” or “residual interests” in REMIC III-C.

Designation	Pass-Through Rate(2)	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 31AA Underlying Interest	Variable	$25,000,000.00	October 2037
Class 3A1A Underlying Interest	Variable	$118,475,000.00	October 2037
Class 3A1B Underlying Interest	Variable	$32,310,000.00	October 2037
Class 3A1C Underlying Interest	Variable	$17,883,000.00	October 2037
Class 31AB Underlying Interest	Variable	$26,837,000.00	October 2037
Class 3A1IO	Variable	(3)	October 2037
Class 3A2A	Variable	$8,744,000.00	October 2037
Class 3A2B	Variable	$1,212,000.00	October 2037
Class 3A3A	Variable	$28,315,000.00	October 2037
Class 3A3B	Variable	$3,925,000.00	October 2037
Class 3B1	Variable	$18,712,000.00	October 2037
Class 3B2	Variable	$3,242,000.00	October 2037
Class 3B3	Variable	$1,768,000.00	October 2037
Class 3B4	Variable	$2,504,000.00	October 2037
Class 3B5	Variable	$2,652,000.00	October 2037
Class 3B6	Variable	$3,094,888.00	October 2037
Class 3P	Variable	$100.00	October 2037
Class 3R	Variable	$99.51	October 2037

(1)           For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Group 3 Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Group 3 Certificates or Underlying Interest.

(2)           Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3)           This Class of Certificates is an Interest Only Certificate and will not have a Certificate Principal Balance. This Certificate will accrue interest on the Notional Amount thereof.  The Notional Amount of this Class of Certificates will be calculated for each Distribution Date as set forth herein.

As of the Cut-off Date, the Group 1 Mortgage Loans had an aggregate Scheduled Principal Balance equal to  $206,824,470.37.  As of the Cut-off Date, the Group 2 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $639,880,492.33.  As of the Cut-off Date, the Group 2-1 Mortgage Loans had an aggregate Scheduled Principal Balance equal to  $5,673,683.76.  As of the Cut-off Date, the Group 2-2 Mortgage Loans had an aggregate Scheduled Principal Balance equal to  $531,625,016.28.  As of the Cut-off Date, the Group 2-3 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $29,872,257.78.  As of the Cut-off Date, the Group 2-4 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $37,814,230.46.  As of the Cut-off Date, the Group 2-5 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $ 34,895,304.05.  As of the Cut-off Date, the Group 3 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $294,674,087.51.  As of the Cut-off Date, the Group 3-1 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $247,341,565.26.  As of the Cut-off Date, the Group 3-2 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $11,167,966.69.  As of the Cut-off Date, the Group 3-3 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $36,164,555.56.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein other than the Group 3 Floating Rate Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Adjustable-Rate Mortgage Loan”:  Each Group 2 Mortgage Loan and Group 3 Mortgage Loan.

“Adjustment Amount”: With respect to each Collateral Pool and each anniversary of the Cut-off Date, an amount equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the related Mortgage Loans, (ii) the aggregate outstanding principal balance of the related Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of related Mortgage Loans based on outstanding principal balance are located and (iii) two times the outstanding principal balance of the related Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Affected Party”: As defined in the Swap Agreement.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Senior Percentage”:   With respect to any Distribution Date and any Collateral Pool, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the related Senior Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the first day of the related Due Period, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in such Collateral Pool.

“Aggregate Subordinate Percentage”: With respect to any Distribution Date and  the Group 1 Subordinate Certificates, 100% minus the Aggregate Senior Percentage for the Group 1 Mortgage Loans for such Distribution Date.  With respect to any Distribution Date and  the Group 2 Subordinate Certificates, 100% minus the Aggregate Senior Percentage for the Group 2 Mortgage Loans for such Distribution Date.  With respect to any Distribution Date and the Group 3 Subordinate Certificates, 100% minus the Aggregate Senior Percentage for the Group 3 Mortgage Loans for such Distribution Date.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“American Home”: American Home Mortgage Corp., or its successor in interest.

“American Home Mortgage Loans”: The Mortgage Loans originated by American Home and serviced by Wells Fargo and CitiMortgage pursuant to the Initial Sub-Servicing Agreements to which it is a party.

“Argent”: Argent Mortgage Company, LLC, or its successor in interest.

“Argent Mortgage Loans”: The Mortgage Loans originated by Argent and serviced by Citi Residential pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the record of sale of the Mortgage.

“Authenticating Agent”: Citibank, or its successor in interest, or any successor authenticating agent appointed as herein provided.

“Available Distribution Amount”:  With respect to Collateral Pool 1 and a Distribution Date, the Group 1 Available Distribution Amount for such Distribution Date.  With respect to any Loan Group within Collateral Pool 2 and a Distribution Date, the Group 2 Available Distribution Amount for such Distribution Date.  With respect to any Loan Group within Collateral Pool 3 and a Distribution Date, the Group 3 Available Distribution Amount for such Distribution Date.

“Back-up Certification”:  If the Master Servicer is not an affiliate of the Trust Administrator, a written certification, substantially in the form attached hereto as Exhibit I, signed by an officer of the Trust Administrator.

“Bankruptcy Amount”: As of any date of determination, with respect to Collateral Pool 1, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the related Subordinate Certificates in accordance with Section 4.04.  As of any date of determination, with respect to Collateral Pool 2, an amount equal to the excess, if any, of (A) $ 274,003 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the related Subordinate Certificates in accordance with Section 4.04.  As of any date of determination, with respect to Collateral Pool 3, an amount equal to the excess, if any, of (A) $132,935 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the related Subordinate Certificates in accordance with Section 4.04.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”: With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be all Classes of the Certificates other than the Class 3P Certificates and the Residual Certificates.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 5.01.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York, each state in which any Initial Sub-Servicer conducts its business, the State of Missouri, the State of Texas, the city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Paying Agent is located are authorized or obligated by law or executive order to be closed.

“Capitalization Modification ”: Any modification of a Mortgage Loan which adds to the unpaid principal balance of such Mortgage Loan the amount of any unpaid Monthly Payments and/or the amount of costs and expenses incurred in servicing such Mortgage Loan, including, but not limited to, tax and insurance advances, other costs of the preservation, restoration and protection of the related Mortgaged Property and any enforcement or judicial proceedings advanced by the Master Servicer or the related Sub-Servicer on the Mortgagor’s behalf.

 “Cash-out Refinancing”: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

“Cenlar”: Cenlar FSB, or its successor in interest.

“Certificate”: Any one of the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10, issued under this Agreement.

“Certificate Factor”: With respect to any Class of Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance or Notional Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates as of the Closing Date.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.  Where the context requires, “Holder” or “Certificateholder,” when used in reference to a Component, means the holder of the Class of Certificates of which such Component is a Component.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”: With respect to any Certificate (other than an Interest Only Certificate) as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). The Certificate Principal Balance of any Class of Certificates (other than any Class of Interest Only Certificates) as of any date of determination is equal to the aggregate of the Certificate Principal Balances of the Certificates of such Class. The Certificate Principal Balance of each class of the Group 3 Floating Rate Certificates shall be equal to, at all times, the Uncertificated Balance of the Corresponding Underlying Interest. Notwithstanding any of the foregoing, the Certificate Principal Balance of a Subordinate Certificate relating to a Collateral Pool outstanding with the highest numerical designation at any given time shall not be greater than the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates (other than any Class of Interest Only Certificates) relating to that Collateral Pool then outstanding. With respect to each Underlying Interest as of any date of determination, the Certificate Principal Balance of the Class of Certificates with the same alphanumeric designation.

With respect to the Group 2-1 Mortgage Loans, references in this prospectus supplement to the related Class A Certificates mean references to the Class 212B Certificates only to the extent of the 2A1B Component thereof.  With respect to the Group 2-2 Mortgage Loans, references in this prospectus supplement to the related Class A Certificates mean references to the Class 212B Certificates only to the extent of the 22AB Component thereof.  With respect to the Class 212B Certificates, references in this prospectus supplement to the related mortgage loans mean references to the Group 2-1 Mortgage Loans (in the case of the 2A1B Component of such class) or to the Group 2-2 Mortgage Loans (in the case of the 22AB Component of such class).

 “Certificate Register”: The register maintained pursuant to Section 5.02.

“Certificate Registrar”: Citibank, or its successor in interest, or any successor certificate registrar appointed as herein provided.

“Citibank”: Citibank, N.A.

“CitiMortgage”:  CitiMortgage, Inc. in its capacity as an Initial Sub Servicer with respect to the CitiMortgage Mortgage Loans.

“CitiMortgage Mortgage Loans”: The Mortgage Loans originated by CitiMortgage and serviced by CitiMortgage pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Citi Residential”: Citi Residential Lending, Inc., or its successors in interest.

“Class”: Collectively, all of the Certificates bearing the same class designation.

“Class 1A1A Certificate”: Any one of the Class 1A1A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1A1B Certificate”: Any one of the Class 1A1B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B1 Certificate”: Any one of the Class 1B1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B1 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 1B1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 1B1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 1 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 1B2 Certificate”: Any one of the Class 1B2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B2 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 1B2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 1B2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 1 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 1B3 Certificate”: Any one of the Class 1B3 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B3 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 1B3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 1B3 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 1 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 1B4 Certificate”: Any one of the Class 1B4 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B4 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 1B4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 1B4 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 1 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 1B5 Certificate”: Any one of the Class 1B5 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B5 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 1B5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 1B5 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 1 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 1B6 Certificate”: Any one of the Class 1B6 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

“Class 1B6 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 1B6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 1B6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 1 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 1R Certificate”: Any one of the Class 1R Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-9 and evidencing the ownership of the Residual Interest in REMIC I.

“Class 2A1A Certificate”: Any one of the Class 2A1A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 22AA Certificate”: Any one of the Class 22AA Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A2A Certificate”: Any one of the Class 2A2A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A2B Certificate”: Any one of the Class 2A2B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 212B Certificate”: Any one of the Class 212B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-14 and evidencing the 21AB Component and the 22AB Component, each such Component, in turn, evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A2IO Certificate”: Any one of the Class 2A2IO Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A3A Certificate”: Any one of the Class 2A3A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

 “Class 2A3B Certificate”: Any one of the Class 2A3B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A3IO Certificate”: Any one of the Class 2A3IO Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A4A Certificate”: Any one of the Class 2A4A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-19 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A4B Certificate”: Any one of the Class 2A4B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-20 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A5A Certificate”: Any one of the Class 2A5A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-21 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2A5B Certificate”: Any one of the Class 2A5B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-22 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B1 Certificate”: Any one of the Class 2B1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-23 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B1 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 2B1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 2B1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 2 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 2 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 2B2 Certificate”: Any one of the Class 2B2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-24 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B2 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 2B2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 2B2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 2 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 2 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 2B3 Certificate”: Any one of the Class 2B3 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-25 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B3 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 2B3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 2B3 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 2 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 2 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 2B4 Certificate”: Any one of the Class 2B4 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-26 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B4 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 2B4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 2B4 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 2 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 2 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 2B5 Certificate”: Any one of the Class 2B5 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-27 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B5 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 2B5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 2B5 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 2 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 2 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 2B6 Certificate”: Any one of the Class 2B6 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-28 and evidencing a Regular Interest in REMIC II-C for purposes of the REMIC Provisions.

“Class 2B6 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 2B6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 2B6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 2 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 2 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 2R Certificate”: Any one of the Class 2R Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-29 and evidencing the ownership of the Class R-IIA Residual Interest, the Class R-IIB Residual Interest and the Class R-IIC Residual Interest.

“Class 31AA Certificate”: Any one of the Class 31AA Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-30 and evidencing (i) ownership of the Class 31AA Underlying Interest and (ii) the right to receive payments from and the obligation to make payments to the Grantor Trust in respect of the Swap Agreement.

 “Class 31AA Underlying Interest”: An uncertificated interest in the Trust evidencing a Regular Interest in REMIC III-C.

“Class 3A1A Certificate”: Any one of the Class 3A1A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-31 and evidencing (i) ownership of the Class 3A1A Underlying Interest and (ii) the right to receive payments from and the obligation to make payments to the Grantor Trust in respect of the Swap Agreement.

“Class 3A1A Underlying Interest”: An uncertificated interest in the Trust evidencing a Regular Interest in REMIC III-C.

“Class 3A1B Certificate”: Any one of the Class 3A1B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-32 and evidencing (i) ownership of the Class 3A1B Underlying Interest and (ii) the right to receive payments from and the obligation to make payments to the Grantor Trust in respect of the Swap Agreement.

“Class 3A1B Underlying Interest”: An uncertificated interest in the Trust evidencing a Regular Interest in REMIC III-C.

“Class 3A1C Certificate”: Any one of the Class 3A1C Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-33 and evidencing (i) ownership of the Class 3A1C Underlying Interest and (ii) the right to receive payments from and the obligation to make payments to the Grantor Trust in respect of the Swap Agreement.

“Class 3A1C Underlying Interest”: An uncertificated interest in the Trust evidencing a Regular Interest in REMIC III-C.

“Class 31AB Certificate”: Any one of the Class 31AB Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-34 and evidencing (i) ownership of the Class 31AB Underlying Interest and (ii) the right to receive payments from and the obligation to make payments to the Grantor Trust in respect of the Swap Agreement.

“Class 31AB Underlying Interest”: An uncertificated interest in the Trust evidencing a Regular Interest in REMIC III-C.

“Class 3A1IO Certificate”: Any one of the Class 3A1IO Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-35 and evidencing (i) a Regular Interest in REMIC III-C for purposes of the REMIC Provisions and (ii) the obligation to pay the Floater Cap Carryover Amount.

 “Class 3A2A Certificate”: Any one of the Class 3A2A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-36 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3A2B Certificate”: Any one of the Class 3A2B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-37 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3A3A Certificate”: Any one of the Class 3A3A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-38 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3A3B Certificate”: Any one of the Class 3A3B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-39 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B1 Certificate”: Any one of the Class 3B1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-40 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B1 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 3B1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 3B1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 3 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 3 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 3B2 Certificate”: Any one of the Class 3B2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-41 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B2 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 3B2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 3B2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 3 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 3 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 3B3 Certificate”: Any one of the Class 3B3 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-42 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B3 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 3B3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 3B3 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 3 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 3 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 3B4 Certificate”: Any one of the Class 3B4 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-43 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B4 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 3B4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 3B4 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 3 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 3 Subordinate Certificates on such date pursuant to 4.01(b)(i)(Z).

“Class 3B5 Certificate”: Any one of the Class 3B5 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-44 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B5 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 3B5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 3B5 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 3 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 3 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 3B6 Certificate”: Any one of the Class 3B6 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-45 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3B6 Percentage”: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class 3B6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class 3B6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the excess, if any, of the aggregate of the Certificate Principal Balances of the Group 3 Subordinate Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Group 3 Subordinate Certificates on such date pursuant to Section 4.01(b)(i)(Z).

“Class 3P Certificates”: Any one of the Class 3P Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-46 and evidencing a Regular Interest in REMIC III-C for purposes of the REMIC Provisions.

“Class 3R Certificate”: Any one of the Class 3R Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-47 and evidencing the ownership of the Class R-IIIA Residual Interest, the Class R-IIIB Residual Interest and the Class R-IIIC Residual Interest.

“Class A Certificates”:   The Group 1 Class A Certificates, the Group 2 Class A Certificates and the Group 3 Class A Certificates.

“Class A Principal Adjustment Amount”: With respect to Collateral Pool 2, and any Distribution Date, if the Certificate Principal Balance of the Group 2 Class A Certificates relating to a Loan Group included in such Collateral Pool have been reduced to zero, the sum of (i) any remaining Principal Prepayments, Liquidation Proceeds or other unscheduled payments of principal collected in respect of the related Mortgage Loans in such Loan Group and (ii) with respect to any Distribution Date on which the aggregate Certificate Principal Balance of the related Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal collected in respect of the Mortgage Loans in such Loan Group.  On any Distribution Date, the Available Distribution Amount relating to such Loan Group shall be reduced by the related Class A Principal Adjustment Amount.  On any Distribution Date, any Class A Principal Adjustment Amount shall be included in the Available Distribution Amounts of any Loan Group(s) with respect to which the Certificate Principal Balance of the related Group 2 Class A Certificates have not been reduced to zero, on a pro rata basis based on aggregate Certificate Principal Balance of the Group 2 Class A Certificates relating to each such Loan Group.

With respect to Collateral Pool 3, and any Distribution Date, if the Certificate Principal Balance of the Group 3 Class A Certificates relating to a Loan Group included in such Collateral Pool have been reduced to zero, the sum of (i) any remaining Principal Prepayments, Liquidation Proceeds or other unscheduled payments of principal collected in respect of the related Mortgage Loans in such Loan Group and (ii) with respect to any Distribution Date on which the aggregate Certificate Principal Balance of the related Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal collected in respect of the Mortgage Loans in such Loan Group.  On any Distribution Date, the Available Distribution Amount relating to such Loan Group shall be reduced by the related Class A Principal Adjustment Amount.  On any Distribution Date, any Class A Principal Adjustment Amount shall be included in the Available Distribution Amounts of any Loan Group(s) with respect to which the Certificate Principal Balance of the related Group 3 Class A Certificates have not been reduced to zero, on a pro rata basis based on aggregate Certificate Principal Balance of the Group 3 Class A Certificates relating to each such Loan Group.

                       “Class B Percentage”: Any one of the Class 1B1 Percentage, the Class 1B2 Percentage, the Class 1B3 Percentage, the Class 1B4 Percentage, the Class 1B5 Percentage, the Class 1B6 Percentage, the Class 2B1 Percentage, the Class 2B2 Percentage, the Class 2B3 Percentage, the Class 2B4 Percentage, the Class 2B5 Percentage, the Class 2B6 Percentage, the Class 3B1 Percentage, the Class 3B2 Percentage, the Class 3B3 Percentage, the Class 3B4 Percentage, the Class 3B5 Percentage, the Class 3B6 Percentage.

“Class P Certificates”:  The Class 3P Certificates.

 “Class R-IIA Residual Interest”: The uncertificated Residual Interest in REMIC II-A.

“Class R-IIB Residual Interest”: The uncertificated Residual Interest in REMIC II-B.

“Class R-IIC Residual Interest”:  The uncertificated Residual Interest in REMIC II-C.

 “Class R-IIIA Residual Interest”: The uncertificated Residual Interest in REMIC III-A.

“Class R-IIIB Residual Interest”: The uncertificated Residual Interest in REMIC III-B.

“Class R-IIIIC Residual Interest”:  The uncertificated Residual Interest in REMIC III-C.

 “Closing Date”: October 31, 2007.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collateral Pool”:  Collateral Pool 1, Collateral Pool 2 and Collateral Pool 3.

“Collateral Pool 1”: The Group 1 Mortgage Loans.

“Collateral Pool 2”: The Mortgage Loans in Loan Group 2-1, Loan Group 2-2, Loan Group 2-3, Loan Group 2-4 and Loan Group 2-5.

“Collateral Pool 3”: The Mortgage Loans in Loan Group 3-1, Loan Group 3-2 and Loan Group 3-3.

“Collection Account”: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled, “CitiMortgage, Inc., as Master Servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10.” The Collection Account must be an Eligible Account.

“Commission”: The Securities and Exchange Commission.

“Compensating Interest Payment”:  The amount the applicable Initial Sub-Servicer is required to cover as described below:

With respect to any American Home Mortgage Loans, LoanCity Mortgage Loans, Metro City Mortgage Loans, Sea Breeze Mortgage Loans and Secured Bankers Mortgage Loans and any prepayments in full or in part, CitiMortgage is required to cover any shortfalls in interest collections in an aggregate amount for each month up to the lesser of (i) an amount which, when added to all amounts allocable to interest received in connection with such prepayment equals one month’s interest on the amount of principal so prepaid at the related mortgage rate net of the related Servicing Fee and (ii) the aggregate amount of servicing compensation with respect to such mortgage loans received by it  for the applicable calendar month.

With respect to any Argent Mortgage Loans and any prepayments in full or in part, Citi Residential is required to cover any shortfalls in interest collections that are attributable to prepayments in full or in part on the Mortgage Loans in the Trust and serviced by it, but only to the extent of the monthly Servicing Fee payable thereto.

With respect to any Countrywide Mortgage Loans and any prepayments in full or in part, Countrywide Servicing is required to cover any shortfall in interest collections that is attributable to prepayments in full or in part on the Mortgage Loans included in the Trust and serviced by it, but only in an aggregate amount each month for such mortgage loans up to the lesser of one half of (a) one-twelfth of the product of (i) the weighted average Servicing Fee Rate for such mortgage loans and (ii) the stated principal balance of such mortgage loans in and (b) the aggregate Servicing Fee actually received for the applicable month for the Mortgage Loans serviced by it.

With respect to any GreenPoint Mortgage Loans and any prepayments in full or in part, GreenPoint is required to cover any shortfalls in interest collections that are attributable to prepayments in full or in part on the Mortgage Loans included in the Trust and serviced by it, but only to the extent of the monthly Servicing Fee payable thereto.

With respect to any National City Mortgage Loans and any prepayments in full or in part, National City is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related Mortgage Loans, but only in an amount equal to the amount of interest (net of the related Servicing Fee Rate) that would have accrued on the amount of the principal prepayment during the period commencing on the date as of which such principal prepayment was applied to the related Mortgage Loans and ending on the day immediately preceding the applicable due date for the next scheduled monthly payment.

With respect to any Orchid Mortgage Loans and Mission 1 Mortgage Loans and any prepayments in full or in part, Cenlar as sub-servicer for Orchid is required to cover any shortfalls in interest collections that are attributable to prepayments in full or in part on the Mortgage Loans in the Trust and serviced by it, but only to the extent of the monthly Servicing Fee payable thereto.

With respect to any SunTrust Mortgage Loans and any prepayments in full or in part, SunTrust is required to cover any shortfalls in interest collections that are attributable to prepayments in full or in part on the Mortgage Loans included in the trust and serviced by it, but only to the extent of the monthly Servicing Fee payable thereto.

With respect to any American Home Mortgage Loans, HomeBanc Mortgage Loans, PennFed Mortgage Loans, Taylor Bean Mortgage Loans, Weichert Mortgage Loans and Wells Fargo Mortgage Loans and any prepayments in full or in part, Wells Fargo is required to cover any shortfalls in interest collections that are attributable to prepayments in full or in part on the Mortgage Loans included in the trust and serviced by it, but only in an aggregate amount for each month which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month’s interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate, but not more than the aggregate amount of the Servicing Fees collected for the related Due Period with respect to the Mortgage Loans serviced by it.

“Component”: The 2AIB Component and the  22AB Component.

“Component Principal Balance”: With respect to any Senior Support Component as of any date of determination, the Component Principal Balance of such Senior Support Component on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Component Principal Balance of such Senior Support Component pursuant to Section 4.01, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Component Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Component Principal Balance of such Senior Support Component).

The initial Component Principal Balances of the Senior Support Components are as follows:  For the 2AIB Component, $256,000.  For the 22AB Component, $23,924,000.

“Cooperative”: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative stock.

“Cooperative Assets”: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

“Cooperative Building”: The building and other property owned by a Cooperative.

“Cooperative Lease”: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

“Cooperative Loans”: Any of the Mortgage Loans made in respect of a cooperative apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related cooperative stock certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the cooperative and the originator of the cooperative loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund.

“Cooperative Unit”: A specific dwelling unit in a Cooperative Building as to which exclusive occupancy rights have been granted pursuant to a Cooperative Lease.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator and (ii) with respect to the Paying Agent, the Certificate Registrar and the Authenticating Agent, Citibank, N.A., as Paying Agent, as Certificate Registrar or as Authenticating Agent, as the case may be, 388 Greenwich Street, 14th Floor, New York, New York  10013, or at such other address as the Paying Agent, the Certificate Registrar and the Authenticating Agent may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Trust Administrator and the Trustee.

“Corresponding Certificate”:  With respect to each REMIC II-B Regular Interest (other than REMIC II-B Regular Interest LT-R), as follows:

REMIC II-B Regular Interest	Class
REMIC II-B Regular Interest LT2A1A	2A1A
REMIC II-B Regular Interest LT22AA	22AA
REMIC II-B Regular Interest LT2A2A	2A2A
REMIC II-B Regular Interest LT2A2B	2A2B
REMIC II-B Regular Interest LT212B(1)	212B
REMIC II-B Regular Interest LT212B(2)	212B
REMIC II-B Regular Interest LT2A3A	2A3A
REMIC II-B Regular Interest LT2A3B	2A3B
REMIC II-B Regular Interest LT2A4A	2A4A
REMIC II-B Regular Interest LT2A4B	2A4B
REMIC II-B Regular Interest LT2A5A	2A5A
REMIC II-B Regular Interest LT2A5B	2A5B
REMIC II-B Regular Interest LT2B1	2B1
REMIC II-B Regular Interest LT2B2	2B2
REMIC II-B Regular Interest LT2B3	2B3
REMIC II-B Regular Interest LT2B4	2B4
REMIC II-B Regular Interest LT2B5	2B5
REMIC II-B Regular Interest LT2B6	2B6

With respect to each REMIC III-B Regular Interest (other than REMIC III-B Regular Interest LT-P and REMIC III-B Regular Interest LT-R) and Underlying Interest, as follows:

REMIC III-B Regular Interest/Underlying Interest	Class
REMIC III-B Regular Interest LT31AA/Class 31AA Underlying Interest	31AA
REMIC III-B Regular Interest LT3A1A/Class 3A1A Underlying Interest	3A1A
REMIC III-B Regular Interest LT3A1B/Class 3A1B Underlying Interest	3A1B
REMIC III-B Regular Interest LT3A1C/Class 3A1C Underlying Interest	3A1C
REMIC III-B Regular Interest LT31AB/Class 31AB Underlying Interest	31AB
REMIC III-B Regular Interest LT3A2A	3A2A
REMIC III-B Regular Interest LT3A2B	3A2B
REMIC III-B Regular Interest LT3A3A	3A3A
REMIC III-B Regular Interest LT3A3B	3A3B
REMIC III-B Regular Interest LT3B1	3B1
REMIC III-B Regular Interest LT3B2	3B2
REMIC III-B Regular Interest LT3B3	3B3
REMIC III-B Regular Interest LT3B4	3B4
REMIC III-B Regular Interest LT3B5	3B5
REMIC III-B Regular Interest LT3B6	3B6

“Corresponding Underlying Interest”:  With respect to each Class of Group 3 Floating Rate Certificates, as follows:

Class	Underlying Interest
31AA	Class 31AA Underlying Interest
3A1A	Class 3A1A Underlying Interest
3A1B	Class 3A1B Underlying Interest
3A1C	Class 3A1C Underlying Interest
31AB	Class 31AB Underlying Interest

“Countrywide”:  Countrywide Home Loans, Inc., or its successor in interest.

“Countrywide Mortgage Loans”:  The Mortgage Loans originated by Countrywide and serviced by Countrywide Servicing pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Countrywide Servicing”: Countrywide Home Loans Servicing LP, or its successor in interest.

 “Cross-Collateralization Date”:  With respect to each of Collateral Pool 2 or Collateral Pool 3, any Distribution Date on which there are one or more Undercollateralized Loan Groups and one or more Overcollateralized Loan Groups relating to such Collateral Pool.

 “Custodian”: A document custodian appointed by the Trustee to perform (or in the case of the initial Custodian otherwise engaged to perform) custodial duties with respect to the Mortgage Files.  The initial Custodian is Citibank, N.A. a national banking association. A Custodian may be the Trustee, any Affiliate of the Trustee or an independent entity.

“Custodial Agreement”: An agreement pursuant to which a Custodian performs  custodial duties with respect to the Mortgage Files. With respect to the initial Custodian, the agreement pursuant to which such initial Custodian performs its custodial duties with respect to the Mortgage Files.

 “Cut-off Date”: With respect to each Original Mortgage Loan, October 1, 2007. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Defaulting Party”: As defined in the Swap Agreement.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.01(b).

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Depositor”: Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

“Depository”: The Depository Trust Company or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Institution”: Any depository institution or trust company, including the Trustee and the Paying Agent, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has, or is a subsidiary of a holding company that has, an outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by at least two of the Rating Agencies (or a comparable rating if S&P and Fitch are not the Rating Agencies).

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day; provided, however, that with respect to each Distribution Date and any Mortgage Loans subject to an Initial Sub-Servicing Agreement, the Determination Date shall be the date, relating to such Distribution Date, after which any Monthly Payments received are not reported by the related Sub-Servicer as having been received for inclusion in the amounts remitted by such Sub-Servicer on the related remittance date under the applicable Sub-Servicing Agreement in respect of Monthly Payments on the related Mortgage Loans.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, REMIC II-A or REMIC III-A, other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Paying Agent pursuant to Section 3.10(b) which shall be entitled “Citibank, N.A., as Paying Agent, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass- Through Certificates, Series 2007-10.” The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2007.

“Diverted Interest Amount”: With respect to either Collateral Pool 2 or Collateral Pool 3 and any Distribution Date, one month’s interest accrued during the related Interest Accrual Period on the Overcollateralized Amount at the Pass-Through Rate(s) for the Senior Certificates (or, in the case of the Group 3 Floating Rate Certificates, the related Underlying Interests) related to the Undercollateralized Loan Group(s) in such Collateral Pool and any other unpaid interest shortfalls on the Senior Certificates (or, in the case of the Group 3 Floating Rate Certificates, the related Underlying Interests) related to such Undercollateralized Loan Group(s), to the extent available (with overcollateralization and undercollateralization calculated, for purposes of this definition only, as of the prior Distribution Date after taking into account all distributions and Realized Loss allocations that occurred on such prior Distribution Date). On any Distribution Date, any Diverted Interest Amount shall be included in the Available Distribution Amounts of any Undercollateralized Loan Group(s) in the same Collateral Pool on a pro rata basis based on their respective Undercollateralized Amounts.  On any Distribution Date, any Diverted Interest Amount shall reduce the Available Distribution Amounts of any Overcollateralized Loan Group(s) in the same Collateral Pool on a pro rata basis based on their respective Overcollateralized Amounts.

“DOL”: The United States Department of Labor or any successor in interest.

“DOL Regulations”: The regulations promulgated by the DOL at 29 C.F.R.ss.2510.3-101.

“Due Date”: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the related Due Date.

“Eligible Account”: Any of (i) an account or accounts maintained with a Depository Institution; provided, that following a downgrade, withdrawal, or suspension of any such Depository Institution’s rating below A-2 by S&P and F1+ by Fitch (if rated by Fitch), such account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and Trust Administrator. Eligible Accounts may bear interest. Notwithstanding Section 11.01, this Agreement may be amended to reduce the rating requirements in clause (i) above, without the consent of any of the Certificateholders, provided that the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Excess Bankruptcy Loss”: With respect to any Collateral Pool, any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

“Excess Fraud Loss”: With respect to any Collateral Pool, any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

“Excess Loss”: With respect to any Collateral Pool, any Excess Bankruptcy Loss, Excess Special Hazard Loss, Excess Fraud Loss or Extraordinary Loss.

“Excess Special Hazard Loss”: With respect to any Collateral Pool, any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Adjusted Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate and, if such Mortgage Loan has lender-paid primary mortgage insurance, the applicable premium rate.

“Extraordinary Loss”: Any Realized Loss or portion thereof caused by or resulting from:

(i)           nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(ii)           hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any  government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

(iii)           any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

(iv)           insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

“Extraordinary Trust Fund Expenses”: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee, the Trust Administrator, Citibank or the Custodian from the Trust Fund pursuant to Section 2.01 or Section 8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trust Administrator, shall not, obtain reimbursement or indemnification from any other Person.

“Fannie Mae”: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Master Servicer that all Liquidation Proceeds have been recovered. The Master Servicer shall maintain records of each Final Recovery Determination made thereby.

“Fitch”:  Fitch Ratings, or its successor in interest.

“Fixed-Rate Mortgage Loans”: Each Group 1 Mortgage Loan.

“Floater Cap Carryover Reserve Account”: The reserve account established by the Paying Agent from which payments in respect of Floater Cap Carryover Amounts on the Group 3 Floating Rate Certificates will be made.

 “Floater Cap Carryover Amount”: For any Class of the Group 3 Floating Rate Certificates and any Distribution Date up to and including the earlier of the 57th Distribution Date and the last Distribution Date for which the Swap Agreement is in effect, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class would have accrued for such Distribution Date had the related Pass-Through Rate been calculated without regard to the Grantor Trust Net WAC Rate, over (y) the amount of interest such Class of Certificates accrued for such Distribution Date at the actual Pass-Through Rate therefor and (ii) the unpaid portion of any Floater Cap Carryover Amount for such Class from the immediately preceding Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period, calculated for purposes of this clause (ii) without regard to the Grantor Trust Net WAC Rate.  For any Class of the Group 3 Floating Rate Certificates and any Distribution Date thereafter, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class would have accrued for such Distribution Date had the related Pass-Through Rate been calculated without regard to the Net WAC Rate of the Group 3-1 Mortgage Loans, over (y) the amount of interest such Class of Certificates accrued for such Distribution Date at the actual Pass-Through Rate therefor and (ii) the unpaid portion of any Floater Cap Carryover Amount for such Class from the immediately preceding Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period, calculated for purposes of this clause (ii) without regard to the Net WAC Rate of the Group 3-1 Mortgage Loans.

“Forward Shifted Prepayment Period”: With respect to any Distribution Date, any related Prepayment Period that ends later than the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Fraud Loss”: Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of fraud, dishonesty or misrepresentation.

 “Fraud Loss Amount”: With respect to Collateral Pool 1, as of any date of determination after the Cut-off Date, an amount equal to: (i) prior to the first anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 1 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (ii) from the first anniversary of the Cut-off Date and prior to the second anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 1 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (iii) from the second anniversary of the Cut-off Date and prior to the third anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 1 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (iv) from the third  anniversary of the Cut-off Date and to an including the fourth anniversary of the Cut-off Date, 0.50% of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 1 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (v) from the fourth anniversary of the Cut-off Date and to an including the fifth anniversary of the Cut-off Date, 0.50% of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 1 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination.  On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount with respect to Collateral Pool 1 shall be zero. In addition, after the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Fraud Loss Amount with respect to Collateral Pool 1 shall be zero.

With respect to Collateral Pool 2, as of any date of determination after the Cut-off Date, an amount equal to: (i) from the initial Cut-off Date to prior to the first anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 2 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (ii) from the first anniversary of the Cut-off Date and prior to the second anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 2 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (iii) from the second  anniversary of the Cut-off Date and prior to the third anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 2 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (iv) from the third  anniversary of the Cut-off Date and prior to the fourth anniversary of the Cut-off Date, 0.50% of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 2 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (v) on or after the fourth  anniversary of the Cut-off Date and to an including the fifth anniversary of the Cut-off Date, 0.50% of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 2 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount with respect to Collateral Pool 2 shall be zero. In addition, after the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Fraud Loss Amount with respect to Collateral Pool 2 shall be zero.

With respect to Collateral Pool 3, as of any date of determination after the Cut-off Date, an amount equal to: (i) from the initial Cut-off Date to prior to the first anniversary of the Cut-off Date, 2.00% of the aggregate outstanding principal balance of the Group 3 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 3 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (ii) from the first anniversary of the Cut-off Date and prior to the second anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 3 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 3 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (iii) on or after the second  anniversary of the Cut-off Date and to an including the third anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 3 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 3 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (iv) on or after the third  anniversary of the Cut-off Date and to an including the fourth anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 3 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 3 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (v) on or after the fourth  anniversary of the Cut-off Date and to an including the fifth anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group 3 Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group 3 Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount with respect to Collateral Pool 3 shall be zero. In addition, after the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Fraud Loss Amount with respect to Collateral Pool 3 shall be zero.

 “Freddie Mac”: Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Grantor Trust”: The corpus of a trust created by the Trustee, as Grantor Trust Trustee, pursuant to Section 4.10 of this Agreement and designated as the “Grantor Trust,” consisting of the Swap Agreement, the Underlying Interests, the Swap Collateral Account and the Swap Account, beneficial ownership of which is represented by the Group 3 Floating Rate Certificates.  For the avoidance of doubt, the Grantor Trust does not constitute a part of the Trust Fund.

“Grantor Trust Net WAC Rate”:  For each Distribution Date and any Class of Group 3 Floating Rate Certificates, a per annum rate equal to the One-Month LIBOR plus the product of (x) excess, if any, of (i) the Pass-Through Rate of the Underlying Interest with the same alphanumeric designation over (ii) 4.960% per annum and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.

“Grantor Trust Trustee”:  U.S. Bank National Association, as Trustee on behalf of the Grantor Trust, its successors or assigns.

“GreenPoint”: GreenPoint Mortgage Funding, Inc., or its successors in interest.

“GreenPoint Mortgage Loans”: The Mortgage Loans originated by GreenPoint and serviced by GreenPoint pursuant to the respective Initial Sub-Servicing Agreement to which it is a party.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group 1 Available Distribution Amount”: With respect to Collateral Pool 1 and any Distribution Date, an amount equal to the excess of (i) the sum attributable to the Group 1 Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and any applicable lender-paid primary mortgage insurance premium (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for the Group 1 Mortgage Loans, Subsequent Recoveries and other unscheduled collections of principal and interest in respect of the related Group 1 Mortgage Loans or REO Properties received by the Master Servicer (or a Sub-Servicer, on its behalf) during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payment paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any related P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to the Group 1 Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee (including the Trustee in its capacity as Grantor Trust Trustee), the Trust Administrator, Citibank or the Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

Notwithstanding the foregoing, in the event that the amount received during a Prepayment Period in connection with the foreclosure of a Mortgage Loan in Collateral Pool 1 exceeds the outstanding principal balance of such Mortgage Loan, such amounts shall be included in the Group 1 Available Distribution Amount only to the extent of Realized Losses incurred during the related Prepayment Period with respect to Mortgage Loans in Collateral Pool 1 and the remainder will be held in a reserve fund established by or on behalf of the Trust Administrator in order to offset any future Realized Losses incurred. Prepayment premiums or charges collected in respect of the Mortgage Loans included in Collateral Pool 1 will be retained by the Master Servicer or the related Sub-Servicer and will not be included in the Group 1 Available Distribution Amount.

“Group 1 Certificates”: The Group 1 Senior Certificates and the Group 1 Subordinate Certificates.

“Group 1 Class A Certificates”: The Class 1A1A Certificates and Class 1A1B Certificates.

“Group 1 Mortgage Loans”: The Mortgage Loans identified as such on the attached Mortgage Loan Schedule.

“Group 1 Residual Certificates”: The Class 1R Certificates.

“Group 1 Senior Certificates”: The Group 1 Class A Certificates and Class 1R Certificates.

“Group 1 Senior Percentage”: With respect to Collateral Pool 1 and any Distribution Date, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Group 1 Senior Certificates for such Distribution Date, over the aggregate amount, if any, payable to the Holders of the Group 1 Senior Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the related Group 1 Mortgage Loans as of the first day of the related Due Period, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Collateral Pool 1 as of the first day of the related Due Period.

“Group 1 Senior Prepayment Percentage”: With respect to Collateral Pool 1 and any Distribution Date within the range indicated below, the percentage as indicated below:

Distribution Date				Group 1 Senior Prepayment Percentage
November	2007	Through October	2012	100%
November	2012	Through October	2013	Group 1 Senior Percentage, plus 70% of the Group 1 Subordinate Percentage
November	2013	Through October	2014	Group 1 Senior Percentage, plus 60% of the Group 1 Subordinate Percentage
November	2014	Through October	2015	Group 1 Senior Percentage, plus 40% of the Group 1 Subordinate Percentage
November	2015	Through October	2016	Group 1 Senior Percentage, plus 20% of the Group 1 Subordinate Percentage
November	2016	And thereafter		Group 1 Senior Percentage

provided, however, no reduction to the Group 1 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group 1 Mortgage Loans (a) delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure or in bankruptcy and that are also delinquent 60 days or more), averaged over the last six months (or such fewer number of months as have elapsed from the Cut-Off Date through the end of the related Prepayment Period) and (b) the subject of a modification within the previous twelve months prior to such Distribution Date, but not prior to the Closing Date, does not exceed 50% of the sum of the then current Certificate Principal Balances of the Group 1 Subordinate Certificates and (ii) Realized Losses on the Group 1 Mortgage Loans to date are less than the then applicable Trigger Amount.

On any Distribution Date on which Realized Losses on the Group 1 Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group 1 Senior Prepayment Percentage for Collateral Pool 1 will be the greater of (x) the Group 1 Senior Prepayment Percentage for such Distribution Date or (y) the Group 1 Senior Prepayment Percentage for the immediately preceding Distribution Date.

On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool 1 exceeds the initial Aggregate Senior Percentage for Collateral Pool 1, the Group 1 Senior Prepayment Percentage shall be 100%.

Upon reduction of the Certificate Principal Balance of the Group 1 Class A Certificates to zero, the Group 1 Senior Prepayment Percentage will equal 0%.

“Group 1 Subordinate Certificates”: The Class 1B1 Certificates, the Class 1B2 Certificates, the Class 1B3 Certificates, the Class 1B4 Certificates, the Class 1B5 Certificates and the Class 1B6 Certificates.

“Group 1 Subordinate Percentage”: With respect to Collateral Pool 1 and any Distribution Date, 100% minus the Group 1 Senior Percentage for that Loan Group and Distribution Date.

“Group 1 Subordinate Prepayment Percentage”:  With respect to Collateral Pool 1 and any Distribution Date, 100% minus the Group 1 Senior Prepayment Percentage.

“Group 2 Available Distribution Amount”:  With respect to any Distribution Date and any Loan Group within Collateral Pool 2, an amount equal to the excess of (i) the sum attributable to the related Group 2 Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and any applicable lender-paid primary mortgage insurance premium (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for the related Group 2 Mortgage Loans, Subsequent Recoveries and other unscheduled collections of principal and interest in respect of the related Group 2 Mortgage Loans or REO Properties received by the Master Servicer (or a Sub-Servicer on its behalf) during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payment paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to the related Group 2 Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee (including the Trustee in its capacity as Grantor Trust Trustee), the Trust Administrator, Citibank or the Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

Notwithstanding the foregoing, (i) the Group 2 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group) or decreased (in the case of an Overcollateralized Loan Group) by any applicable portion of any Diverted Interest Amount for such Distribution Date, as provided in the definition of Diverted Interest Amount and (ii) the Group 2 Available Distribution Amount for any Distribution Date shall be increased or decreased, as applicable, by all or the applicable portion, as the case may be, of any Class A Principal Adjustment Amount for such Distribution Date, as provided in the definition of Class A Principal Adjustment Amount.

Provided, that, on any Distribution Date on which there are Group 2 Class A Certificates relating to only one Loan Group remaining outstanding, the Group 2 Available Distribution Amount for that Distribution Date will be calculated on an aggregate Collateral Pool 2 basis, without regard to the related Loan Group.

Notwithstanding the foregoing, in the event that the amount received during a Prepayment Period in connection with the foreclosure of a Mortgage Loan in Collateral Pool 2 exceeds the outstanding principal balance of such Mortgage Loan, such amounts shall be included in the related Group 2 Available Distribution Amount only to the extent of Realized Losses incurred during the related Prepayment Period with respect to Mortgage Loans in Collateral Pool 2 and the remainder will be held in a reserve fund established by or on behalf of the Trust Administrator in order to offset any future Realized Losses incurred. Prepayment premiums or charges collected in respect of the Group 2 Mortgage Loans in any Loan Group included in Collateral Pool 2 will be retained by the Master Servicer or the related Sub-Servicer and will not be included in the Group 2 Available Distribution Amount.

“Group 2 Certificates”: The Group 2 Senior Certificates and the Group 2 Subordinate Certificates.

“Group 2 Class A Certificates”: The Class 2A1A Certificates, the 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates, the Class 212B Certificates, the Class 2A3A Certificates, the Class 2A3B Certificates, the Class 2A4A Certificates, the Class 2A4B Certificates, the Class 2A5A Certificates and the Class 2A5B Certificates.  The Class 212B Certificates are comprised of the 2A1B Component and the 22AB Component.

“Group 2 Interest Only Certificates”: The Class 2A2IO Certificates and the Class 2A3IO Certificates.

“Group 2 Loan Group”: Any of Loan Group 2-1, Loan Group 2-2, Loan Group 2-3, Loan Group 2-4 or Loan Group 2-5.

“Group 2 Mortgage Loans”: The Mortgage Loans identified as such on the attached Mortgage Loan Schedule.

“Group 2 Residual Certificates”: The Class 2R Certificates.

“Group 2-1 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 2-2 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 2-3 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 2-4 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 2-5 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 2 Senior Certificates”: The Group 2 Class A Certificates, the Class 2R Certificates and the Group 2 Interest Only Certificates.

“Group 2 Senior Percentage”: With respect to any Distribution Date and a Loan Group included in Collateral Pool 2, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the related Group 2 Senior Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 2 Senior Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the related Group 2 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group as of the first day of the related Due Period.

Notwithstanding the foregoing, on any Cross-Collateralization Date on which (x) the sum of (i) the aggregate Scheduled Principal Balance of the related Group 2 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group as of the first day of the related Due Period exceeds (y) the excess, if any, of the Certificate Principal Balance of the related Group 2 Class A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 2 Class A Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” the Group 2 Senior Percentage will equal the lesser of (a) 100% and (b) fraction, expressed as a percentage, the numerator of which is the sum of (i) the excess, if any, of the Certificate Principal Balance of the related Group 2 Class A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 2 Class A Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” plus (ii) that portion of the Overcollateralized Amount with respect to Collateral Pool 2 that is subtracted from the related Group 2 Available Distribution Amount on such Distribution Date, and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the related Group 2 Mortgage Loans as of the first day of the related Due Period, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group as of the first day of the related Due Period. On any Distribution Date after the reduction of the Certificate Principal Balances of the related Group 2 Class A Certificates relating to all but one Loan Group to zero, the Group 2 Senior Percentage for that remaining Loan Group will be the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the related Group 2 Class A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 2 Class A Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Due Period, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Collateral Pool 2 as of the first day of the related Due Period.

 “Group 2 Senior Prepayment Percentage”: With respect to any Distribution Date and any Loan Group included in Collateral Pool 2, within the range indicated below, the percentage as indicated below:

Distribution Date				Group 2 Senior Prepayment Percentage
November	2007	Through October	2014	100%
November	2014	Through October	2015	related Group 2 Senior Percentage, plus 70% of the related Group 2 Subordinate Percentage
November	2015	Through October	2016	related Group 2 Senior Percentage, plus 60% of the related Group 2 Subordinate Percentage
November	2016	Through October	2017	related Group 2 Senior Percentage, plus 40% of the related Group 2 Subordinate Percentage
November	2017	Through October	2018	related Group 2 Senior Percentage, plus 20% of the related Group 2 Subordinate Percentage
November	2018	And thereafter		related Group 2 Senior Percentage

provided, however, no reduction to a Group 2 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group 2 Mortgage Loans (a) delinquent  60 days or more (including REO Properties and Mortgage Loans in foreclosure or in bankruptcy and that are also delinquent 60 days or more)  averaged over the last six months (or such fewer number of months as have elapsed from the Cut-Off Date through the end of the related Prepayment Period) and (b) the subject of a modification within the previous twelve months prior to such Distribution Date, but not prior to the Closing Date, does not exceed 50% of the sum of the then current Certificate Principal Balances of the Group 2 Subordinate Certificates and (ii) Realized Losses on the Group 2 Mortgage Loans to date are less than the then applicable Trigger Amount.

On any Distribution Date on which Realized Losses on the Group 2 Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group 2 Senior Prepayment Percentage for each Loan Group within Collateral Pool 2 will be the greater of (x) the related Group 2 Senior Prepayment Percentage for such Distribution Date or (y) the related Group 2 Senior Prepayment Percentage for the immediately preceding Distribution Date.

Notwithstanding the above, if on any Distribution Date (a) the Aggregate Subordinate Percentage for Collateral Pool 2, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Aggregate Subordinate Percentage for Collateral Pool 2 as of the Cut-Off Date, (b) the provisions of clause (i) of the second preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in October 2010, cumulative Realized Losses on the Group 2 Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group 2 Subordinate Certificates and (ii) after the Distribution Date occurring in October 2010, cumulative Realized Losses on the Group 2 Mortgage Loans as of the end of the Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Group 2 Subordinate Certificates, then the Group 2 Senior Prepayment Percentage for such Distribution Date and each Loan Group within Collateral Pool 2 will equal the related Group 2 Senior Percentage plus 50% of the related Group 2 Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to November 2010, and will equal the related Group 2 Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after November 2010.

On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool 2 exceeds the initial Aggregate Senior Percentage for Collateral Pool 2, the Group 2 Senior Prepayment Percentage for each Loan Group within Collateral Pool 2 shall be 100%.

Upon reduction of the Certificate Principal Balances of the related Group 2 Class A Certificates to zero, the Group 2 Senior Prepayment Percentage for the related Loan Group shall be 0%.

“Group 2 Subordinate Certificates”: The Class 2B1 Certificates, the Class 2B2 Certificates, the Class 2B3 Certificates, the Class 2B4 Certificates, the Class 2B5 Certificates and the Class 2B6 Certificates.

“Group 2 Subordinate Net WAC Rate”: For any Distribution Date and the Group 2 Subordinate Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting, from the aggregate Scheduled Principal Balance, as of the first day of the related Due Period, of the Mortgage Loans in each of Loan Group 2-1, Loan Group 2-2, Loan Group 2-3, Loan Group 2-4 and Loan Group 2-5, the Certificate Principal Balance of the related Group 2 Class A Certificates and, from the aggregate Scheduled Principal Balance, as of the first day of the related Due Period, from the Mortgage Loans in Loan Group 2-4, the Certificate Principal Balances of the Class 2R Certificates) of the Net WAC Rate of the Group 2-1 Mortgage Loans, the Net WAC Rate of the Group 2-2 Mortgage Loans, the Net WAC Rate of the Group 2-3 Mortgage Loans, the Net WAC Rate of the Group 2-4 Mortgage Loans and the Net WAC Rate of the Group 2-5 Mortgage Loans.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-B Remittance Rates on REMIC II-B Regular Interest LT-B1, REMIC II-B Regular Interest LT-B2, REMIC II-B Regular Interest LT-B3, REMIC II-B Regular Interest LT-B4, REMIC II-B Regular Interest LT-B5 and REMIC II-B Regular Interest LT-B6, weighted on the basis of the Uncertificated Balance of each such REMIC II-B Regular Interest.

 “Group 2 Subordinate Percentage”: With respect to any Loan Group within Collateral Pool 2 and any Distribution Date, 100% minus the Group 2 Senior Percentage for that Loan Group and Distribution Date.

“Group 2 Subordinate Prepayment Percentage”: With respect to any Loan Group within Collateral Pool 2 and any Distribution Date, 100% minus the related Group 2 Senior Prepayment Percentage for the Loan Group and Distribution Date.

“Group 3 Available Distribution Amount”:  With respect to any Distribution Date and any Loan Group within Collateral Pool 3, an amount equal to the excess of (i) the sum attributable to the related Group 3 Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and any applicable lender-paid primary mortgage insurance premium (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for the related Group 3 Mortgage Loans, Subsequent Recoveries and other unscheduled collections of principal and interest in respect of the related Group 3 Mortgage Loans or REO Properties received by the Master Servicer (or a Sub-Servicer on its behalf) during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payment paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to the related Group 3 Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee (including the Trustee in its capacity as Grantor Trust Trustee), the Trust Administrator, Citibank or the Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

Notwithstanding the foregoing, (i) the Group 3 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group) or decreased (in the case of an Overcollateralized Loan Group) by any applicable portion of any Diverted Interest Amount for such Distribution Date, as provided in the definition of Diverted Interest Amount and (ii) the Group 3 Available Distribution Amount for any Distribution Date shall be increased or decreased, as applicable, by all or the applicable portion, as the case may be, of any Class A Principal Adjustment Amount for such Distribution Date, as provided in the definition of Class A Principal Adjustment Amount.

Provided, that, on any Distribution Date on which there are Group 3 Class A Certificates relating to only one Loan Group remaining outstanding, the Group 3 Available Distribution Amount for that Distribution Date will be calculated on an aggregate Collateral Pool 2 basis, without regard to the related Loan Group.

Notwithstanding the foregoing, in the event that the amount received during a Prepayment Period in connection with the foreclosure of a Mortgage Loan in Collateral Pool 3 exceeds the outstanding principal balance of such Mortgage Loan, such amounts shall be included in the related Group 3 Available Distribution Amount only to the extent of Realized Losses incurred during the related Prepayment Period with respect to Mortgage Loans in Collateral Pool 3 and the remainder will be held in a reserve fund established by or on behalf of the Trust Administrator in order to offset any future Realized Losses incurred. Prepayment premiums or charges collected in respect of the Group 3 Mortgage Loans in any Loan Group included in Collateral Pool 3 to the extent required to be remitted to the Trust by the related Sub-Servicer in accordance with the applicable Sub-Servicing Agreement, will be distributed to the Holders of the Class 3P Certificates and will not be included in the Group 3 Available Distribution Amount.

“Group 3 Certificates”: The Group 3 Senior Certificates, the Group 3 Subordinate Certificates and the Class 3P Certificates.

“Group 3 Class A Certificates”. The Class 31AA Certificates, Class 3A1A Certificates, the Class 3A1B Certificates, the Class 3A1C Certificates, the Class 31AB Certificates, the 3A2A Certificates, the Class 3A2B Certificates, the Class 3A3A Certificates and  the Class 3A3B Certificates.

“Group 3 Floating Rate Certificates”: The Class 31AA Certificates, Class 3A1A Certificates, the Class 3A1B Certificates, the Class 3A1C Certificates and the Class 31AB Certificates.

“Class 3 Interest Only Certificates”: The Class 3A1IO Certificates.

“Group 3 Loan Group”: Any of Loan Group 3-1, Loan Group 3-2 or Loan Group 3-3.

“Group 3 Mortgage Loans”: The Mortgage Loans identified as such on the attached Mortgage Loan Schedule.

“Group 3 Residual Certificates”: The Class 3R Certificates.

“Group 3-1 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 3-2 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 3-3 Mortgage Loans”:  Each Loan identified as such on the Mortgage Loan Schedule.

“Group 3 Senior Certificates”: The Group 3 Class A Certificates, the Class 3R Certificates and the Class 3 Interest Only Certificates.

“Group 3 Senior Percentage”: With respect to any Distribution Date and a Loan Group included in Collateral Pool 3, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the related Group 3 Senior Certificates for such Distribution Date, over the aggregate amount, if any, payable to the Holders of the related Group 3 Senior Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the related Group 3 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group as of the first day of the related Due Period.

Notwithstanding the foregoing, on any Cross-Collateralization Date on which (x) the sum of (i) the aggregate Scheduled Principal Balance of the related Group 3 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group as of the first day of the related Due Period exceeds (y) the excess, if any, of the Certificate Principal Balance of the related Group 3 Class A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 3 Class A Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” the Group 3 Senior Percentage will equal the lesser of (a) 100% and (b) fraction, expressed as a percentage, the numerator of which is the sum of (i) the excess, if any, of the Certificate Principal Balance of the related Group 3 Class A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 3 Class A Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” plus (ii) that portion of the Overcollateralized Amount with respect to Collateral Pool 3 that is subtracted from the related Group 3 Available Distribution Amount on such Distribution Date, and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the related Group 3 Mortgage Loans as of the first day of the related Due Period, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group as of the first day of the related Due Period. On any Distribution Date after the reduction of the Certificate Principal Balances of the related Group 3 Class A Certificates relating to all but one Loan Group to zero, the Group 3 Senior Percentage for that remaining Loan Group will be the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the related Group 3 Class A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the related Group 3 Class A Certificates on such date pursuant to clause (d) of the definition of “Senior Principal Distribution Amount,” and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Due Period, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Collateral Pool 3 as of the first day of the related Due Period.

 “Group 3 Senior Prepayment Percentage”: With respect to any Distribution Date and any Loan Group included in Collateral Pool 3, within the range indicated below, the percentage as indicated below:

Distribution Date				Group 3 Senior Prepayment Percentage
November	2007	Through October	2014	100%
November	2014	Through October	2015	related Group 3 Senior Percentage, plus 70% of the related Group 3 Subordinate Percentage
November	2015	Through October	2016	related Group 3 Senior Percentage, plus 60% of the related Group 3 Subordinate Percentage
November	2016	Through October	2017	related Group 3 Senior Percentage, plus 40% of the related Group 3 Subordinate Percentage
November	2017	Through October	2018	related Group 3 Senior Percentage, plus 20% of the related Group 3 Subordinate Percentage
November	2018	And thereafter		related Group 3 Senior Percentage

provided, however, no reduction to a Group 3 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group 3 Mortgage Loans (a) delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure or in bankruptcy and that are also delinquent 60 days or more), averaged over the last six months (or such fewer number of months as have elapsed from the Cut-Off Date through the end of the related Prepayment Period) and (b) the subject of a modification within the previous twelve months prior to such Distribution Date, but not prior to the Closing Date does not exceed 50% of the sum of the then current Certificate Principal Balances of the Group 3 Subordinate Certificates and (ii) Realized Losses on the Group 3 Mortgage Loans to date are less than the then applicable Trigger Amount.

On any Distribution Date on which Realized Losses on the Group 3 Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group 3 Senior Prepayment Percentage for each Loan Group within Collateral Pool 3 will be the greater of (x) the related Group 3 Senior Prepayment Percentage for such Distribution Date or (y) the related Group 3 Senior Prepayment Percentage for the immediately preceding Distribution Date.

Notwithstanding the above, if on any Distribution Date (a) the Aggregate Subordinate Percentage for Collateral Pool 3, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Aggregate Subordinate Percentage for Collateral Pool 3 as of the Cut-Off Date, (b) the provisions of clause (i) of the second preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in October 2010, cumulative Realized Losses on the Group 3 Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group 3 Subordinate Certificates and (ii) after the Distribution Date occurring in October 2010, cumulative Realized Losses on the Group 3 Mortgage Loans as of the end of the Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Group 3 Subordinate Certificates, then the Group 3 Senior Prepayment Percentage for such Distribution Date and each Loan Group within Collateral Pool 3 will equal the related Group 3 Senior Percentage plus 50% of the related Group 3 Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to November 2010, and will equal the related Group 3 Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after November 2010.

On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool 3 exceeds the initial Aggregate Senior Percentage for Collateral Pool 3, the Group 3 Senior Prepayment Percentage for each Loan Group within Collateral Pool 3 shall be 100%.

Upon reduction of the Certificate Principal Balances of the related Group 3 Class A Certificates to zero, the Group 3 Senior Prepayment Percentage for the related Loan Group shall be 0%.

“Group 3 Subordinate Certificates”: The Class 3B1 Certificates, the Class 3B2 Certificates, the Class 3B3 Certificates, the Class 3B4 Certificates, the Class 3B5 Certificates and the Class 3B6 Certificates.

“Group 3 Subordinate Net WAC Rate”: For any Distribution Date and the Group 3 Subordinate Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting, from the aggregate Scheduled Principal Balance, as of the first day of the related Due Period, of the Mortgage Loans in each of Loan Group 3-1, Loan Group 3-2 and Loan Group 3-3, the Certificate Principal Balance of the related Group 3 Class A Certificates and, from the aggregate Scheduled Principal Balance, as of the first day of the related Due Period, from the Mortgage Loans in Loan Group 3-3, the Certificate Principal Balances of the Class 3R Certificates and Class 3P Certificates) of the Net WAC Rate of the Group 3-1 Mortgage Loans, the Net WAC Rate of the Group 3-2 Mortgage Loans and the Net WAC Rate of the Group 3-3 Mortgage Loans.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC III-B Remittance Rates on REMIC III-B Regular Interest LT-B1, REMIC III-B Regular Interest LT-B2, REMIC III-B Regular Interest LT-B3, REMIC III-B Regular Interest LT-B4, REMIC III-B Regular Interest LT-B5 and REMIC III-B Regular Interest LT-B6, weighted on the basis of the Uncertificated Balance of each such REMIC III-B Regular Interest.

“Group 3 Subordinate Percentage”: With respect to any Loan Group within Collateral Pool 3 and any Distribution Date, 100% minus the Group 3 Senior Percentage for that Loan Group and Distribution Date.

“Group 3 Subordinate Prepayment Percentage”: With respect to any Loan Group within Collateral Pool 3 and any Distribution Date, 100% minus the related Group 3 Senior Prepayment Percentage for the Loan Group and Distribution Date.

“HomeBanc”: HomeBanc Mortgage Corporation, or its successors in interest.

“HomeBanc Mortgage Loans”: The Mortgage Loans originated by HomeBanc and serviced by Wells Fargo pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to any REMIC within the meaning of Section 856(d)(3) of the Code if any REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as any REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and any REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trust Administrator  has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to any Adjustable-Rate Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

“Initial Sub-Servicer”:  Each of CitiMortgage, Citi Residential, Countrywide Servicing, GreenPoint, National City Mortgage Co., Orchid, SunTrust and Wells Fargo.

“Initial Sub-Servicing Agreement”: With respect to the Mortgage Loans, (i) the Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2006, between Citigroup Global Markets Realty Corp. as Initial Purchaser and Opteum Financial Services, LLC (d/b/a/ Orchid Island TRS, LLC) as Seller and Servicer, (ii) the Master Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2005, and as amended on December 28, 2005, between Citigroup Global Markets Realty Corp. as Initial Purchaser and CitiMortgage, Inc. as Seller and Servicer, (iii) the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, and as amended on February 28, 2006, between Countrywide Servicing and the Seller, as amended; (iv) the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2005, and as amended on May 1, 2006 between Citigroup Global Markets Realty Corp. as Initial Purchaser and GreenPoint Mortgage Funding, Inc. as Seller and Servicer, (v) the Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of September 1, 2003, as amended and restated to and including May 1, 2005, and as amended on April 5, 2006, between National City Mortgage Co. and the Seller, (vi) the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2005, as amended on February 22, 2006 and as further amended on March 16, 2007, between Citigroup Global Markets Realty Corp. as Initial Purchaser and SunTrust Mortgage, Inc. as Seller and Servicer, (vii) the Servicing Agreement, dated as of September 1, 2007, between Citigroup Global Markets Realty Corp. and Citi Residential Lending Inc. and (viii) the Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006, between Wells Fargo and the Seller, as amended; each as modified as of the date hereof.

“Insurance Proceeds”: Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: The Interest Accrual Period for any Distribution Date and any Class of Certificates (other than any Class of Group 3 Floating Rate Certificates) and with respect to each Underlying Interest, the calendar month preceding the month in which the Distribution Date occurs, and each such Interest Accrual Period shall be deemed to be 30 days regardless of its actual length.  With respect to any Distribution Date and the Group 3 Floating Rate Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first Distribution Date, commencing on the Closing Date, and ending on the day immediately preceding the Distribution Date.  All distributions of interest on the Certificates (other than the Group 3 Floating Rate Certificates) and the Underlying Interests will be based on a 360-day year consisting of twelve 30-day Interest Accrual Periods.  All distributions of interest on the Group 3 Floating Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

 “Interest Distribution Amount”: With respect to any Class of Group 1 Certificates for any Distribution Date, an amount equal to one month’s interest accrued during the most recently ended Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of such Class of Certificates immediately prior to such Distribution Date.  With respect to any Class of Group 2 Certificates or Component for any Distribution Date, an amount equal to one month’s interest accrued during the most recently ended Interest Accrual Period at the applicable Pass Through Rate on the Certificate Principal Balance or Component Principal Balance or Notional Amount (in the case of the Class 2 Interest Only Certificates) of such Class of Certificates or Component, as the case may be, immediately prior to such Distribution Date.  With respect to any Class of Group 3 Certificates or Underlying Interest for any Distribution Date, an amount equal to one month’s interest accrued during the most recently ended Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount (in the case of the Class 3 Interest Only Certificates) of such Class of Certificates or Underlying Interest, immediately prior to such Distribution Date.  The Interest Distribution Amount for any such Class of Certificates or Component, as the case may be, (a) will also include, in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Class or Component, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Class or Component, as the case may be, pursuant to Section 4.01(a) on such immediately preceding Distribution Date and (b) will be reduced, in the case of any Distribution Date, by the amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest Payments paid by related Initial Sub-Servicer or by the Master Servicer) and Relief Act Interest Shortfalls that were allocated to such Class or Component on such Distribution Date pursuant to Section 1.02.

“Interest Only Certificates”:  The Group 2 Interest Only Certificates and the Group 3 Interest Only Certificates.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered, or in the case of a Cooperative Loan, the Security Agreement and Mortgage Note) but delinquent for such Due Period and not previously recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the applicable Trust REMIC by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 3.16(c). With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the applicable Trust REMIC by reason of its being purchased pursuant to Section 9.01.

“Liquidation Proceeds”: The amount (including any Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

“LoanCity”: LoanCity, or its successors in interest.

“LoanCity Mortgage Loans”: The Mortgage Loans originated by LoanCity and serviced by CitiMortgage pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Loan Group”: Any of Loan Group 2-1, Loan Group 2-2, Loan Group 2-3, Loan Group 2-4, Loan Group 2-5, Loan Group 3-1, Loan Group 3-2 or Loan Group 3-3.

“Loan Group 2-1”: The Loan Group consisting of the Group 2-1 Mortgage Loans.

“Loan Group 2-2”: The Loan Group consisting of the Group 2-2 Mortgage Loans.

“Loan Group 2-3”: The Loan Group consisting of the Group 2-3 Mortgage Loans.

“Loan Group 2-4”: The Loan Group consisting of the Group 2-4 Mortgage Loans.

“Loan Group 2-5”: The Loan Group consisting of the Group 2-5 Mortgage Loans.

“Loan Group 3-1”: The Loan Group consisting of the Group 3-1 Mortgage Loans.

“Loan Group 3-2”: The Loan Group consisting of the Group 3-2 Mortgage Loans.

“Loan Group 3-3”: The Loan Group consisting of the Group 3-3 Mortgage Loans.

“Loan-to-Value Ratio”: As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

“Master Servicer”: CitiMortgage, Inc. or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

“Master Servicer Certification”:  A written certification, substantially in the form attached hereto as Exhibit H, signed by an officer of the Master Servicer.

“Master Servicer Event of Default”: One or more of the events described in Section 7.01.

“Master Servicer Remittance Date”: With respect to any Distribution Date, 12:00 p.m. New York time on the Business Day preceding the Distribution Date or if the Collection Account is held at Citibank (for so long as Citibank is the Paying Agent), 12:00 p.m. New York time on the Distribution Date.

“Maximum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Metro City”: Metro City Mortgages Inc., or its successors in interest.

“Metro City Mortgage Loans”: The Mortgage Loans originated by Metro City and serviced by CitiMortgage pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

“Minimum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Mission 1”: Mission 1 Funding, Inc., or its successors in interest.

“Mission 1 Mortgage Loans”: The Mortgage Loans originated by Mission 1 and serviced by Cenlar as a subservicer for Orchid pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“MOM Loan”: With respect to any Mortgage Loans registered with MERS on the MERS® System, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan or Cooperative Loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 of this Agreement, as from time to time held as a part of REMIC I, REMIC II-A or REMIC III-A, as applicable, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The agreement between the Depositor and the Seller regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

“Mortgage Loan Remittance Rate”: With respect to any Mortgage Loan or REO Property, as of any date of determination, the then applicable Expense Adjusted Mortgage Rate in respect thereof.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC I, REMIC II-A or REMIC III-A on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth, but is not limited to, the following information with respect to each Mortgage Loan:

(i)           the Master Servicer’s Mortgage Loan identifying number;

(ii)           a code indicating whether the Mortgaged Property is owner-occupied;

(iii)           the type of Residential Dwelling constituting the Mortgaged Property;

(iv)           the original months to maturity;

(v)           the original date of the mortgage;

(vi)           the Loan-to-Value Ratio at origination;

(vii)           the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)          the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)           the stated maturity date;

(x)           the amount of the Monthly Payment at origination;

(xi)           the amount of the Monthly Payment as of the Cut-off Date;

(xii)           the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xiii)         the original principal amount of the Mortgage Loan;

(xiv)         the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xv)           a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

(xvi)           a code indicating the documentation style (i.e., full, alternative or reduced);

(xvii)          a code indicating if the Mortgage Loan is subject to a Primary Mortgage Insurance Policy;

(xviii)         the Value of the Mortgaged Property;

(xix)            the sale price of the Mortgaged Property, if applicable;

(xx)             the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(xxi)            the Servicing Fee Rate and whether the Servicing Fee Rate steps up on the initial Adjustment Date;

(xxii)           if such Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Maximum Mortgage Rate, Minimum Mortgage Rate, Gross Margin, Index and Periodic Rate Cap;

(xxiii)          whether such Mortgage Loan has an interest-only period, and if so, the first Due Date on which Monthly Payments are scheduled to include principal amortization;

(xxiv)           the Collateral Pool in which such Mortgage Loan shall reside, and in the case of Collateral Pool 2 and Collateral Pool 3, the Loan Group in which such Mortgage Loan shall reside;

(xxv)            the originator of such Mortgage Loan and the Initial Sub-Servicer of such Mortgage Loan; and

(xxvi)           a code indicating if such Mortgage Loan is covered by lender-paid primary mortgage insurance.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of such Mortgage Loans; (3) the weighted average Mortgage Rate of such Mortgage Loans; (4) the weighted average maturity of such Mortgage Loans; (5) the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date (not taking into account any Principal Prepayments received on the Cut-off Date); and (6) the amount of the Monthly Payment as of the Cut-off Date. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note but without regard to any reduction thereof as a result of a Debt Service Reduction or operation of the Relief Act. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling or Cooperative Assets.

“Mortgagor”:  The obligor on a Mortgage Note.

“National City Mortgage Co.”: National City Mortgage Co., or its successors in interest.

“National City Mortgage Inc.”: National City Mortgage Inc., or its successors in interest.

“National City Mortgage Inc. Mortgage Loans”: The Mortgage Loans originated by National City Mortgage Inc. and serviced by National City Mortgage Co. pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Net Swap Payment”: The Net Swap Payment will be required to be made on or before each applicable Distribution Date (a) by the Grantor Trust Trustee to the Swap Provider, if the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment for such Distribution Date, or (b) by the Swap Provider to the Grantor Trust Trustee, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Distribution Date.

“Net WAC Rate”:  The Net WAC Rate for any Distribution Date and the Group 1 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 1 Mortgage Loans, weighted based on their Principal Balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date).

The Net WAC Rate for any Distribution Date and the Group 2 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date).  The Net WAC Rate for any Distribution Date and the Group 2-1 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-B Remittance Rates on REMIC II-B Regular Interest LT2A1A and REMIC II-B Regular Interest LT212B(1), weighted on the basis of the Uncertificated Balance of such REMIC II-B Regular Interest. The Net WAC Rate for any Distribution Date and the Group 2-2 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date).  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-B Remittance Rates on REMIC II-B Regular Interest LT21AA, REMIC II-B Regular Interest LT2A2A, REMIC II-B Regular Interest LT2A2B and REMIC II-B Regular Interest LT212B(2), weighted on the basis of the Uncertificated Balance of each such REMIC II-B Regular Interest. The Net WAC Rate for any Distribution Date and the Group 2-3 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-3 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date).  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-B Remittance Rates on REMIC II-B Regular Interest LT2A3A and REMIC II-B Regular Interest LT2A3B, weighted on the basis of the Uncertificated Balance of each such REMIC II-B Regular Interest. The Net WAC Rate for any Distribution Date and the Group 2-4 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-4 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-B Remittance Rates on REMIC II-B Regular Interest LT2A4A and REMIC II-B Regular Interest LT2A4B, weighted on the basis of the Uncertificated Balance of each such REMIC II-B Regular Interest. The Net WAC Rate for any Distribution Date and the Group 2-5 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-5 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-B Remittance Rates on REMIC II-B Regular Interest LT2A5A and REMIC II-B Regular Interest LT2A5B, weighted on the basis of the Uncertificated Balance of each such REMIC II-B Regular Interest.

The Net WAC Rate for any Distribution Date and the Group 3 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 3 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date). The Net WAC Rate for any Distribution Date and the Group 3-1 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 3-1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC III-B Remittance Rates on REMIC III-B Regular Interest LT31AA, REMIC III-B Regular Interest LT3A1A, REMIC III-B Regular Interest LT3A1B, REMIC III Regular Interest LT3A1C and REMIC III-B Regular Interest LT31AB, weighted on the basis of the Uncertificated Balance of each such REMIC III-B Regular Interest. The Net WAC Rate for any Distribution Date and the Group 3-2 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 3-2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date).  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC III-B Remittance Rates on REMIC III-B Regular Interest LT3A2A and REMIC III-B Regular Interest LT3A2B, weighted on the basis of the Uncertificated Balance of each such REMIC III-B Regular Interest. The Net WAC Rate for any Distribution Date and the Group 3-3 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group 3-3 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period including such first day, to the extent received or advanced, and unscheduled collections of principal distributed on the prior Distribution Date).  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC III-B Remittance Rates on REMIC III-B Regular Interest LT3A3A and REMIC III-B Regular Interest LT3A3B, weighted on the basis of the Uncertificated Balance of each such REMIC III-B Regular Interest.

 “New Lease”: Any lease of REO Property entered into on behalf of REMIC I, REMIC II-A or REMIC III-A, including any lease renewed or extended on behalf of REMIC I, REMIC II-A or REMIC III-A as applicable, has the right to renegotiate the terms of such lease.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”:  Any Person other than a United States Person.

“Notional Amount”:  For any Distribution Date and the Class 2A2IO Certificates, the Certificate Principal Balance of the Class 2A2A Certificates immediately prior to such Distribution Date.  For federal income tax purposes, the Notional Amount of the Class 2A2IO Certificate for any Distribution Date shall be the Uncertificated Balance of REMIC II-B Regular Interest LT2A2A.  For any Distribution Date and the Class 2A3IO Certificates, the Certificate Principal Balance of the Class 2A3A Certificates immediately prior to such Distribution Date.  For federal income tax purposes, the Notional Amount of the Class 2A31IO Certificate for any Distribution Date shall be the Uncertificated Balance of REMIC II-B Regular Interest LT2A3A.  For any Distribution Date and the Class 3A1IO Certificates, the sum of the aggregate Certificate Principal Balance of the Group 3 Floating Rate Certificates.  For federal income tax purposes, the Notional Amount of the Class 3A1IO Certificates for any Distribution Date shall be the aggregate Uncertificated Balances of REMIC III-B Regular Interest LT31AA, REMIC III-B Regular Interest LT3A1A, REMIC III-B Regular Interest LT3A1B, REMIC III-B Regular Interest LT3A1C and REMIC III-B Regular Interest LT31AB.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable; with respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

“One-Month LIBOR”: As defined in the Swap Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Trust Administrator acceptable to the Trustee, if such opinion is delivered to the Trustee, or reasonably acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions must be an opinion of Independent counsel or (c) the qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes.

“Orchid”: Orchid Island TRS, LLC, or its successors in interest.

“Orchid Mortgage Loans”: The Mortgage Loans originated by Orchid and serviced by Cenlar as a subservicer for Orchid pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Original Mortgage Loan”: Any Mortgage Loan included in the Trust Fund as of the Closing Date.

“Originator”: American Home, Argent, CitiMortgage, Countrywide, GreenPoint, HomeBanc, LoanCity, Metro City, Mission 1, National City Mortgage Inc., Orchid, PennFed, Sea Breeze, Secured Bankers, SunTrust, Taylor, Bean, Weichert and Wells Fargo.

“Overcollateralized Amount”: As to any Distribution Date and Collateral Pool 2 or Collateral Pool 3, an amount equal to the sum of the Undercollateralized Amounts for the Loan Groups relating to the same Collateral Pool.

“Overcollateralized Loan Group”: With respect to the Class A Certificates relating to Collateral Pool 2 or Collateral Pool 3, as to any Distribution Date on which there are one or more Undercollateralized Loan Groups, any Loan Group within such Collateral Pool for which there is no Undercollateralized Amount.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  The Pass-Through Rate for each Class of Certificates and each Distribution Date will be as follows:

Class 1A1A and Class A1B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 1 Mortgage Loans.
Group 1 Subordinate Certificates:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 1 Mortgage Loans.
Class 1R:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 1 Mortgage Loans.
Class 2A1A and Class 2A1B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-1 Mortgage Loans.
Class 2A2A:
For each Distribution Date commencing on the first Distribution Date to and including the 58th Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-2 Mortgage Loans minus 0.458%. For each Distribution Date after the 58th Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-2 Mortgage.

Class 2A2IO:
For each Distribution Date commencing on the first Distribution Date to and including the 58th Distribution Date, 0.458% per annum. For each Distribution Date after the 58th Distribution Date, 0.000% per annum.

Class 22AA and Class 2A2B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-2 Mortgage Loans.
Class 212B:
For each Distribution Date a per annum rate equal to the weighted average of the Pass-Through Rate for the 2A1B Component and the Pass-Through Rate for the 22AB Component, weighted on the basis of the Component Principal Balances of the 2A1B Component and the 22AB Component, respectively.

Class 2A3A:
For each Distribution Date commencing on the first Distribution Date to and including the 79th Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-3 Mortgage Loans minus 0.250%. For each Distribution Date after the 79th Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-3 Mortgage.

Class 2A3IO:
For each Distribution Date commencing on the first Distribution Date to and including the 79th Distribution Date, 0.250% per annum. For each Distribution Date after the 79th Distribution Date, 0.000% per annum.

Class 2A3B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-3 Mortgage Loans.
Class 2A4A and Class 2A4B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-4 Mortgage Loans.
Class 2A5A and Class 2A5B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-5 Mortgage Loans.
Group 2 Subordinate Certificates:	For any Distribution Date, the Group 2 Subordinate Net WAC Rate for the Group 2 Subordinate Certificates and that Distribution Date.
Class 2R:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-4 Mortgage Loans.
Class 31AA:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, a per annum rate equal to (i) the lesser of (a) One-Month LIBOR plus 0.950% and (b) the related Grantor Trust Net WAC Rate or (ii) if the Swap Agreement is terminated, a per annum rate equal to the product of the Pass-Through Rate of the Class 31AA Underlying Interest for such Distribution Date and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (a) One-Month LIBOR plus 0.950%, (b) 11.00% and (c) the product of the Net WAC Rate of the Group 3-1 Mortgage Loans and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.

Class 3A1A:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, a per annum rate equal to (i) the lesser of (a) One-Month LIBOR plus 0.820% and (b) the related Grantor Trust Net WAC Rate or (ii) if the Swap Agreement is terminated, a per annum rate equal to the product of the Pass-Through Rate of the Class 3A1A Underlying Interest for such Distribution Date and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (a) One-Month LIBOR plus 0.820%, (b) 11.00% and (c) the product of the Net WAC Rate of the Group 3-1 Mortgage Loans and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.

Class 3A1B:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, a per annum rate equal to (i) the lesser of (a) One-Month LIBOR plus 0.900% and (b) the related Grantor Trust Net WAC Rate or (ii) if the Swap Agreement is terminated, a per annum rate equal to the product of the Pass-Through Rate of the Class 3A1B Underlying Interest for such Distribution Date and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (a) One-Month LIBOR plus 0.900%, (b) 11.00% and (c) the product of the Net WAC Rate of the Group 3-1 Mortgage Loans and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.

Class 3A1C:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, a per annum rate equal to (i) the lesser of (a) One-Month LIBOR plus 0.950% and (b) the related Grantor Trust Net WAC Rate or (ii) if the Swap Agreement is terminated, a per annum rate equal to the product of the Pass-Through Rate of the Class 3A1C Underlying Interest for such Distribution Date and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (a) One-Month LIBOR plus 0.950%, (b) 11.00% and (c) the product of the Net WAC Rate of the Group 3-1 Mortgage Loans and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.

Class 31AB:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, a per annum rate equal to (i) the lesser of (a) One-Month LIBOR plus 0.950% and (b) the related Grantor Trust Net WAC Rate or (ii) if the Swap Agreement is terminated, a per annum rate equal to the product of the Pass-Through Rate of the Class 31AB Underlying Interest for such Distribution Date and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (a) One-Month LIBOR plus 0.950%, (b) 11.00% and (c) the product of the Net WAC Rate of the Group 3-1 Mortgage Loans and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for such class of Group 3 Floating Rate Certificates for such Distribution Date.

Class 3A1IO:
For any Distribution Date, a per annum rate equal to the excess, if any, of (a) the Net WAC Rate of the Group 3-1 Mortgage Loans over (b) the weighted average Pass-Through Rate of the Underlying Interests.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the sum of (i) the excess, if any, of (a) the Net WAC Rate of the Group 3-1 Mortgage Loans over (b) the Pass-Through Rate on the Class 31AA Underlying Interest calculated on a notional amount equal to the Uncertificated Balance of REMIC III-B Regular Interest LT31AA, (ii) the excess, if any, of (a) the Net WAC Rate of the Group 3-1 Mortgage Loans over (b) the Pass-Through Rate on the Class 3A1A Underlying Interest calculated on a notional amount equal to the Uncertificated Balance of REMIC III-B Regular Interest LT3A1A, (iii) the excess, if any, of (a) the Net WAC Rate of the Group 3-1 Mortgage Loans over (b) the Pass-Through Rate on the Class 3A1B Underlying Interest calculated on a notional amount equal to the Uncertificated Balance of REMIC III-B Regular Interest LT3A1B, (iv) the excess, if any, of (a) the Net WAC Rate of the Group 3-1 Mortgage Loans over (b) the Pass-Through Rate on the Class 3A1C Underlying Interest calculated on a notional amount equal to the Uncertificated Balance of REMIC III-B Regular Interest LT3A1C and (v) the excess, if any, of (a) the Net WAC Rate of the Group 3-1 Mortgage Loans over (b) the Pass-Through Rate on the Class 31AB Underlying Interest calculated on a notional amount equal to the Uncertificated Balance of REMIC III-B Regular Interest LT31AB.

Class 3A2A and Class 3A2B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 3-2 Mortgage Loans.
Class 3A3A and Class 3A3B:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 3-3 Mortgage Loans.
Group 3 Subordinate Certificates:	For any Distribution Date, the Group 3 Subordinate Net WAC Rate for the Group 3 Subordinate Certificates and that Distribution Date.
Class 3R:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 3-3 Mortgage Loans.

The Pass-Through Rate at which of the following Components will accrue interest during the related Interest Accrual Period will be as follows:

2A1B Component:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-1 Mortgage Loans.
22AB Component:	For any Distribution Date, a per annum rate equal to the Net WAC Rate of the Group 2-2 Mortgage Loans.

The Pass-Through Rate at which of the following Underlying Interests will accrue interest during the related Interest Accrual Period will be as follows:

Class 31AA Underlying Interest:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, lesser of (i) ~~4~~.960% plus the product of 0.950% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 31AA Certificates for such Distribution Date and the denominator of which is 30 and (ii) the Net WAC Rate of the Group 3-1 Mortgage Loans.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (i) the product of One Month LIBOR plus 0.950% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 31AA Certificates for such Distribution Date and the denominator of which is 30, (ii) the product of 11.00% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 31AA Certificates for such Distribution Date and the denominator of which is 30 and (iii) the Net WAC Rate of the Group 3-1 mortgage loans.

Class 3A1A Underlying Interest:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, lesser of (i) 4.960% plus the product of 0.820% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1A Certificates for such Distribution Date and the denominator of which is 30 and (ii) the Net WAC Rate of the Group 3-1 Mortgage Loans.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (i) the product of One Month LIBOR plus 0.820% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1A Certificates for such Distribution Date and the denominator of which is 30, (ii) the product of 11.00% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1A Certificates for such Distribution Date and the denominator of which is 30 and (iii) the Net WAC Rate of the Group 3-1 mortgage loans.

Class 3A1B Underlying Interest:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, lesser of (i) 4.960% plus the product of 0.900% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1B Certificates for such Distribution Date and the denominator of which is 30 and (ii) the Net WAC Rate of the Group 3-1 Mortgage Loans.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (i) the product of One Month LIBOR plus 0.900%and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1B Certificates for such Distribution Date and the denominator of which is 30, (ii) the product of 11.00% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1B Certificates for such Distribution Date and the denominator of which is 30 and (iii) the Net WAC Rate of the Group 3-1 mortgage loans.

Class 3A1C Underlying Interest:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, lesser of (i) 4.960% plus the product of 0.950% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1C Certificates for such Distribution Date and the denominator of which is 30 and (ii) the Net WAC Rate of the Group 3-1 Mortgage Loans.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (i) the product of One Month LIBOR plus 0.950% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1C Certificates for such Distribution Date and the denominator of which is 30, (ii) the product of 11.00% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 3A1C Certificates for such Distribution Date and the denominator of which is 30 and (iii) the Net WAC Rate of the Group 3-1 mortgage loans.

Class 31AB Underlying Interest:
For each Distribution Date commencing on the first Distribution Date to and including the 57th Distribution Date, lesser of (i) 4.960% plus the product of 0.950% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 31AB Certificates for such Distribution Date and the denominator of which is 30 and (ii) the Net WAC Rate of the Group 3-1 Mortgage Loans.  For each Distribution Date after the 57th Distribution Date, a per annum rate equal to the least of (i) the product of One Month LIBOR plus 0.950% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 31AB Certificates for such Distribution Date and the denominator of which is 30, (ii) the product of 11.00% and a fraction, the numerator of which is the actual number of days in the Interest Accrual Period for the Class 31AB Certificates for such Distribution Date and the denominator of which is 30 and (iii) the Net WAC Rate of the Group 3-1 mortgage loans.

“Paying Agent”:  Citibank, or its successor in interest, or any successor paying agent appointed as herein provided.

“PennFed”: PennFed Financial Services, Inc., or its successors in interest.

“PennFed Mortgage Loans”: The Mortgage Loans originated by PennFed and serviced by Wells Fargo pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Percentage Interest”: With respect to any Class of Certificates, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances or Notional Amounts of $100,000 and integral multiples of $1.00 in excess thereof.  The Residual Certificates and the Class 3P Certificates are issuable only in Percentage Interests of 20% and multiples thereof.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Authenticating Agent, the Certificate Registrar, the Trust Administrator or any of their respective Affiliates:

(i)           direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)           demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

(iii)           repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv)           securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by the Rating Agencies in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agencies in its highest short-term unsecured debt rating available at the time of such investment;

(vi)           units of money market funds, including money market funds advised by the Trustee, the Trust Administrator or an Affiliate of either of them, that have been rated “AAA” by S&P and in the highest rating category by Fitch if rated by Fitch; and

(vii)           if previously confirmed in writing to the Master Servicer, the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“P&I Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Prepayment Assumption”: A prepayment rate for the Mortgage Loans in Collateral Pool 1 of 300% PSA.  A prepayment rate for the Mortgage Loans in Collateral Pool 2 and Collateral Pool 3 of 25% CPR.  The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of a mortgage pool in the first month of the life of such mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month.  Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month.  A prepayment assumption of 300% PSA assumes constant prepayments three times those assumed by 100% PSA.

A CPR (Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

“Prepayment Charge Mortgage Loans”: Any Group 3 Mortgage Loans with respect to which the related Initial Sub-Servicer is required to remit any prepayment premiums or charges collected to the Trust in accordance with the applicable Sub-Servicing Agreement.  The Class 3P Certificates shall be entitled to all prepayment premiums or charges received in respect of the Prepayment Charge Mortgage Loans.

“Prepayment Interest Shortfall”:  With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”: With respect to any Mortgage Loans serviced by Countrywide Servicing and any Distribution Date, the period that commences on the second day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on October 1, 2007) and ends on the first day of the month in which such Distribution Date occurs.  With respect to any Mortgage Loans serviced by CitiMortgage, GreenPoint, National City or SunTrust and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to Mortgage Loans serviced by Orchid and subserviced by Cenlar and any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on October 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs.  With respect to Mortgage Loans serviced by Citi Residential and any Distribution Date, (i) with respect to any prepayments in full, liquidations and other unscheduled collections (other than prepayments in part), the period commencing on the 14th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on October 1, 2007) and ending on the 13th day of the calendar month in which such Distribution Date occurs and (ii) with respect to any prepayments in part, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to Mortgage Loans serviced by Wells Fargo but originated by an originator other than Wells Fargo and any Distribution Date is, (i) with respect to any prepayments in full, liquidations and other unscheduled collections (other than prepayments in part) on the mortgage loans serviced by Wells Fargo, the period commencing on the 14th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on October 1, 2007) and ending on the 13th day of the calendar month in which such Distribution Date occurs and (ii) with respect to any prepayments in part, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to Mortgage Loans originated by Wells Fargo and any Distribution Date is, with respect to any prepayments in full, prepayments in part, liquidations and other unscheduled collections on the mortgage loans serviced by Wells Fargo, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Primary Mortgage Insurance Policy”: Each primary policy of mortgage guaranty insurance in effect as represented in the Mortgage Loan Purchase Agreement and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Master Servicer or any Sub-Servicer pursuant to Section 3.13.

“Prime Rate”: The lesser of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, N.A. at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”: The Class 1B4 Certificates, Class 1B5 Certificates, Class 1B6 Certificates, Class 2B4 Certificates, Class 2B5 Certificates, Class 2B6 Certificates, Class 3B4 Certificates, Class 3B5 Certificates, Class 3B6 Certificates and Class 3P Certificates.

 “Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of: (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses incurred or to be incurred by the Trust Fund in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

“Qualified Insurer”: Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) be covered under a Primary Mortgage Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered by a Primary Mortgage Insurance Policy, (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) be a fixed-rate mortgage loan if the Deleted Mortgage Loan was a Fixed Rate Mortgage Loan or be an adjustable-rate mortgage loan if the Deleted Mortgage Loan was an Adjustable-Rate Mortgage Loan; and (xii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (viii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rate/Term Refinancing”: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

“Rating Agencies”: S&P and Fitch or their successors. If such agencies or their successors are no longer in existence, the “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, written notice of which designation shall be given to the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Master Servicer.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan prior to the date such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).  Notwithstanding the above, with respect to any Mortgage Loan that is subject to a modification, any forgiven interest or principal amounts will be deemed part of the determination of a Realized Loss which occurs during the Prepayment Period in which such amounts are forgiven.

With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of any REMIC, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month that occurs during the Prepayment Period in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all Servicing Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan (without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) and any unpaid Servicing Fees for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.11(a)(iii) or Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (v) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Stated Principal Balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the Stated Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Record Date”: With respect to each Distribution Date and any Certificate (other than any Group 3 Floating Rate Certificate), the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date and any Group 3 Floating Rate Certificate that is a Book Entry Certificate, the Business Day immediately preceding such Distribution Date.  With respect to each Distribution Date and any Group 3 Floating Rate Certificate that is a Definitive Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any Senior Certificate (other than any Residual Certificate) or Subordinate Certificate.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Relief Act”: The Servicemembers Civil Relief Act, as amended.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: As defined in the Preliminary Statement.

“REMIC II-A”: As defined in the Preliminary Statement.

“REMIC II-A Regular Interests”: The REMIC II-A Regular Interests, as set forth in the Preliminary Statement.

“REMIC II-A Remittance Rate”: With respect to REMIC II-A Regular Interest LT-1A, REMIC II-A Regular Interest LT-2A, REMIC II-A Regular Interest LT-3A, REMIC II-A Regular Interest LT-4A, REMIC II-A Regular Interest LT-5A, REMIC II-A Regular Interest LT-ZZ and REMIC II-A Regular Interest LT-R, the weighted average of the Expense Adjusted Mortgage Rates of the Group 2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC II-A Regular Interest LT-1B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC II-A Regular Interest LT-2B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC II-A Regular Interest LT-3B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-3 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.  With respect to REMIC II-A Regular Interest LT-4B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-4 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.  With respect to REMIC II-A Regular Interest LT-5B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 2-5 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

“REMIC II-A Subordinated Balance Ratio”: The ratio among the Uncertificated Balances of each REMIC II-A Regular Interest ending with the designation “A”, equal to the ratio between, with respect to each such REMIC II-A Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Senior Certificates relating to such Loan Group.

“REMIC II-B”: As defined in the Preliminary Statement.

“REMIC II-B Regular Interests”: The REMIC II-B Regular Interests, as set forth in the Preliminary Statement.

“REMIC II-B Remittance Rate”: With respect to REMIC II-B Regular Interest LT2A1A and REMIC II-B Regular Interest LT212B(1), the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-1B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. With respect to REMIC II-B Regular Interest LT22AA, REMIC II-B Regular Interest LT2A2A, REMIC II-B Regular Interest LT2A2B, REMIC II-B Regular Interest LT212B(2), the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-2B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. With respect to REMIC II-B Regular Interest LT2A3A and REMIC II-B Regular Interest LT2A3B, the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-3B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. With respect to REMIC II-B Regular Interest LT2A4A, REMIC II-B Regular Interest LT2A4B and REMIC II-B Regular Interest LT-R, the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-4B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. With respect to REMIC II-B Regular Interest LT2A5A, REMIC II-B Regular Interest LT2A5B, the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-5B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. With respect to REMIC II-B Regular Interest LT2-B1, REMIC II-B Regular Interest LT2-B2, REMIC II-B Regular Interest LT2-B3, REMIC II-B Regular Interest LT2-B4, REMIC II-B Regular Interest LT2-B5, REMIC II-B Regular Interest LT2-B6, the weighted average of the REMIC II-A Remittance Rates on REMIC II-A Regular Interest LT-1A, REMIC II-A Regular Interest LT-2A, REMIC II-A Regular Interest LT-3A, REMIC II-A Regular Interest LT-4A and REMIC II-A Regular Interest LT-5A (subject to a cap and a floor equal to the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-1B, REMIC II-A Regular Interest LT-2B, REMIC II-A Regular Interest LT-3B, REMIC II Regular Interest LT-4B and REMIC II-A Regular Interest LT-5B, respectively) weighted on the basis of the Uncertificated Balance of each such REMIC II-A Regular Interest.

“REMIC II-C”: As defined in the Preliminary Statement.

“REMIC III-A”: As defined in the Preliminary Statement.

“REMIC III-A Regular Interests”: The REMIC III-A Regular Interests, as set forth in the Preliminary Statement.

“REMIC III-A Remittance Rate”: With respect to REMIC III-A Regular Interest LT-1A, REMIC III-A Regular Interest LT-2A, REMIC III-A Regular Interest LT-3A, REMIC III-A Regular Interest LT-ZZ, REMIC III-A Regular Interest LT-R and REMIC III-A Regular Interest LT-P, the weighted average of the Expense Adjusted Mortgage Rates of the Group 3 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC III-A Regular Interest LT-1B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 3-1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC III-A Regular Interest LT-3B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 3-2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC III-A Regular Interest LT-3B, the weighted average of the Expense Adjusted Mortgage Rates of the Group 3-3 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

“REMIC III-A Subordinated Balance Ratio”: The ratio among the Uncertificated Balances of each REMIC III-A Regular Interest ending with the designation “A”, equal to the ratio between, with respect to each such REMIC III-A Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Senior Certificates relating to such Loan Group.

“REMIC III-B”: As defined in the Preliminary Statement.

“REMIC III-B Regular Interests”: The REMIC III-B Regular Interests, as set forth in the Preliminary Statement.

“REMIC III-B Remittance Rate”: With respect to REMIC III-B Regular Interest LT31AA, REMIC III-B Regular Interest LT3A1A, REMIC III-B Regular Interest LT3A1B, REMIC III-B Regular Interest LT3A1C and REMIC III-B Regular Interest LT31AB, the REMIC III-A Remittance Rate on REMIC III-A Regular Interest LT-1B, weighted on the basis of the Uncertificated Balance of such REMIC III-A Regular Interest. With respect to REMIC III-B Regular Interest LT3A2A and REMIC III-B Regular Interest LT3A2B, the REMIC III-A Remittance Rate on REMIC III-A Regular Interest LT-2B, weighted on the basis of the Uncertificated Balance of such REMIC III-A Regular Interest. With respect to REMIC III-B Regular Interest LT3A3A, REMIC III-B Regular Interest LT3A3B, REMIC III-B Regular Interest LT-P and REMIC III-B Regular Interest LT-R, the REMIC III-A Remittance Rate on REMIC III-A Regular Interest LT-3B, weighted on the basis of the Uncertificated Balance of such REMIC III-A Regular Interest. With respect to REMIC III-B Regular Interest LT3B1, REMIC III-B Regular Interest LT3B2, REMIC III-B Regular Interest LT3B3, REMIC III-B Regular Interest LT3B4, REMIC III-B Regular Interest LT3B5 and REMIC III-B Regular Interest LT3B6, the weighted average of the REMIC III-A Remittance Rates on REMIC III-A Regular Interest LT-1A, REMIC III-A Regular Interest LT-2A and REMIC III-A Regular Interest LT-3A (subject to a cap and a floor equal to the REMIC III-A Remittance Rate on REMIC III-A Regular Interest LT-1B, REMIC III-A Regular Interest LT-2B and REMIC III-A Regular Interest LT-3B, respectively) weighted on the basis of the Uncertificated Balance of each such REMIC III-A Regular Interest.

 “REMIC III-C”: As defined in the Preliminary Statement.

 “REMIC Regular Interest”: the REMIC II-A Regular Interests, REMIC II-B Regular Interests, REMIC III-A Regular Interests, REMIC III-B Regular Interests and the Underlying Interests.

“Remittance Report”: A report in form and substance acceptable to the Trust Administrator and the Trustee prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee, the Trust Administrator and the Master Servicer.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of any Trust REMIC.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, REMIC II-A or REMIC III-A, one month’s interest at the applicable Mortgage Loan Remittance Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Property”: A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Residential Dwelling”: Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

“Residual Certificate”: Any one of the Class 1R Certificates, Class 2R Certificates or Class 3R Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer thereof customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Scheduled Principal Balance”: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired minus the principal portion of each Monthly Payment that would have become due on such related Mortgage Loan after such REO Property was acquired if such Mortgage Loan had not been converted to an REO Property; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.  Solely for the purposes of this definition, any Principal Prepayment, Liquidation Event or Realized Loss that is subject to a Forward Shifted Prepayment Period and that occurs after the last day of the calendar month preceding the month in which the related Distribution Date occurs shall be deemed to have occurred during such calendar month.

“Sea Breeze”: Sea Breeze Mortgage Services, Inc., or its successors in interest.

“Sea Breeze Mortgage Loans”: The Mortgage Loans originated by Sea Breeze and serviced by CitiMortgage pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Secured Bankers”: Secured Bankers Mortgage Company, or its successors in interest.

“Secured Bankers Mortgage Loans”: The Mortgage Loans originated by Secured Bankers and serviced by CitiMortgage pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Security Agreement”:  With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Assets.

“Seller”: Citigroup Global Markets Realty Corp. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Senior Certificate”:  Any Group 1 Senior Certificate, Group 2 Senior Certificate or Group 3 Senior Certificate.

“Senior Interest Distribution Amount”:  With respect to any Distribution Date and a Loan Group (in the case of Collateral Pool 2 or Collateral Pool 3) or Collateral Pool (in the case of Collateral Pool 1), an amount equal to the aggregate of the Interest Distribution Amounts for that Distribution Date for the related Senior Certificates (or related Components thereof).

“Senior Percentage”: The Group 1 Senior Percentage, a Group 2 Senior Percentage or a Group 3 Senior Percentage, as applicable.

“Senior Prepayment Percentage”: The Group 1 Senior Prepayment Percentage, a Group 2 Senior Prepayment Percentage or a Group 3 Senior Prepayment Percentage, as applicable.

“Senior Principal Distribution Amount”: With respect to Collateral Pool 1, for any Distribution Date and the related Class A Certificates and the Class 1R Certificates, an amount equal to the lesser of (i) the Group 1 Available Distribution Amount remaining after distribution of the related Senior Interest Distribution Amount and (ii) the sum of:

(a)  the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following:

(i)	the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the related Mortgage Loans, whether or not received;

(ii)
the principal portion of all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the related Mortgage Loans during the related Prepayment Period (other than any related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

(iii)
the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period;

(iv)	[reserved];

(v)
in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

(b)  the product of (x) the then-applicable related Senior Prepayment Percentage and (y) all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

(c)  with respect to any related Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the lesser of (a) the then-applicable related Senior Prepayment Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loan; and (b) the then-applicable related Senior Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan at the time of such Final Recovery Determination; and

(d)  in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the amounts calculated pursuant to clauses (a), (b) and (c) above for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class or Classes of Group 1 Senior Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the related Subordinate Certificates pursuant to Section 4.04.

For any Distribution Date and the related Class A Certificates and the Class 2R Certificates relating to any Loan Group within Collateral Pool 2, an amount equal to the lesser of (i) the applicable Group 2 Available Distribution Amount remaining after distribution of the related Senior Interest Distribution Amount and (ii) the sum of:

(a)  the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following with respect to each Mortgage Loan included in such Loan Group:

(i)	the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of such Mortgage Loan, whether or not received;

(ii)
the principal portion of all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of such Mortgage Loan during the related Prepayment Period (other than any related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

(iii)
the Stated Principal Balance (calculated immediately prior to such Distribution Date) of such related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period;

(iv)	[reserved];

(v)
in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

(b)  the product of (x) the then-applicable related Senior Prepayment Percentage and (y) all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

(c)  with respect to any related Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the lesser of (a) the then-applicable related Senior Prepayment Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loan and (b) the then-applicable related Senior Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan at the time of such Final Recovery Determination; and

(d)  in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the amounts calculated pursuant to clauses (a), (b) and (c) above for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class or Classes of Group 2 Senior Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the related Subordinate Certificates pursuant to Section 4.04;

(e)  that portion, if any, of any Class A Principal Adjustment Amount for Collateral Pool 2 included in the Group 2 Available Distribution Amount for such Loan Group and such Distribution Date, if (i) the Subordination Test with respect to the related Subordinate Certificates has not been met with respect to such Distribution Date or (ii) no Group 2 Subordinate Certificates remain outstanding; and

(f)  if the Subordination Test has been met and at least one class of the Group 2 Subordinate Certificates remains outstanding, the product of (x) the then applicable related Senior Percentage and (y) that portion of the Class A Principal Adjustment Amount for Collateral Pool 2 included in the Group 2 Available Distribution Amount for such Loan Group and Distribution Date.

For any Distribution Date and the related Class A Certificates and the Class 3R Certificates relating to any Loan Group within Collateral Pool 3, an amount equal to the lesser of (i) the applicable Group 3 Available Distribution Amount remaining after distribution of the related Senior Interest Distribution Amount and (ii) the sum of:

(a)	the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following:

(i)	the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of such Mortgage Loan, whether or not received;

(ii)
the principal portion of all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of such Mortgage Loan during the related Prepayment Period (other than any related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

(iii)
the Stated Principal Balance (calculated immediately prior to such Distribution Date) of such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period;

(iv)	[reserved];

(v)
in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

(b)	the product of (x) the then-applicable related Senior Prepayment Percentage and (y) all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

(c)
with respect to any related Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the lesser of (a) the then-applicable related Senior Prepayment Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loan and (b) the then-applicable related Senior Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan at the time of such Final Recovery Determination; and

(d)
in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the amounts calculated pursuant to clauses (a), (b) and (c) above for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class or Classes of Group 3 Senior Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the related Subordinate Certificates pursuant to Section 4.04;

(e)
that portion, if any, of any Class A Principal Adjustment Amount for Collateral Pool 2 included in the Group 3 Available Distribution Amount for such Loan Group and such Distribution Date, if (i) the Subordination Test with respect to the related Subordinate Certificates has not been met with respect to such Distribution Date or (ii) no Group 3 Subordinate Certificates remain outstanding; and

(f)
if the Subordination Test has been met and at least one class of the Group 3 Subordinate Certificates remains outstanding, the product of (x) the then applicable related Senior Percentage and (y) that portion of the Class A Principal Adjustment Amount for Collateral Pool 3 included in the Group 3 Available Distribution Amount for such Loan Group and Distribution Date.

“Senior Support Certificates”:  The Class 1A1B Certificates, the Class 2A2B Certificates, the Class 212B Certificates, the Class 2A3B Certificates, the Class 2A4B Certificates, the Class 2A5B Certificates, the Class 3A1B Certificates, the Class 3A1C Certificates, the Class 31AB Certificates, the Class 3A2B Certificates and the Class 3A3B Certificates.

“Senior Support Components”: the 2A1B Component and the 22AB Component.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: The reasonable “out-of-pocket” costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: The Servicing Fee Rate on the Mortgage Loans will range from 0.175% per annum to 0.375% per annum and the Servicing Fee Rate on certain Mortgage Loans serviced by Countrywide Servicing will step-up from 0.175% to 0.200% on the initial Adjustment Date.  The Servicing Fee Rate for each Mortgage Loan shall be as indicated in the Mortgage Loan Schedule.

“Servicing Officer”: Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appears on a list of Servicing Officers furnished by the Master Servicer to the Trustee, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Significance Estimate”:  With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Sponsor or its affiliate of the aggregate maximum probable exposure of the outstanding related Certificates to the Swap Agreement.

“Significance Percentage”:  With respect to any Distribution Date and the Swap Agreement, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the related Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

“Single Certificate”: With respect to any Class of Certificates (other than any Class of Residual Certificates or the Class 3P Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or initial Notional Amount, as applicable, of $1,000. With respect to each Class of the Residual Certificates and the Class 3P Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

“Special Hazard Amount”:  For Collateral Pool 1, initially an amount equal to $4,447,636.  For Collateral Pool 2, initially an amount equal to $7,606,000. For Collateral Pool 3, initially an amount equal to $6,800,000. As of each anniversary of the Cut-off Date, for any Collateral Pool the Special Hazard Amount shall equal the lesser of (i) the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the related Subordinate Certificates in respect of Special Hazard Losses on the related Mortgage Loans during such year and (ii) the related Adjustment Amount for such anniversary.  After the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Special Hazard Amount for a Collateral Pool will be zero.

“Special Hazard Loss”: Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision. Special Hazard Losses shall not include any Extraordinary Loss or any of the following:

(i)           wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

(ii)           smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

(iii)           settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; and

(iv)           errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

“Sponsor”: Citigroup Global Markets Realty Corp., or its successor in interest.

“S&P”: Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

“Startup Day”: With respect to any Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus, the principal portion of Monthly Payments that would have become due on such related Mortgage Loan after such REO Property was acquired if such Mortgage Loan had not been converted to an REO Property, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.  Solely for the purposes of this definition, any Principal Prepayment, Liquidation Event or Realized Loss that is subject to a Forward Shifted Prepayment Period and that occurs after the last day of the calendar month preceding the month in which the related Distribution Date occurs shall be deemed to have occurred during such calendar month.

“Stayed Funds”: If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a any payment required to be made under the terms of the Certificates and this Agreement is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such remittance absent such prohibition.

 “Subordinate Certificates”: The Group 1 Subordinate Certificates, the Group 2 Subordinate Certificates and the Group 3 Subordinate Certificates.

“Subordinate Net WAC Rate”: The Group 2 Subordinate Net WAC Rate or the Group 3 Subordinate Net WAC Rate.

 “Subordinate Percentage”: The Group 1 Subordinate Percentage, a Group 2 Subordinate Percentage or a Group 3 Subordinate Percentage, as applicable.

“Subordinate Prepayment Percentage”: The Group 1 Subordinate Prepayment Percentage,  a Group 2 Subordinate Prepayment Percentage or a Group 3 Subordinate Prepayment Percentage, as applicable.

“Subordinate Principal Distribution Amount”: With respect to a Collateral Pool and for any Distribution Date, an amount equal to the lesser of (i) the related Available Distribution Amounts, remaining after distribution of the Interest Distribution Amounts and Senior Principal Distribution Amounts to the related Classes of Certificates, and the Interest Distribution Amounts to the related Classes of Subordinate Certificates, and (ii) the aggregate of the sum of:

(a)  for each Loan Group (in the case of Collateral Pool 2 or Collateral Pool 3) or a Collateral Pool (in the case of Collateral Pool 1), the product of (x) the then-applicable related Subordinate Percentage and (y) the sum of the following:

(i)	the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the related Mortgage Loans, whether or not received;

(ii)
the principal portion of all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the related Mortgage Loans during the related Prepayment Period (other than any related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

(iii)
the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period;

(iv)	[reserved];

(v)
in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Collateral Pool pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

(b)  for each Loan Group (in the case of Collateral Pool 2 or Collateral Pool 3) or a Collateral Pool (in the case of Collateral Pool 1) the product of (x) the then-applicable related Subordinate Prepayment Percentage and (y) the Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

(c)  for each Loan Group (in the case of Collateral Pool 2 or Collateral Pool 3) or a Collateral Pool (in the case of Collateral Pool 1) with respect to any related Mortgage Loans which were the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans exceed the amount distributable to the related Senior Certificates;

(d)  in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the amounts calculated pursuant to clauses (a), (b) and (c) above for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Subordinate Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates pursuant to Section 4.04; and

(e)  for each Loan Group within Collateral Pool 2 or Collateral Pool 3, as applicable, the product of (x) the then applicable related Subordinate Percentage of any Class A Principal Adjustment Amount included in the Available Distribution Amount for such Loan Group, if the Subordination Test with respect to the related Subordinate Certificates has been met with respect to such Distribution Date.

“Subordination Test”: With respect to Collateral Pool 2 or Collateral Pool 3, the Subordination Test will be met if the Aggregate Subordinate Percentage for such Collateral Pool is equal to or greater than two times the initial Aggregate Subordinate Percentage for such Collateral Pool on the Closing Date.

“Sub-Servicer”: Any Person (i) with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02 or (ii) in the case of each Initial Sub-Servicing Agreement, the related servicer thereunder.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

“Sub-Servicing Agreement”: Either (i) the written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 or (ii) any Initial Sub Servicing Agreement.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Trust Fund (net of any related expenses permitted to be reimbursed to the related Sub-Servicer or the Master Servicer from such amounts under the related Sub-Servicing Agreement or hereunder) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Shortfall Amount”: As defined in Section 2.03 hereof.

“SunTrust”: SunTrust Mortgage, Inc., or its successors in interest.

“SunTrust Mortgage Loans”: The Mortgage Loans originated by SunTrust Mortgage, Inc. and serviced by SunTrust pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Super Senior Certificates”:  The Class 1A1A Certificates, the Class 2A1A Certificates, the Class 2A2A Certificates, the Class 22AA Certificates, the Class 2A3A Certificates, the Class 2A4A Certificates, the Class 2A5A Certificates, the Class 31AA Certificates, the Class 3A1A Certificates, the Class 3A2A Certificates and the Class 3A3A Certificates.

“Swap Account”:  The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 4.10.

“Swap Agreement:”  The Swap Agreement, dated as of October 31, 2007, between the Grantor Trust Trustee, on behalf of the Grantor Trust, and the Swap Provider, for the benefit of the holders of the Group 3 Floating Rate Certificates, including the Swap Credit Support Annex, any schedule, confirmation or other credit support document relating thereto, in substantially the form of Exhibit J hereto.

“Swap Agreement Termination Date”: The earlier of (i) the Distribution Date in July 2012 and (ii) the Distribution Date upon which the Certificate Principal Balance of the Group 3 Floating Rate Certificates has been reduced to zero.

“Swap Collateral Account”:  As defined in Section 4.11 hereof.

“Swap Credit Support Annex”:  The credit support annex, dated as of October 31, 2007, between the Grantor Trust Trustee and the Swap Provider, which is annexed to and forms part of the Swap Agreement.

“Swap Custodian Required Rating Threshold” means, with respect to an entity, (i) a short-term unsecured and unsubordinated debt rating from S&P of “A-1,” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”, and (ii) a long-term unsecured and unsubordinated debt rating from Fitch of “BBB” and a short-term unsecured and unsubordinated debt rating from Fitch of “F2”.

 “Swap Guaranty”:  As defined in Section 4.10 hereof.

 “Swap Provider”: The swap provider under the Swap Agreement.  Initially, Deutsche Bank AG, New York Branch.

“Swap Provider Trigger Event”: A Swap Provider Trigger Event shall have occurred if any of an Event of Default (under the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party, a Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party has occurred.

“Taylor, Bean”: Taylor, Bean & Whitaker Mortgage Corp, or its successors in interest.

“Taylor, Bean Mortgage Loans”: The Mortgage Loans originated by Taylor Bean and serviced by Wells Fargo pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any Trust REMIC due to its classification as a REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 9.01.

“Terminator”: With respect to the termination of REMIC I, the Seller (provided that the Seller may at any time sell, assign or otherwise dispose of its right to be Terminator of REMIC I). With respect to the termination of REMIC II-A the Seller (provided that the Seller may at any time sell, assign or otherwise dispose of its right to be Terminator of REMIC II-A).  With respect to the termination of REMIC III-A the Seller (provided that the Seller may at any time sell, assign or otherwise dispose of its right to be Terminator of REMIC III-A).  If with respect to any Collateral Pool, the Seller fails to exercise such option, the Terminator may be the Master Servicer as provided in Section 9.01.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Amount”:  The Trigger Amount for Collateral Pool 1 and for any Distribution Date occurring after the first five years from the Closing Date will be as follows: for any Distribution Date on or after the fifth and prior to the sixth anniversary of the first Distribution Date, 30% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; for any Distribution Date on or after the sixth and prior to the seventh anniversary of the first Distribution Date, 35% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; for any Distribution Date on or after the seventh and prior to the eighth anniversary of the first Distribution Date, 40% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; for any Distribution Date on or after the eighth and prior to the ninth anniversary of the first Distribution Date, 45% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; and for any Distribution Date on or after the ninth anniversary of the first Distribution Date, 50% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates.

The Trigger Amount for each of Collateral Pool 2 and Collateral Pool 3 and for any Distribution Date occurring after the first seven years from the Closing Date will be as follows: for any Distribution Date on or after the seventh and prior to the eighth anniversary of the first Distribution Date, 30% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; for any Distribution Date on or after the eighth and prior to the ninth anniversary of the first Distribution Date, 35% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; for any Distribution Date on or after the ninth and prior to the tenth anniversary of the first Distribution Date, 40% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; for any Distribution Date on or after the tenth and prior to the eleventh anniversary of the first Distribution Date, 45% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; and for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 50% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates.

“Trust Administrator”: CitiMortgage, Inc., or its successor in interest, or any successor trust administrator appointed as herein provided.

“Trust Fund”: Collectively, all of the assets of REMIC I, REMIC II-A, REMIC II-B, REMIC II-C, REMIC III-A, REMIC III-B, REMIC III-C, the Floater Cap Carryover Reserve Account or the assets of the Grantor Trust.

“Trustee”: U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

“Trust REMIC”: Each of REMIC I, REMIC II-A, REMIC II-B, REMIC II-C, REMIC III-A, REMIC III-B and REMIC III-C.

“Uncertificated Balance”:  The principal amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each such REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each such REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.07.

“Undercollateralized Amount”: As to any Distribution Date and any Loan Group within Collateral Pool 2 or Collateral Pool 3, the excess, if any, of the Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the related Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in the related Loan Group, in each case before reduction for any Realized Losses on such Distribution Date.

“Undercollateralized Loan Group”: With respect to Collateral Pool 2 or Collateral Pool 3, as to any Distribution Date, any Loan Group within such Collateral Pool for which an Undercollateralized Amount greater than zero is calculated.

“Underlying Interest”: An uncertificated interest in the Trust evidencing a Regular Interest in REMIC III-C.  The aggregate of the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest and the Class 31AB Underlying Interest.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

“Value”: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan or such other value assigned to such Mortgaged Property by the originator at the time of origination of the Mortgage Loan.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 99% of all of the Voting Rights relating to Collateral Pool 1 shall be allocated to the Holders of the related Classes of Regular Certificates in proportion to their then outstanding Certificate Principal Balances and (ii) 1% of all Voting Rights relating to such Collateral Pool will be allocated among the Holders of the related Residual Certificates. All Voting Rights allocated to any Holders of any Class of Certificates shall be allocated among the Holders of the Certificates of such Class pro rata in accordance with the respective Percentage Interests evidenced thereby.

The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times during the term of this Agreement, (i) 98% of all of the Voting Rights relating to Collateral Pool 2 shall be allocated to the Holders of the related Classes of Regular Certificates (other than the related Class 2 Interest Only Certificates) in proportion to their then outstanding Certificate Principal Balances, (ii) 1% of all Voting Rights relating to such Collateral Pool will be allocated among the Holders of the related Class 2 Interest Only Certificates in proportion to their then outstanding Notional Amounts and (iii) 1% of all Voting Rights relating to such Collateral Pool will be allocated among the Holders of the related Residual Certificates. All Voting Rights allocated to any Holders of any Class of Certificates shall be allocated among the Holders of the Certificates of such Class pro rata in accordance with the respective Percentage Interests evidenced thereby.

The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times during the term of this Agreement, (i) 98% of all of the Voting Rights relating to Collateral Pool 3 shall be allocated to the Holders of the related Classes of Regular Certificates (other than the related Class 3 Interest Only Certificates) in proportion to their then outstanding Certificate Principal Balances, (ii) 1% of all Voting Rights relating to such Collateral Pool will be allocated among the Holders of the related Class 3 Interest Only Certificates in proportion to their then outstanding Notional Amounts and (iii) 1% of all Voting Rights relating to such Collateral Pool will be allocated among the Holders of the related Residual Certificates. All Voting Rights allocated to any Holders of any Class of Certificates shall be allocated among the Holders of the Certificates of such Class pro rata in accordance with the respective Percentage Interests evidenced thereby.

“Weichert”: Weichert Financial Services, or its successors in interest.

“Weichert Mortgage Loans”: The Mortgage Loans originated by Weichert and serviced by Wells Fargo pursuant to the Initial Sub-Servicing Agreement to which it is a party.

“Wells Fargo”: Wells Fargo Bank, N.A., or its successor in interest.

“Wells Fargo Mortgage Loans”: The Mortgage Loans originated by Wells Fargo and serviced by Wells Fargo pursuant to the Initial Sub-Servicing Agreement to which it is a party.

SECTION 1.02	Allocation of Certain Interest Shortfalls.

The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans in a Collateral Pool for any Distribution Date shall be allocated among the related Certificates pro rata in accordance with, and to the extent of one month’s interest at the Pass Through Rate on the respective Certificate Principal Balance or Notional Amount of such Certificate immediately prior to such Distribution Date.

The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Group 2 Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to each REMIC II-A Regular Interest, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective REMIC II-A Remittance Rate on the respective Uncertificated Balance of each such REMIC II-A Regular Interest.

The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Group 2 Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to each REMIC II-B Regular Interest in the same manner and priority as such amounts are allocated to the Corresponding Certificates.

The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Group 3 Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to each REMIC III-A Regular Interest, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective REMIC III-A Remittance Rate on the respective Uncertificated Balance of each such REMIC III-A Regular Interest.

The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Group 3 Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to each REMIC III-B Regular Interest in the same manner and priority as such amounts are allocated to the Corresponding Certificates or Corresponding Underlying Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (except Section 18 thereof), and all other assets included or to be included in REMIC I, REMIC II-A and REMIC III-A. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date or any applicable additional interest accruing during the fixed-rate period on any Relationship ARM with respect to which the applicable relationship discount has been reduced or eliminated).  The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement, and the Trustee, on behalf of the Certificateholders, acknowledges receipt of the same.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or the Custodian on its behalf, the following documents or instruments (a “Mortgage File”) with respect to (I)  each Mortgage Loan so transferred and assigned (other than a Mortgage Loan that is a Cooperative Loan):

(i)  The Mortgage Note, endorsed by manual or facsimile signature without recourse by the Originator or an Affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the Affiliate of the Originator and from such Affiliate to the Trustee;

(ii)  The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original;

(iii)  Unless the Mortgage Loan is registered on the MERS® System, an assignment to the Trustee in recordable form of the Mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the Mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to the Person assigning the Mortgage Loan to the Trustee (or to MERS, noting the presence of the MIN, if the Mortgage Loan is registered on the MERS® System);

(iv)  Any original assumption, modification, buydown or conversion-to- fixed-interest-rate agreement applicable to the Mortgage Loan;

(v)  With respect to any Mortgage Loan listed on the Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate or a copy thereof;

(vi)  The original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance) pertaining to the Mortgaged Property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender’s recording instructions, with the original to be delivered within 180 days of the Closing Date or an attorney’s opinion of title in jurisdictions where such is the customary evidence of title; and

and (II) with respect to each Mortgage Loan that is a Cooperative Loan so transferred and assigned:

(vii)  The Mortgage Note, endorsed by manual or facsimile signature without recourse by the Originator or an Affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements and assignments from the named payee to the Trustee or from the named payee to the Affiliate of the Originator and from such Affiliate to the Trustee;

(viii)  The original executed proprietary lease or occupancy agreement and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee;

(ix)  The original stocks, shares, membership certificate or other contractual agreement evidencing ownership and the original stock power executed in blank;

(x)  The original executed recognition agreement and any executed assignments of recognition agreement showing a complete chain of assignment from the named secured party to the Trustee;

(xi)  The original executed security agreement or similar document and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee;

(xii)  Except for Mortgage Loans (x) secured by Mortgaged Properties in the State of New Jersey or (y) originated prior to October 1988 and secured by Mortgaged Properties in the State of New York, the executed UCC-1 financing statement with evidence of recording thereon and executed original UCC-3 financing  statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation); and

(xiii)  Any original assumption, modification or buydown agreement applicable to the Mortgage Loan.

In instances where an original recorded Mortgage cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with the recording of such Mortgage, the Depositor may, (a) in lieu of delivering such original recorded Mortgage referred to in clause (ii) above, deliver to the Trustee (or the Custodian on behalf of the Trustee) a copy thereof, provided that the Depositor certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and (b) in lieu of delivering the completed assignment in recordable form referred to in clause (iii) above to the Trustee (or the Custodian on behalf of the Trustee), deliver such assignment to the Trustee (or the Custodian on behalf of the Trustee) completed except for recording information. In all such instances, the Depositor will deliver the original recorded Mortgage and completed assignment (if applicable) to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, the Depositor or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original or a copy of the title insurance policy referred to in clause (vi) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, the Depositor may, in lieu of delivering the original or a copy of such title insurance referred to in clause (vi) above, deliver to the Trustee (or the Custodian on behalf of the Trustee) a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Trustee (or the Custodian on behalf of the Trustee) within 180 days of the Closing Date, in instances where an original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, the Depositor may, in lieu of delivering the original of such agreement referred to in clause (iv) above, deliver a certified copy thereof.

To the extent not already recorded, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Master Servicer, at the expense of the Seller shall promptly (and in no event later than five Business Days following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to any Trust REMIC, in the appropriate public office for real property records, each Assignment delivered to it pursuant to (iii) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, at the expense of the Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Master Servicer nor the Trustee shall be required to submit or cause to be submitted for recording any Assignment delivered to it or the Custodian pursuant to (iii) above if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date; provided, however, notwithstanding the foregoing, the Master Servicer shall submit each Assignment for recording, at no expense to the Trust Fund or the Master Servicer, upon the earliest to occur of: (A) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (B) the occurrence of a Master Servicer Event of Termination, (C) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (D) the occurrence of a servicing transfer as described in Section 7.02 of this Agreement and (E) with respect to any one Assignment the occurrence of a foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the Assignments, such expense will be paid by the Master Servicer and the Master Servicer shall be reimbursed for such expenses by the Trust as set forth herein.

In connection with the assignment of any Mortgage Loan registered on the MERS System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which  identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor  further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not and will not permit a Sub-Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In connection with its servicing of Cooperative Loans and as required by law, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Unit is located outside of the State of New York.

With respect to a maximum of approximately 5.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in (i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or the Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or the Custodian on behalf of the Trustee) is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or the Custodian on behalf of the Trustee) within three Business Days.

The Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or the Custodian on behalf of the Trustee) are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or the Custodian on behalf of the Trustee). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, the Depositor shall do so by delivery thereof to the Trustee or the Custodian on behalf of the Trustee.

It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.  It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan to be included in the Trust Fund not comply in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

SECTION 2.02	Acceptance of the Trust Fund by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on an exception report delivered by or on behalf of the Trustee, the Trustee acknowledges receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(iv)) and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee, by execution and delivery hereof, acknowledges receipt, subject to the review described in the succeeding sentence, of the documents and other property referred to in Section 2.01 and declares that the Trustee (or the Custodian on behalf of the Trustee) holds and will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future Certificateholders. The Trustee or the Custodian on its behalf shall, for the benefit of the Trustee and the Certificateholders, review each Mortgage File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans. If in the course of such review the Trustee or the Custodian on its behalf finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee or the Custodian on its behalf shall promptly so notify the Depositor, the Trust Administrator, the Paying Agent, the Seller, the Master Servicer and, if such notice is from the Custodian on the Trustee’s behalf, the Trustee. In addition, upon the discovery by the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a custodial agreement with the Custodian pursuant to which the Trustee appoints the Custodian to hold the Mortgage Files on behalf of the Trustee for the benefit of the Trustee and all present and future Certificateholders, which may provide that the Custodian shall, on behalf of the Trustee, conduct the review of each Mortgage File required under the first paragraph of this Section 2.02. Initially, Citibank, N.A., is appointed as Custodian with respect to the Mortgage Files of the Mortgage Loans and, notwithstanding anything to the contrary herein, it is understood that such initial Custodian shall be responsible for the review contemplated in the second paragraph of this Section 2.02 and for all other functions relating to the receipt, review, reporting and certification provided for herein with respect to their respective Mortgage Files (other than ownership thereof for the benefit of the Certificateholders and related duties and obligations set forth herein).

SECTION 2.03	Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

(a)  Upon discovery or receipt of notice by the Depositor, the Master Servicer, the Trust Administrator or the Trustee of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the party so discovering or receiving notice shall promptly notify the other parties to this Agreement, and the Trustee thereupon shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement (i) to repurchase such Mortgage Loan from REMIC I, REMIC II-A or REMIC III-A at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, and (ii) to indemnify the Trust Fund in respect of such missing document, defect or breach, in the case of each of (i) and (ii),  if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan and any indemnification shall be remitted by the Seller to the Master Servicer for deposit into the Collection Account, and the Trust Administrator, upon receipt of written notice from the Master Servicer of such deposit, shall give written notice to the Trustee that such deposit has taken place and the Trustee shall release (or cause the Custodian to release on its behalf) to the Seller the related Mortgage File, and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee and the Trust Administrator shall have no further responsibility with regard to such Mortgage File. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller pursuant to the Mortgage Loan Purchase Agreement at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS rules and regulations. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement the Seller may cause such Mortgage Loan to be removed from REMIC I, REMIC II-A or REMIC III-A (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, and if and to the extent provided in the Mortgage Loan Purchase Agreement to perform any applicable indemnification obligations with respect to any such omission, defect or breach, as provided in the Mortgage Loan Purchase Agreement, shall constitute the only remedies respecting such omission, defect or breach available to the Trustee or the Trust Administrator on behalf of the Certificateholders.

(b)  Reserved.

(c)  Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)  Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I, REMIC II-A or REMIC III-A.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or to the Custodian on behalf of the Trustee, as applicable), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment in blank or to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on its behalf and on behalf of the Trustee shall, for the benefit of the Certificateholders, review each Mortgage File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans. If in the course of such review the Trustee or the Custodian on its behalf finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee or the Custodian on its behalf shall promptly so notify the Depositor, the Trust Administrator, the Seller and the Master Servicer. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Trustee and the Certificateholders that such substitution has taken place, and the Trust Administrator shall amend or cause the Custodian to amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and, upon receipt thereof, shall deliver a copy of such amended Mortgage Loan Schedule to the Master Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement (including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement), in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month’s interest on such Scheduled Principal Balance at the applicable Mortgage Loan Remittance Rate. On the date of such substitution, the Trustee will monitor the obligation of the Seller to deliver or cause to be delivered, and shall request that such delivery be to the Master Servicer for deposit in the Collection Account, an amount equal to the Substitution Shortfall Amount, if any, and the Trustee (or the Custodian on behalf of the Trustee, as applicable), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and written notice given by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(e)  Upon discovery by the Depositor, the Master Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties to this Agreement, and the Trustee shall give written notice thereof to the Seller. In connection therewith, the Seller pursuant to the Mortgage Loan Purchase Agreement or the Depositor pursuant to this Agreement shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a) and 2.03(d). The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased by the Seller for breach of a representation or warranty.

SECTION 2.04	Reserved.

SECTION 2.05	Representations, Warranties and Covenants of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)  The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)  The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

(v)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii)  The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement; and

(viii)  The Master Servicer (or a Sub-Servicer servicing the Mortgage Loans on its behalf) is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to the Custodian on its behalf and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

SECTION 2.06	Issuance of the Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian on its behalf, of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, REMIC II-A and REMIC III-A delivered on the date hereof, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery of such assets delivered on the date hereof and in exchange therefor, the Paying Agent, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates (other than the Group 3 Floating Rate Certificates) and the Underlying Interests constitute the entire beneficial ownership interest in REMIC I, REMIC II-C and REMIC III-C.

SECTION 2.07	Conveyance of the REMIC Regular Interests; Acceptance of the Trust REMICs by the Trustee.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the Group 1 Certificates. The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Group 1 Certificates.  The Group 1 Certificates constitute the entire beneficial ownership interest in REMIC I.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC II-A for the benefit of the holders of the REMIC II-A Regular Interests (which are uncertificated) and the Class 2R Certificates (in respect of the Class R-IIA Residual Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC II-A and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II-A Regular Interests and the Class 2R Certificates (in respect of the Class R-IIA Residual Interest). The interests evidenced by the Class R-IIA Residual Interest, together with the REMIC II-A Regular Interests, constitute the entire beneficial ownership interest in REMIC II-A.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II-A Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC II-B Regular Interests (which are uncertificated) and the Class 2R Certificates (in respect of the Class R-IIB Residual Interest). The Trustee acknowledges receipt of the REMIC II-A Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II-B Regular Interests (which are uncertificated) and the Class 2R Certificates (in respect of the Class R-IIB Residual Interest). The interests evidenced by the Class R-IIB Residual Interest, together with the REMIC II-B Regular Interests, constitute the entire beneficial ownership interest in REMIC II-B.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II-B Regular Interests (which are uncertificated) for the benefit of the Holders of the Group 2 Certificates (in the case of the Class 2R Certificates, in respect of the Class R-IIC Residual Interest). The Trustee acknowledges receipt of the REMIC II-B Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Group 2 Certificates (in the case of the Class 2R Certificates, in respect of the Class R-IIC Residual Interest).  The interests evidenced by the Group 2 Certificates (in the case of the Class 2R Certificates, in respect of the Class R-IIC Residual Interest) constitute the entire beneficial ownership interest in REMIC II-C.

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC III-A for the benefit of the holders of the REMIC III-A Regular Interests (which are uncertificated) and the Class 3R Certificates (in respect of the Class R-IIIA Residual Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC III-A and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III-A Regular Interests and the Class 3R Certificates (in respect of the Class R-IIIA Residual Interest). The interests evidenced by the Class R-IIIA Residual Interest, together with the REMIC III-A Regular Interests, constitute the entire beneficial ownership interest in REMIC III-A.

(f)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III-A Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC III-B Regular Interests (which are uncertificated) and the Class 3R Certificates (in respect of the Class R-IIIB Residual Interest). The Trustee acknowledges receipt of the REMIC III-A Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III-B Regular Interests (which are uncertificated) and the Class 3R Certificates (in respect of the Class R-IIIB Residual Interest). The interests evidenced by the Class R-IIIB Residual Interest, together with the REMIC III-B Regular Interests, constitute the entire beneficial ownership interest in REMIC III-B.

(g)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III-B Regular Interests (which are uncertificated) for the benefit of the Holders of the Group 3 Certificates (other than the Group 3 Floating Rate Certificates) and the Underlying Interests (in the case of the Class 3R Certificates, in respect of the Class R-IIIC Residual Interest). The Trustee acknowledges receipt of the REMIC III-B Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Group 3 Certificates (other than the Group 3 Floating Rate Certificates) and the Underlying Interests (in the case of the Class 3R Certificates, in respect of the Class R-IIIC Residual Interest).  The interests evidenced by the Group 3 Certificates (other than the Group 3 Floating Rate Certificates) and the Underlying Interests (in the case of the Class 3R Certificates, in respect of the Class R-IIIC Residual Interest), constitute the entire beneficial ownership interest in REMIC III-C.

SECTION 2.08	Execution of Swap Agreement by the Grantor Trust Trustee.

The Grantor Trust Trustee is hereby directed to execute and deliver the Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.  The Grantor Trust Trustee is hereby directed to appoint the Paying Agent to perform the obligations of the Grantor Trust Trustee under the Swap Agreement.

The Master Servicer, the Paying Agent, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that:

(i)  the Grantor Trust Trustee shall execute and deliver the Swap Agreement on behalf of Party B (as defined therein),

(ii)  the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii)  the Paying Agent is hereby directed act as agent for the Grantor Trust Trustee under the Swap Agreement.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Grantor Trust Trustee and the Paying Agent shall apply to the Grantor Trust Trustee’s and the Paying Agent’s performance of their respective duties and satisfaction of their obligations thereunder by the Grantor Trust Trustee or the Paying Agent.

SECTION 2.09  Grantor Trust Designations.

The Group 3 Floating Rate Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of the Underlying Interests and the Swap Agreement, which portion shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01	Master Servicer to Act as Master Servicer.

The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)  the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(iii)  the Master Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)  the Master Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub- Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Master Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses (i) incurred as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System or (ii) if the affected Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, incurred in connection with the actions described in the preceding sentence, shall be subject to withdrawal by the Master Servicer from the Collection Account.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan (except with respect to a Mortgage Loan that is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable) that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan, or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.  Consistent with the foregoing, in connection with a partial Principal Prepayment, the Master Servicer may at its option reduce or permit a Sub-Servicer to reduce the scheduled Monthly Payments on the related Mortgage Loan so that the remaining outstanding principal amount owed under such Mortgage Loan will be paid in equal monthly installments of principal and interest by the originally scheduled maturity date.  In addition, in connection with any modification of a Mortgage Loan that is entered into by a Mortgagor in lieu of refinancing and that is not permitted by this paragraph or by Section 3.07, the Master Servicer shall treat such modification for remitting and reporting purposes as a Principal Prepayment in full to the Trust occurring concurrently with the origination of a new mortgage loan, which is not in the Trust, to the Mortgagor.  For any such Mortgage Loan that has been so deemed the subject of a Principal Prepayment in full, upon written notice from the Master Servicer of the deposit into the Collection Account of funds in an amount equal to all amounts that would be owed to the Trust by the related Mortgagor if such deemed Principal Prepayment were an actual Principal Prepayment in full, the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer or the applicable Sub-Servicer shall furnish to it and as shall be necessary to vest in the designated successor owner of such Mortgage Loan specified in such instruments such Mortgage Loan released pursuant hereto, and the Trustee and the Trust Administrator shall have no further responsibility with regard to such Mortgage Loan or the related Mortgage File.

The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

The Master Servicer shall accurately and fully report (or cause each Sub-Servicer to accurately and fully report), its borrower credit files to each of the credit repositories in a timely manner.

SECTION 3.02	Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

(a)  The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. As of the Cut-Off Date, Countrywide Home Loans Servicing LP is the Sub-Servicer with respect to the Countrywide Mortgage Loans and in such capacity Countrywide Home Loans Servicing LP will be primarily responsible for the servicing of such Mortgage Loans.  As of the Cut-Off Date, GreenPoint is the Sub-Servicer with respect to the GreenPoint Mortgage Loans and in such capacity GreenPoint will be primarily responsible for the servicing of such Mortgage Loans.  As of the Cut-Off Date, Wells Fargo is the Sub-Servicer with respect to the Wells Fargo Mortgage Loans and in such capacity Wells Fargo will be primarily responsible for the servicing of such Mortgage Loans.

(b)  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Trust Administrator copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub- Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

SECTION 3.03	Successor Sub-Servicers.

The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement (other than any Initial Sub-Servicing Agreement) shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

SECTION 3.04	Liability of the Master Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05	No Contractual Relationship Between Sub-Servicers and Trustee, Trust Administrator or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, the Trust Administrator and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06	Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer’s interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub- Servicing Agreements to the assuming party.

SECTION 3.07	Collection of Certain Mortgage Loan Payments.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy and any other applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and the servicing standards set forth in Section 3.01, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, only upon determining that the coverage of such Mortgage Loan by the related Primary Mortgage Insurance Policy, if any, will not be affected, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may  waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan; provided that the final maturity date for any such modified Mortgage Loan shall not exceed the Latest Possible Maturity Date (as set forth in the Preliminary Statement hereto), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor, if in the Master Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

SECTION 3.08	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account (provided, however, that in the case of each Initial Sub-Servicing Agreement, the applicable Sub-Servicing Account shall comply with all requirements of the Initial Sub-Servicing Agreement relating to the custodial account provided for therein). The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than one Business Day after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account (or, in the case of the Initial Sub-Servicing Agreement, at such time as is required pursuant to the terms of the Initial Sub-Servicing Agreement). For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer shall establish and maintain (or cause a Sub-Servicer to establish and maintain) one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, fire and hazard insurance premiums, Primary Mortgage Insurance Premiums, water charges, sewer rents and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer (or the applicable Sub-Servicer) shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer’s (or the applicable Sub-Servicer’s) receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than one Business Day after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Master Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX; or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

SECTION 3.10	Collection Account and Distribution Account.

(a)  On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)  all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

(vii)  all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03;

(viii)  [reserved]; and

(ix)  [reserved].

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)  On behalf of the Trust Fund, the Paying Agent on behalf of the Trust Administrator shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Paying Agent in immediately available funds for deposit in the Distribution Account on or before 12:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Group 1 Available Distribution Amount, the Group 2 Available Distribution Amount and the Group 3 Available Distribution Amount (calculated in each case without regard to the subtraction therefrom of any applicable lender-paid primary mortgage insurance premium described in clause (i)(a) of each definition thereof) for the related Distribution Date then on deposit in the Collection Account and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Master Servicer shall, on or before 12:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)  Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee, the Trust Administrator, the Paying Agent and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Paying Agent shall give notice to the Master Servicer, the Trust Administrator, the Paying Agent and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)  Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Paying Agent on behalf of the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Paying Agent shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Paying Agent withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Paying Agent from time to time for deposit, and upon written notification from the Master Servicer, the Paying Agent shall so deposit, in the Distribution Account:

(i)  any P&I Advances, as required pursuant to Section 4.03;

(ii)  any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)  any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

(iv)  any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

(v)  any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

(e)  Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Paying Agent shall deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

(f)  The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11	Withdrawals from the Collection Account and Distribution Account.

(a)  The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

(i)  to remit to the Paying Agent for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)  subject to Section 3.16(d), to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

(iii)  subject to Section 3.16(d), to pay the Master Servicer or any Sub- Servicer (A) any unpaid Servicing Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) any nonrecoverable Servicing Advances following the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation  Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for such Servicing Advances;

(iv)  to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the Master Servicer for any P&I Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.03;

(vii)  to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)  to reimburse the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any  expenses arising out of the enforcement of the purchase obligation;

(ix)  to pay, or to reimburse the Master Servicer for advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(x)  to reimburse the Master Servicer for any unreimbursed P&I Advances or Servicing Advances previously made on Mortgage Loans that were the subject to a Capitalization Modification pursuant to Section 3.07 where such P&I Advance or Servicing Advance is added to the unpaid Stated Principal Balance of such Mortgage Loan (but, in the case of this clause (x), such reimbursement shall be permitted only from amounts on deposit in the Collection Account in respect of scheduled and unscheduled collections of principal on the Mortgage Loans in the related Collateral Pool, in the case of the Mortgage Loans in Collateral Pool 1, or the related Loan Group, in the case of the Mortgage Loans in Collateral Pool 2 and Collateral Pool 3); and

(xi)  to clear and terminate the Collection Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee, the Trust Administrator and the Paying Agent, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b)  The Paying Agent shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)  to make distributions to Certificateholders in accordance with Section 4.01;

(ii)  to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

(iii)  to reimburse the Trust Administrator or the Trustee pursuant to Section 7.02;

(iv)  to pay any amounts in respect of taxes pursuant to 10.01(g)(iii);

(v)  to pay any Extraordinary Trust Fund Expenses;

(vi)  to reimburse the Paying Agent or the Trustee for any P&I Advance made by it under Section 7.01 (if not reimbursed by the Master Servicer) to the same extent the Master Servicer would be entitled to reimbursement under Section 3.11(a); and

(vii)  to clear and terminate the Distribution Account pursuant to Section 9.01.

SECTION 3.12	Investment of Funds in the Collection Account and the Distribution Account.

(a)  The Master Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an “Investment Account”), and the Paying Agent may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an “Investment Account”), to hold the funds in such Investment Account uninvested or to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Paying Agent is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Paying Agent is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and the Distribution Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)
demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Paying Agent, shall be for the benefit of the Paying Agent and shall be subject to its withdrawal at any time. The Paying Agent shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13	Maintenance of the Primary Mortgage Insurance Policies; Collections Thereunder.

The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under the Mortgage Loan Purchase Agreement and to the extent available, a Primary Mortgage Insurance Policy with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Master Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Master Servicer or the related Sub-Servicer, if any, will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.

The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If any such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub-Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Mortgage Insurance Policy and all collections thereunder shall be deposited initially in the Sub-Servicing Account.

SECTION 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)  The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property (other than REO Properties acquired in respect of Cooperative Loans) in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the Paying Agent (upon the Trustee’s or Paying Agent’s reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Master Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable Primary Mortgage Insurance Policy or hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian (with a copy to the Trustee) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16	Realization Upon Defaulted Mortgage Loans.

(a)  The Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)  Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Trust Administrator, the Master Servicer or the Certificateholders would be considered to hold title to, to be a “mortgagee-in- possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)  The Master Servicer shall have the right to purchase from the Trust Fund any defaulted Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Trust Administrator, in form and substance satisfactory to the Trustee and the Trust Administrator prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Master Servicer of such deposit, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

(d)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii)(A).

SECTION 3.17	Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Custodian, on behalf of the Trustee, by a certification in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request that the Custodian, on behalf of the Trustee, deliver to it the Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Master Servicer, and the Master Servicer is authorized to cause the removal from the registration on the MERS® System of any such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

The Trustee (or the Custodian on its behalf) shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Custodian, on behalf of the Trustee, shall, upon request of the Master Servicer and delivery to the Custodian and the Trustee of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Custodian, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian, on behalf of the Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian, on behalf of the Trustee, to the Master Servicer.

(c)  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18	Servicing Compensation.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement.

Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums due under any Primary Insurance Policies, if applicable, premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19	Reports to the Trust Administrator; Collection Account Statements.

Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trust Administrator and the Trustee, upon the request of the Trust Administrator or the Trustee, a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to the Certificates Registrar, and the Certificate Registrar shall provide the same to any Certificateholder and to any Person identified to the Certificate Registrar as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trust Administrator and by the Trust Administrator to the Certificate Registrar.

SECTION 3.20	Statement as to Compliance.

The Master Servicer shall deliver to the Depositor and the Trust Administrator, on or before March 15th of each calendar year beginning in 2008, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the  Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof.  The Master Servicer shall deliver, or cause any Sub-Servicer to deliver, a similar Annual Statement of Compliance by any Sub-Servicer to which any servicing responsibilities have been delegated with respect to the Mortgage Loans, to the Depositor and the Trust Administrator as described above as and when required with respect to the Master Servicer.

If the Master Servicer cannot deliver the related Annual Statement of Compliance by March 15th of such year, the Trustee, at the direction of the Depositor, may permit a cure period for the Master Servicer to deliver such Annual Statement of Compliance, but in no event later than March 18th of such year.

Failure of the Master Servicer to comply with this Section 3.20 shall be deemed a Master Servicer Event of Default and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

The Master Servicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Master Servicer’s obligations under this Section 3.20.

SECTION 3.21	Assessments of Compliance and Attestation Reports.

(a)  The Master Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit C hereto).  The Master Servicer shall deliver to the Depositor and the Trust Administrator or cause to be delivered to the Depositor and the Trust Administrator, on or before March 1st of each calendar year beginning in 2008, the following:

(i)  a report (an “Assessment of Compliance”) regarding the Master Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Master Servicer, and shall address each of the Servicing Criteria set forth in Exhibit C hereto;

(ii)  a report (an “Attestation Report”) of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Master Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)  from each Sub-Servicer, and each subcontractor determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, an Assessment of Compliance and Attestation Report as and when provided in paragraphs (i) and (ii) of this Section 3.21(a); and

(iv)  a statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans.

(b)  As provided in 3.21(a)(iii) above, the Master Servicer shall, or shall cause any Sub-Servicer and each subcontractor determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB to, deliver to the Trust Administrator and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit C hereto which are indicated as applicable to any “primary servicer.”  Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

If the Master Servicer cannot deliver any Assessment of Compliance or Attestation Report by March 1st of such year, the Trustee, at the direction of the Depositor, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 15th of such year.

Failure of the Master Servicer to timely comply with this Section 3.21 shall be deemed a Master Servicer Event of Default, and upon the receipt of written notice from the Trustee of such Event of Default, the Trustee at the direction of the Depositor may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

The Trust Administrator shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit C hereto which are indicated as applicable to the Trust Administrator.  The Paying Agent, Certificate Registrar and Authenticating Agent shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit C hereto which are indicated as applicable to the Paying Agent, Certificate Registrar and Authenticating Agent.  The Master Servicer shall on behalf of the Trustee enforce the obligations of the Custodian under the Custodial Agreement to provide an Assessment of Compliance and Attestation Report, as, when and to the extent set forth in the Custodial Agreement.

The Master Servicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Master Servicer’s obligations, as applicable, under this Section 3.21.  The Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon any failure of the Trust Administrator to deliver when required its Assessment of Compliance and Attestation Report.  The Paying Agent, Certificate Registrar and Authenticating Agent shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon any failure of the Paying Agent, Certificate Registrar and Authenticating Agent to deliver when required its Assessment of Compliance.

SECTION 3.22	Access to Certain Documentation.

The Master Servicer shall provide to the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Trust Administrator and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

SECTION 3.23	Title, Management and Disposition of REO Property.

(a)  The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the above three-year grace period would otherwise expire, an extension of the above three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third taxable year after its acquisition will not result in the imposition on the Trust Fund of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)  The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)  all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, none of the Master Servicer, the Trust Administrator or the Trustee shall:

(i)  authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)  authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)  authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)  authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)  the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)  any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)  none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on  behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)  the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees.

(d)  In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d), shall be withdrawn by the Master Servicer from each REO Account maintained by it and remitted to the Paying Agent for deposit into the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date relating to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

(e)  Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Mortgage Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f)  The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be remitted to the Paying Agent for deposit in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)  The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

With respect to each Collateral Pool, the Master Servicer shall deliver to the Paying Agent for deposit into the Distribution Account on or before 12:00 p.m. New York time on the Master Servicer Remittance Date from its own funds (or from a Sub-Servicer’s own funds received by the Master Servicer in respect of Compensating Interest) an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments of each Mortgage Loan included in such Collateral Pool during the related Prepayment Period and (ii) the applicable Compensating Interest Payment for such Mortgage Loans.

SECTION 3.25	Obligations of the Master Servicer in Respect of Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Paying Agent for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. If amounts paid by the Master Servicer with respect to any Mortgage Loan pursuant to this Section 3.25 are subsequently recovered from the related Mortgagor, the Master Servicer shall be permitted to reimburse itself for such amounts paid by it pursuant to this Section 3.25 from such recoveries.

SECTION 3.26	Floater Cap Carryover Reserve Account.

(a)           On the Closing Date, the Paying Agent shall establish and maintain in its name in trust for the benefit of the Holders of the Group 3 Floating Rate Certificates, the Floater Cap Carryover Reserve Account.  All funds on deposit in the Floater Cap Carryover Reserve Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Paying Agent pursuant to this Agreement.

(b)           On each Distribution Date as to which there is a Floater Cap Carryover Amount payable to any Class of the Group 3 Floating Rate Certificates, the Paying Agent shall deposit into the Floater Cap Carryover Reserve Account the amount of any amounts otherwise distributable pursuant to Section 4.01(a) to the Holders of the Class 3A1IO Certificates, to the extent of such Floater Cap Carryover Amounts.  On each such Distribution Date, the Paying Agent shall hold all such amounts deposited into the Floater Cap Carryover Reserve Account for the benefit of the Holders of the Group 3 Floating Rate Certificates.  On each Distribution Date, after making the distributions and allocations of the  Available Distribution Amounts and the distributions from the Grantor Trust for such Distribution Date as described herein, the Paying Agent will withdraw from the Floater Cap Carryover Reserve Account the amount then on deposit therein and will distribute the amount so withdrawn to the Holders of the Group 3 Floating Rate Certificates and the Class 3A1IO Certificates in the following amounts and order of priority:

(i)           concurrently, to the Holders of each Class of Group 3 Floating Rate Certificates, the Floater Cap Carryover Amount for such Class, if any, on a pro rata basis based on their respective entitlements pursuant to this clause; and

(ii)           any remaining amounts to the Holders of the Class 3A1IO Certificates.

(c)           For federal and state income tax purposes, the Holders of the Class 3A1IO Certificates will be deemed to be the owners of the Floater Cap Carryover Account.  The Floater Cap Carryover Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).  The Floater Cap Carryover Account will be part of the Trust Fund but not part of any REMIC or the Grantor Trust, and any payments to the Holders of the Group 3 Floating Rate Certificates of Floater Cap Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

Amounts on deposit in the Floater Cap Carryover Account shall remain uninvested.

For federal tax return and information reporting, the value of the right of the Holders of the Group 3 Floating Rate Certificates to receive payments from the Floater Cap Carryover Account in respect of any Floater Cap Carryover Amount shall be available from the Trust Administrator or the Paying Agent (to the extent such information is made available to the Trust Administrator or the Paying Agent, as the case may be, by the Depositor or the Underwriter) upon request.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01	Distributions.

(a)  (1) On each Distribution Date, the Paying Agent, in accordance with calculations and determinations made by the Trust Administrator as reflected in the statement to Certificateholders prepared by the Trust Administrator pursuant to Section 4.02, shall withdraw from the Distribution Account an amount equal to the Group 1 Available Distribution Amount.  Distributions on each Distribution Date with respect to the Group 1 Certificates will be made to the Holders of the applicable Certificates in the following amounts and order of priority, from the Group 1 Available Distribution Amount:

I.	From the Group 1 Available Distribution Amount:

(i)
concurrently, to the Holders of the Class 1A1A Certificates and the Class 1A1B Certificates and, on the first Distribution Date, to the Class 1R Certificates, the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Collateral Pool 1 and such Distribution Date, first to the Holders of the Class 1R Certificates and then concurrently, to the Holders of the Class 1A1A Certificates and the Class 1A1B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof has been reduced to zero;

II	From the Group 1 Available Distribution Amount remaining after the above distributions have been made:

(i)
to the Holders of the Group 1 Subordinate Certificates, the Interest Distribution Amount for each such Class and such Distribution Date in the following order of priority: first, to the Class 1B1 Certificates; second, to the Class 1B2 Certificates; third, to the Class 1B3 Certificates; fourth, to the Class 1B4 Certificates; fifth, to the Class 1B5 Certificates; and sixth, to the Class 1B6 Certificates, in each case to the extent of the remaining Group 1 Available Distribution Amount and in each case to the extent of the Interest Distribution Amount for such Class for such Distribution Date;

(ii)
to the Holders of the Group 1 Subordinate Certificates, each such Class’s allocable share of the Group 1 Subordinate Principal Distribution Amount for such Distribution Date (calculated in accordance with Section 4.01(b)(i) below), distributable among the Classes of Group 1 Subordinate Certificates in reduction of the Certificate Principal Balances thereof in the following order of priority: first, to the Class 1B1 Certificates; second, to the Class 1B2 Certificates; third, to the Class 1B3 Certificates; fourth, to the Class 1B4 Certificates; fifth, to the Class 1B5 Certificates; and sixth, to the Class 1B6 Certificates, in each case until the Certificate Principal Balance of each such Class is reduced to zero; and

(iii)	to the Holders of the Class 1R Certificates, any remaining amounts.

(2)  On each Distribution Date, the Paying Agent, in accordance with calculations and determinations made by the Trust Administrator as reflected in the statement to Certificateholders prepared by the Trust Administrator pursuant to Section 4.02, shall, withdraw from the Distribution Account an amount equal to the related Group 2 Available Distribution Amount for each Loan Group within Collateral Pool 2.  Distributions on each Distribution Date with respect to the Group 2 Certificates will be made to the Holders of the applicable Certificates in the following amounts and order of priority, from the related Available Distribution Amount or related Available Distribution Amounts:

I	From the Group 2 Available Distribution Amount related to the Group 2-1 Mortgage Loans:

(i)
concurrently, to the Class 2A1A Certificates and the 2A1B Component, the Interest Distribution Amount for each such Class or Component, as the case may be, and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause; and

(ii)
the Senior Principal Distribution Amount for Loan Group 2-1 and such Distribution Date, concurrently, to the Class 2A1A Certificates and the 2A1B Component, on a pro rata basis based on the Certificate Principal Balance or Component Principal Balance of each such Class or Component, as the case may be, in each case until the Certificate Principal Balance or Component Principal Balance thereof has been reduced to zero;

II.	From the Group 2 Available Distribution Amount related to the Group 2-2 Mortgage Loans:

(i)
concurrently, to the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates, the 22AB Component and the Class 2A2IO Certificates, the Interest Distribution Amount for each such Class or Component, as the case may be, and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Loan Group 2-2 and such Distribution Date, concurrently, to the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates and the 22AB Component, on a pro rata basis based on the Certificate Principal Balance or Component Principal Balance of each such Class or Component, as the case may be, in each case until the Certificate Principal Balance or Component Principal Balance thereof has been reduced to zero;

III.	From the Group 2 Available Distribution Amount related to the Group 2-3 Mortgage Loans:

(i)
concurrently, to the Class 2A3A Certificates, the Class 2A3B Certificates and the Class 2A3IO Certificates, the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Loan Group 2-3 and such Distribution Date, concurrently, to the Class 2A3A Certificates and the Class 2A3B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof has been reduced to zero;

IV.	From the Group 2 Available Distribution Amount related to the Group 2-4 Mortgage Loans:

(i)
concurrently, to the Class 2A4A Certificates and the Class 2A4B Certificates and, on the first Distribution Date, to the Class 2R Certificates, the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Loan Group 2-4 and such Distribution Date, first, to the Holders of the Class 2R Certificates and then concurrently, to the Class 2A4A Certificates and the Class 2A4B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof has been reduced to zero;

V.	From the Group 2 Available Distribution Amount related to the Group 2-5 Mortgage Loans:

(i)
concurrently, to the Class 2A5A Certificates and the Class 2A5B Certificates, the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Loan Group 2-5 and such Distribution Date, concurrently, to the Class 2A5A Certificates and the Class 2A5B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof has been reduced to zero;

VI.	From the sum of the Group 2 Available Distribution Amounts for each Group 2 Loan Group remaining after the above distributions have been made:

(i)
to the Holders of the Group 2 Subordinate Certificates, the Interest Distribution Amount for each such Class and such Distribution Date in the following order of priority: first, to the Class 2B1 Certificates; second, to the Class 2B2 Certificates; third, to the Class 2B3 Certificates; fourth, to the Class 2B4 Certificates; fifth, to the Class 2B5 Certificates; and sixth, to the Class 2B6 Certificates, in each case to the extent of the remaining Group 2 Available Distribution Amounts and in each case to the extent of the Interest Distribution Amount for such Class for such Distribution Date;

(ii)
to the Holders of the Group 2 Subordinate Certificates, each such Class’s allocable share of the Group 2 Subordinate Principal Distribution Amount for such Distribution Date (calculated in accordance with Section 4.01(b)(i) below), distributable among the Classes of Group 2  Subordinate Certificates in reduction of the Certificate Principal Balances thereof in the following order of priority: first, to the Class 2B1 Certificates; second, to the Class 2B2 Certificates; third, to the Class 2B3 Certificates; fourth, to the Class 2B4 Certificates; fifth, to the Class 2B5 Certificates; and sixth, to the Class 2B6 Certificates, in each case until the Certificate Principal Balance of each such Class is reduced to zero; and

(iii)	to the Holders of the Class 2R Certificates, any remaining amounts.

(3)  On each Distribution Date, the Paying Agent, in accordance with calculations and determinations made by the Trust Administrator as reflected in the statement to Certificateholders prepared by the Trust Administrator pursuant to Section 4.02, shall, withdraw from the Distribution Account an amount equal to the related Group 3 Available Distribution Amount for each Loan Group within Collateral Pool 3.  Distributions on each Distribution Date with respect to the Group 3 Certificates will be made to the Holders of the applicable Certificates in the following amounts and order of priority, from the related Available Distribution Amount or related Available Distribution Amounts:

I.	From the Group 3 Available Distribution Amount related to the Group 3-1 Mortgage Loans:

(i)
concurrently, to the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest, the Class 31AB Underlying Interest and the Class 3A1IO Certificates, the Interest Distribution Amount for each such Class or Underlying Interest, as the case may be, and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause, provided, however, the Interest Distribution Amount for the Class 3A1IO Certificates will be deposited in the Floater Cap Carryover Reserve Account, rather than distributed to the Class 3A1IO Certificates as set forth in Section 3.26;

(ii)
the Senior Principal Distribution Amount for Loan Group 3-1 and such Distribution Date, concurrently, to the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest and the Class 31AB Underlying Interest, on a pro rata basis based on the Certificate Principal Balance of each such Class or Underlying Interest, in each case until the Certificate Principal Balance thereof has been reduced to zero;

II.	From the Group 3 Available Distribution Amount related to the Group 3-2 Mortgage Loans:

(i)
concurrently, to the Class 3A2A Certificates and the Class 3A2B Certificates, the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Loan Group 3-2 and such Distribution Date, concurrently, to the Class 3A2A Certificates and the Class 3A2B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof has been reduced to zero;

III.	From the Group 3 Available Distribution Amount related to the Group 3-3 Mortgage Loans:

(i)
concurrently, to the Class 3A3A Certificates and the Class 3A3B Certificates, and, on the first Distribution Date, to the Class 3R Certificates, the Interest Distribution Amount for each such Class and such Distribution Date, on a pro rata basis based on their respective entitlements to interest pursuant to this clause;

(ii)
the Senior Principal Distribution Amount for Loan Group 3-3 and such Distribution Date, first, to the Class 3R Certificates and then concurrently, to the Class 3A3A Certificates and the Class 3A3B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof has been reduced to zero;

IV.	From the sum of the Group 3 Available Distribution Amounts for each Group 3 Loan Group remaining after the above distributions have been made:

(i)
to the Group 3 Subordinate Certificates, the Interest Distribution Amount for each such Class and such Distribution Date in the following order of priority: first, to the Class 3B1 Certificates; second, to the Class 3B2 Certificates; third, to the Class 3B3 Certificates; fourth, to the Class 3B4 Certificates; fifth, to the Class 3B5 Certificates; and sixth, to the Class 3B6 Certificates, in each case to the extent of the remaining Group 3 Available Distribution Amounts and in each case to the extent of the Interest Distribution Amount for such Class for such Distribution Date;

(ii)
to the Group 3 Subordinate Certificates, each such Class’s allocable share of the Group 3 Subordinate Principal Distribution Amount for such Distribution Date (calculated in accordance with Section 4.01(b)(i) below), distributable among the Classes of Group 3 Subordinate Certificates in reduction of the Certificate Principal Balances thereof in the following order of priority: first, to the Class 3B1 Certificates; second, to the Class 3B2 Certificates; third, to the Class 3B3 Certificates; fourth, to the Class 3B4 Certificates; fifth, to the Class 3B5 Certificates; and sixth, to the Class 3B6 Certificates, in each case until the Certificate Principal Balance of each such Class is reduced to zero; and

(iii)	to the Holders of the Class 3R Certificates, any remaining amounts.

(4) On each Distribution Date, all amounts representing prepayment charges, penalties or premiums in respect of the related Prepayment Charge Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Paying Agent to the Holders of the Class 3P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The Class 3P Certificates shall be entitled to all prepayment premiums or charges received in respect of the Group 3 Mortgage Loans.  The payment of the foregoing amounts to the Holders of the Class 3P Certificates shall not reduce the Certificate Principal Balance thereof

(5) Immediately prior to the distributions to the Holders of the Certificates on each Distribution Date, any adjustments to the Certificate Principal Balances or Component Principal Balance of the Certificates or Components, as applicable, as required by this paragraph shall be made. For each Collateral Pool, an amount equal to the lesser of (x) the amount of related Subsequent Recoveries included in the related Available Distribution Amount for such Distribution Date and (y) the aggregate amount of related Realized Losses previously allocated to the related Classes of Certificates or Components, as the case may be, and that remain “outstanding” as set forth below shall be applied as follows: first, to increase the Certificate Principal Balances or Component Principal Balance of the related Class of Certificates or Components, as the case may be, with the highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class of Certificates or Components, as the case may be, and remaining “outstanding”; second, to increase the Certificate Principal Balances or Component Principal Balance of the related Class of Certificates or Components, as the case may be, with the next highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class of Certificates or Components, as the case may be, and remaining “outstanding”; and so forth. For purposes of the foregoing, with respect to any Class of Certificates or Components, as the case may be, the amount of previously allocated Realized Losses that have been offset by an increase in Certificate Principal Balances or Component Principal Balance as provided above shall be deemed no longer “outstanding” but not by more than the amount of Realized Losses previously allocated to that Class of Certificates or Components, as the case may be, pursuant to Section 4.04. Holders of any Class of Certificates or Components, as the case may be, with respect to which there shall have been a Certificate Principal Balances or Component Principal Balance increase pursuant to this paragraph will not be entitled to any distribution in respect of interest on the amount of such increase for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balances or Component Principal Balance of each Class of Certificates or Components, as the case may be, in accordance with its respective Percentage Interest.

All references above to the Certificate Principal Balances or Component Principal Balance of any Class of Certificates or Components, as the case may be, shall be to the Certificate Principal Balances or Component Principal Balance of such Class of Certificates or Components, as the case may be, prior to the allocation of Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates or Components, as the case may be, on such Distribution Date pursuant to Section 4.04.

(b)  (i)  On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Group 1 Subordinate Certificates pursuant to Section 4.01(a)(1)(II)(ii) above,  the aggregate distributions of principal made on such date in respect of the Group 2 Subordinate Certificates pursuant to Section 4.01(a)(2)(VI)(ii) above and the aggregate distributions of principal made on such date in respect of the Group 3 Subordinate Certificates pursuant to Section 4.01(a)(3)(IV)(ii) above, respectively, shall be applied among the various Classes thereof, in the order of priority within each Collateral Pool from the Class of related Subordinate Certificates with the lowest numerical designation to the Class of related Subordinate Certificates with the highest numerical designation, in each case to the extent of remaining available funds up to the amount allocable to such Class for such Distribution Date and in each case until the aggregate Certificate Principal Balance of each such Class is reduced to zero, in an amount with respect to each such Class equal to the sum of the following with respect to each Loan Group in such Collateral Pool: (X) the related Class B Percentage of the amounts described in clauses (i) through (v) of clause (ii) (a) of the definition of Subordinate Principal Distribution Amount, (Y) the portion of the amounts described in clauses (ii) (b), (c) and (e) of the definition of Subordinate Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b)(ii) below and (Z) the excess, if any, of the amount required to be distributed to such Class pursuant to this Section 4.01(b)(i) for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of such Class of Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such excess is not attributable to Realized Losses which were allocated to related Subordinate Certificates with a lower priority pursuant to Section 4.04.

(ii) On any Distribution Date, the amounts with respect to each Group 1 Loan Group described in clauses (ii) (b), (c), and (e) of the definition of Subordinate Principal Distribution Amount will be allocated on a pro rata basis among the following Classes of Group 2 Subordinate Certificates (each, an “Eligible Class”) in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class 1B1 Certificates, (ii) the Class 1B2 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 2 evidenced by the Class 1B2 Certificates, the Class 1B3 Certificates, the Class 1B4 Certificates, the Class 1B5 Certificates and the Class 1B6 Certificates equals or exceeds 1.55% before giving effect to distributions on such Distribution Date, (iii) the Class 1B3 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 1 evidenced by the Class 1B3 Certificates, the Class 1B4 Certificates, the Class 1B5 Certificates and the Class 1B6 Certificates equals or exceeds 0.95% before giving effect to distributions on such Distribution Date, (iv) the Class 1B4 Certificates, if on such  Distribution Date the aggregate percentage interest in Collateral Pool 1 evidenced by the Class 1B4 Certificates, the Class 1B5 Certificates and the Class 1B6 Certificates equals or exceeds 0.70% before giving effect to distributions on such Distribution Date, (v) the Class 1B5 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 1 evidenced by the Class 1B5 Certificates and the Class 1B6 Certificates equals or exceeds 0.25% before giving effect to distributions on such Distribution Date and (vi) the Class 1B6 Certificates, if on such Distribution Date the percentage interest in Collateral Pool 1 evidenced by the Class 1B6 Certificates equals or exceeds 0.10% before giving effect to distributions on such Distribution Date. If any of the foregoing Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) shall be distributed only among the Certificates that are Eligible Classes in the manner set forth above.

On any Distribution Date, the amounts with respect to each Group 2 Loan Group described in clauses (ii) (b), (c), and (e) of the definition of Subordinate Principal Distribution Amount, will be allocated on a pro rata basis among the following Classes of Group 2 Subordinate Certificates (each, an “Eligible Class”) in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class 2B1 Certificates, (ii) the Class 2B2 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 2 evidenced by the Class 2B2 Certificates, the Class 2B3 Certificates, the Class 2B4 Certificates, the Class 2B5 Certificates and the Class 2B6 Certificates equals or exceeds 2.65% before giving effect to distributions on such Distribution Date, (iii) the Class 2B3 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 2 evidenced by the Class 2B3 Certificates, the Class 2B4 Certificates, the Class 2B5 Certificates and the Class 2B6 Certificates equals or exceeds 1.80% before giving effect to distributions on such Distribution Date, (iv) the Class 2B4 Certificates, if on such  Distribution Date the aggregate percentage interest in Collateral Pool 2 evidenced by the Class 2B4 Certificates, the Class 2B5 Certificates and the Class 2B6 Certificates equals or exceeds 1.40% before giving effect to distributions on such Distribution Date, (v) the Class 2B5 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 2 evidenced by the Class 2B5 Certificates and the Class 2B6 Certificates equals or exceeds 0.60% before giving effect to distributions on such Distribution Date and (vi) the Class 2B6 Certificates, if on such Distribution Date the percentage interest in Collateral Pool 2 evidenced by the Class 2B6 Certificates equals or exceeds 0.35% before giving effect to distributions on such Distribution Date. If any of the foregoing Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) shall be distributed only among the Certificates that are Eligible Classes in the manner set forth above.

On any Distribution Date, the amounts with respect to each Group 3 Loan Group described in clauses (ii) (b), (c), and (e) of the definition of Subordinate Principal Distribution Amount, will be allocated on a pro rata basis among the following Classes of Group 3 Subordinate Certificates (each, an “Eligible Class”) in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class 3B1 Certificates, (ii) the Class 3B2 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 3 evidenced by the Class 3B2 Certificates, the Class 3B3 Certificates, the Class 3B4 Certificates, the Class 3B5 Certificates and the Class 3B6 Certificates equals or exceeds 4.50% before giving effect to distributions on such Distribution Date, (iii) the Class 3B3 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 3 evidenced by the Class 3B3 Certificates, the Class 3B4 Certificates, the Class 3B5 Certificates and the Class 3B6 Certificates equals or exceeds 3.40% before giving effect to distributions on such Distribution Date, (iv) the Class 3B4 Certificates, if on such  Distribution Date the aggregate percentage interest in Collateral Pool 3 evidenced by the Class 3B4 Certificates, the Class 3B5 Certificates and the Class 3B6 Certificates equals or exceeds 2.80% before giving effect to distributions on such Distribution Date, (v) the Class 3B5 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool 3 evidenced by the Class 3B5 Certificates and the Class 3B6 Certificates equals or exceeds 1.95% before giving effect to distributions on such Distribution Date and (vi) the Class 3B6 Certificates, if on such Distribution Date the percentage interest in Collateral Pool 3 evidenced by the Class 3B6 Certificates equals or exceeds 1.05% before giving effect to distributions on such Distribution Date. If any of the foregoing Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) shall be distributed only among the Certificates that are Eligible Classes in the manner set forth above.

Notwithstanding the foregoing, if the application of the foregoing on any Distribution Date as provided in Section 4.01 would result in a distribution in respect of principal to any Class or Classes of Subordinate Certificates in an amount greater than the remaining  Certificate Principal Balance thereof (any such Class, a “Maturing Class”) then: (a) the amount to be allocated to each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero and (b) the total amount of the reduction in the amount to be allocated to the Maturing Class or Classes shall be allocated among the remaining related Eligible Classes on a pro rata basis in proportion to the respective outstanding Certificate Principal Balances thereof prior to the allocation thereto of any of the amounts described in the preceding sentence.

(c)  All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and with respect to any Class of Certificates other than the Residual Certificates is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(d)  The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Depositor, the Trustee, the Trust Administrator, the Authenticating Agent, the Paying Agent, the Certificate Registrar or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(e)  Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall so timely advise the Paying Agent and the Paying Agent shall, no later than five days after the latest related Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:

(i)  the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar therein specified,

(ii)  no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period, and

(iii)  any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Paying Agent and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Paying Agent as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

SECTION 4.02	Statements to Certificateholders.

On each Distribution Date, the Trust Administrator shall prepare and make available to the Paying Agent, and the Paying Agent shall make available on its website to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date setting forth:

(i)  the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to principal;

(ii)  the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to interest;

(iii)  with respect to each Collateral Pool, the aggregate amount of servicing compensation received by the Master Servicer for the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv)  with respect to each Collateral Pool, the aggregate amount of P&I Advances for such Distribution Date;

(v)  with respect to each Collateral Pool, the aggregate Stated Principal Balance of the related Mortgage Loans and any related REO Properties at the close of business on such Distribution Date;

(vi)  with respect to each Collateral Pool, the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the related Mortgage Loans as of the related Due Date;

(vii)  with respect to each Collateral Pool, the number and aggregate unpaid principal balance of related Mortgage Loans that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as  to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force (such delinquencies for all purposes in this Agreement as calculated using the MBA method);

(viii)  with respect to each Collateral Pool, for any related Mortgage Loan that became an REO Property during the preceding calendar month, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(ix)  with respect to each Collateral Pool, the book value and the Stated Principal Balance of any related REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

(x)  with respect to each Collateral Pool, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)  with respect to each Collateral Pool, the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), the aggregate amount of Realized Losses incurred since the Cut-off Date and the aggregate amount of Subsequent Recoveries received during the Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Cut-off Date, in each case separately identifying whether such Realized Losses constituted Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

(xii)  with respect to each Collateral Pool, the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date and to whom such Extraordinary Trust Expenses were paid and for what purpose;

(xiii)  the aggregate Certificate Principal Balance or Notional Amount of each such Class of Certificates immediately prior to such Distribution Date and after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

(xiv)  with respect to each Collateral Pool, the aggregate Servicing Fees accrued with respect to the servicing of the Mortgage Loans in such Collateral Pool during such calendar month;

(xv)  the Pass-Through Rate Amount in respect of each such Class of Certificates (other than the Class 3P Certificates) for such Distribution Date and the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xvi)  with respect to each Collateral Pool, the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

(xvii)  with respect to each Collateral Pool, the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xviii)  with respect to each Collateral Pool, the then-applicable Bankruptcy Amount, Fraud Loss Amount, and Special Hazard Amount;

(xix)  the applicable Record Date for each Class for such Distribution Date;

(xx)  with respect to each Collateral Pool, for any related Mortgage Loan as to which foreclosure proceedings have been concluded, the unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

(xxi)  with respect to each Collateral Pool, for related Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

(xxii)  if applicable, material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxiii)  whether Realized Losses or delinquencies are at levels such as to prevent scheduled declines in any of the Senior Prepayment Percentages;

(xxiv)  whether any material breaches of loan-level representations and warranties made by the Seller under the Mortgage Loan Purchase Agreement have been discovered by or reported to the Master Servicer, and the dollar amount of any repurchases or substitutions in connection with any such breaches;

(xxv)  by Collateral Pool and Loan Group, if applicable, the type of any Mortgage Loan modifications performed including, but not limited to, rate reduction, capitalization of arrearages, extension of term or forgiveness of amounts due;

(xxvi)  by Collateral Pool and Loan Group, if applicable, and by modification type, the percentage (by current loan balance) and the number of Mortgage Loans that were modified in the current period;

(xxvii)  by Collateral Pool and Loan Group, if applicable and by modification type, the cumulative percentage (by Scheduled Principal Balance as of the Cut-off Date) and the number of Mortgage Loans modified since the Closing Date;

(xxviii)  with respect to each modified Mortgage Loan, the amount of principal forgiveness for the current period;

(xxix)  the cumulative amount of principal forgiveness pursuant to Mortgage Loan modifications since the Closing Date;

(xxx)  the delinquency status for all Mortgage Loans modified since the Closing Date and by Collateral Pool, and Loan Group, if applicable, the percentage of modified Mortgage Loans that are included in the calculation of the related Senior Prepayment Percentage;

(xxxi)  whether a modified Mortgage Loan is in a trial modification period or has been permanently modified;

(xxxii)  when the trial modification period of each Mortgage Loan in the trial modification period ends;

(xxxiii)  with respect to each Modified Mortgage Loan, the number of times such Mortgage Loan has been modified;

(xxxiv)  with respect to each Modified Mortgage Loan, the date of the most recent loan modification for the Mortgage Loan;

(xxxv)  the number of Mortgage Loan modifications made during the past 12 months;

(xxxvi)  the percentage and the number of modified Mortgage Loans that are current versus in default;

(xxxvii)  the modified rate and the rate the borrower was supposed to have paid;

(xxxviii)  the amount of capitalized reimbursement amounts that the Master Servicer made to itself or any Sub-Servicer repaid itself in the current period;

(xxxix)   the cumulative amount of capitalized reimbursement amounts that each Servicer repaid itself since the Closing Date;

(xl)  the amount payable on each Distribution Date from the Grantor Trust to the Swap Provider, and the amount payable to the Grantor Trust from the Swap Provider on such Distribution Date; and

(xli)  the amount of any Net Swap Payments.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate of the relevant Class.

In the case of information furnished pursuant to subclauses (xxv) through (xxxix) above, reporting will be provided only to the extent derivable from information provided to the Master Servicer by the applicable Sub-Servicer in accordance with the related Sub-Servicing Agreement.

Within a reasonable period of time after the end of each calendar year, the Paying Agent shall forward to each Person upon its written request (with a copy to the Trust Administrator and the Trustee) who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trust Administrator and provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

On each Distribution Date, the Paying Agent shall make available to the Depositor, each Holder of a Residual Certificate, the Trust Administrator and the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

Within a reasonable period of time after the end of each calendar year, the Paying Agent shall forward to each Person (with a copy to the Trust Administrator and the Trustee) who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trust Administrator and furnished by the Paying Agent to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

Upon request, the Paying Agent shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Paying Agent’s duties are limited to the extent that the Paying Agent receives timely reports as required from the Trust Administrator and the Master Servicer and that the Trust Administrator receives timely reports as required from the Master Servicer.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) (1) CUSIP level factors for each class of Certificates as of such Distribution Date and (2) the number and aggregate unpaid principal balance of Mortgage Loans that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as  to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force, in each case using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

SECTION 4.03	Remittance Reports; P&I Advances.

(a)  On the second Business Day prior to the related Distribution Date, the Master Servicer shall deliver to the Trust Administrator, the Paying Agent and the Trustee by telecopy (or by such other means as the Master Servicer, the Paying Agent and the Trust Administrator and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trust Administrator or the Paying Agent may reasonably require to perform the calculations necessary for the Paying Agent to make the distributions contemplated by Section 4.01 and for the Trust Administrator to prepare the statements to Certificateholders contemplated by Section 4.02; provided, however, that if the Master Servicer is not the Trust Administrator, the Master Servicer will forward to the successor Trust Administrator the information set forth in clause (i) above on the next Business Day following the latest related Determination Date and the information set forth in clause (ii) above on the fifth Business Day following the last day of the related calendar month. Neither the Trustee, the Paying Agent nor the Trust Administrator shall be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b)  The amount of P&I Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans.

On or before 12:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Paying Agent for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or, if received from a Sub-Servicer, from funds remitted by a Sub-Servicer in payment of required P&I Advances or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trust Administrator will provide notice to the Master Servicer by telecopy by the close of business on the Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trust Administrator on such Master Servicer Remittance Date is less than the P&I Advances required to be made by the Master Servicer for the related Distribution Date.

(c)  The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I, REMIC II-A or REMIC III-A pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d)  Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers’ Certificate of the Master Servicer delivered to the Depositor, the Trust Administrator, the Paying Agent and the Trustee.

(e)  If the Master Servicer shall fail to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to this Section 4.03, then the Paying Agent, by not later than 1:00 p.m. on the related Distribution Date, shall make such P&I advance from its own funds by depositing the amount of such advance into the Distribution Account, and the Trust Administrator and the Paying Agent shall include the amount so advanced by the Paying Agent in the Available Distribution Amount distributed on such Distribution Date.

SECTION 4.04	Allocation of Extraordinary Trust Fund Expenses and Realized Losses.

(a)  Prior to each Distribution Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses or Special Hazard Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers’ Certificate delivered to the Trust Administrator, the Paying Agent and the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

(b)  Following all distributions to be made pursuant to Section 4.01 on a Distribution Date, all Realized Losses determined by the Master Servicer as described in (a) above on the Mortgage Loans related to each Collateral Pool (other than Excess Losses) shall be allocated on each Distribution Date in reverse sequential order to the related Subordinate Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero.

(c)  Thereafter, (i) with respect to Collateral Pool 1, upon the reduction of the Certificate Principal Balances of the related Subordinate Certificates to zero, all such Realized Losses on the Mortgage Loans related to such Collateral Pool (other than Excess Losses) shall be allocated on any Distribution Date, to the Class 1A1A Certificates and the Class 1A1B Certificates as described below, (ii) with respect to Collateral Pool 2, upon the reduction of the Certificate Principal Balances of the related Subordinate Certificates to zero, all such Realized Losses on the Mortgage Loans related to such Collateral Pool (other than Excess Losses) shall be allocated on any Distribution Date to the Class 2A1A Certificates and the Class 212B Certificates as described below (if the Realized Loss is on a Group 2-1 Mortgage Loan), to the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates and the Class 212B Certificates as described below (if the Realized Loss is on a Group 2-2 Mortgage Loan), to the Class 2A3A Certificates and the Class 2A3B Certificates as described below (if the Realized Loss is on a Group 2-3 Mortgage Loan), to the Class 2A4A Certificates and the Class 2A4B Certificates as described below (if the Realized Loss is on a Group 2-4 Mortgage Loan) and to the Class 2A5A Certificates and the Class 2A5B Certificates as described below (if the Realized Loss is on a Group 2-5 Mortgage Loan) and (iii) with respect to Collateral Pool 3, upon the reduction of the Certificate Principal Balances of the related Subordinate Certificates to zero, all such Realized Losses on the Mortgage Loans related to such Collateral Pool (other than Excess Losses) shall be allocated on any Distribution Date to the Class 3A11 Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest and the Class 31AB Underlying Interest as described below (if the Realized Loss is on a Group 3-1 Mortgage Loan), to the Class 3A2A Certificates and the Class 3A2B Certificates as described below (if the Realized Loss is on a Group 3-2 Mortgage Loan) and to the Class 3A3A Certificates and the Class 3A3B Certificates as described below (if the Realized Loss is on a Group 3-3 Mortgage Loan).

Excess Losses on the Group 1 Mortgage Loans incurred during any Prepayment Period will be allocated on the related Distribution Date by allocating (i) the Group 1 Senior Percentage of the Excess Loss to the Class 1A1A Certificates and Class 1A1B Certificates as described below (if the Excess Loss is on a Group 1 Mortgage Loan) and (ii) the related Group 1 Subordinate Percentage of the Excess Loss to the Group 1 Subordinate Certificates on a pro rata basis.

Excess Losses on the Group 2 Mortgage Loans incurred during any Prepayment Period will be allocated on the related Distribution Date by allocating (i) the related Group 2 Senior Percentage (related to the Loan Group in which the Mortgage Loan that suffered the Excess Loss is included) of the Excess Loss to the Class 2A1A Certificates and the Class 212B Certificates as described below (if the Excess Loss is on a Group 2-1 Mortgage Loan), to the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates and the Class 212B Certificates as described below (if the Excess Loss is on a Group 2-2 Mortgage Loan), to the Class 2A3A Certificates and Class 2A3B Certificates as described below (if the Excess Loss is on a Group 2-3 Mortgage Loan), to the Class 2A4A Certificates and Class 2A4B Certificates as described below (if the Excess Loss is on a Group 2-4 Mortgage Loan) and to the Class 2A5A Certificates and Class 2A5B Certificates as described below (if the Excess Loss is on a Group 2-5 Mortgage Loan) and (ii) the related Group 2 Subordinate Percentage (related to the Loan Group in which the Mortgage Loan that suffered the Excess Loss is included) of the Excess Loss to the Group 2 Subordinate Certificates on a pro rata basis.

Excess Losses on the Group 3 Mortgage Loans incurred during any Prepayment Period will be allocated on the related Distribution Date by allocating (i) the related Group 3 Senior Percentage (related to the Loan Group in which the Mortgage Loan that suffered the Excess Loss is included) of the Excess Loss to the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest and the Class 31AB Underlying Interest as described below (if the Excess Loss is on a Group 3-1 Mortgage Loan), to the Class 3A2A Certificates and Class 3A2B Certificates as described below (if the Excess Loss is on a Group 3-2 Mortgage Loan) and to the Class 3A3A Certificates and Class 3A3B Certificates as described below (if the Excess Loss is on a Group 3-3 Mortgage Loan), and (ii) the related Group 2 Subordinate Percentage (related to the Loan Group in which the Mortgage Loan that suffered the Excess Loss is included) of the Excess Loss to the Group 2 Subordinate Certificates on a pro rata basis.

Any Extraordinary Trust Fund Expenses relating to Collateral Pool 1 incurred during any Prepayment Period will be allocated on the related Distribution Date as follows: first, to the Class 1B6 Certificates; second, to the Class 1B5 Certificates; third, to the Class 1B4 Certificates; fourth, to the Class 1B3 Certificates; fifth, to the Class 1B2 Certificates; and sixth, to the Class 1B1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, any Extraordinary Trust Fund Expenses relating to Collateral Pool 1 will be allocated on any Distribution Date among the Group 1 Class A Certificates on a pro rata basis.

Any Extraordinary Trust Fund Expenses relating to Collateral Pool 2 incurred during any Prepayment Period will be allocated on the related Distribution Date as follows: first, to the Class 2B6 Certificates; second, to the Class 2B5 Certificates; third, to the Class 2B4 Certificates; fourth, to the Class 2B3 Certificates; fifth, to the Class 2B2 Certificates; and sixth, to the Class 2B1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool 2 will be allocated on any Distribution Date among the Group 2 Class A Certificates on a pro rata basis.

Any Extraordinary Trust Fund Expenses relating to Collateral Pool 3 incurred during any Prepayment Period will be allocated on the related Distribution Date as follows: first, to the Class 3B6 Certificates; second, to the Class 3B5 Certificates; third, to the Class 3B4 Certificates; fourth, to the Class 3B3 Certificates; fifth, to the Class 3B2 Certificates; and sixth, to the Class 3B1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool 3 will be allocated on any Distribution Date among the Group 3 Class A Certificates on a pro rata basis.

Notwithstanding any of the foregoing, with respect to Collateral Pool 1, any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 1A1A Certificates and Class 1A1B Certificates will be allocated between such Classes on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 1A1A Certificates and Class 1A1B Certificates will be allocated first to the Class 1A1B Certificates until the Certificate Principal Balance thereof  has been reduced to zero and then to the Class 1A1A Certificates.

Notwithstanding any of the foregoing, with respect to Collateral Pool 2, (i) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 2A1A Certificates and Class 212B Certificates will be allocated between such Classes on a pro rata basis (based on the Certificate Principal Balance of the Class 2A1A Certificates and the Component Principal Balance of the 2A1B Component); provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 2A1A Certificates and Class 212B Certificates will be allocated first to the Class 212B Certificates to the extent of the Component Principal Balance of the 2A1B Component until the Component Principal Balance of the 2A1B Component has been reduced to zero and then to the Class 2A1A Certificate, (ii) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates and the Class 212B Certificates will be allocated among such Classes on a pro rata basis (based on the Certificate Principal Balance of the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates and the Component Principal Balance of the 22AB Component); provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 22AA Certificates, the Class 2A2A Certificates, the Class 2A2B Certificates and the Class 212B Certificates will be allocated first to the Class 212B Certificates to the extent of the Component Principal Balance of the 22AB Component until the Component Principal Balance of the 22AB Component has been reduced to zero, and then on a pro rata basis to (a) the Class 22AA Certificates and (b) the Class 2A2A Certificates and the Class 2A2B Certificates; provided that that any such losses so allocated to the Class 2A2A Certificates and the Class 2A2B Certificates will be allocated first to the Class 2A2B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 2A2A Certificates, (iii) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 2A3A Certificates and Class 2A3B Certificates will be allocated between such Classes on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 2A3A Certificates and Class 2A3B Certificates will be allocated first to the Class 2A3B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 2A3A Certificates, (iv) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 2A4A Certificates and Class 2A4B Certificates will be allocated between such Classes on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 2A4A Certificates and Class 2A4B Certificates will be allocated first to the Class 2A4B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 2A4A Certificates, and (v) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 2A5A Certificates and Class 2A5B Certificates will be allocated between such Classes on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 2A5A Certificates and Class 2A5B Certificates will be allocated first to the Class 2A5B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 2A5A Certificates.

Notwithstanding any of the foregoing, with respect to Collateral Pool 3, (i) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest and the Class 31AB Underlying Interest will be allocated among such Underlying Interests on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest and the Class 3A1C Underlying Interest will be allocated first to the Class 31AB Underlying Interest until the Certificate Principal Balance thereof has been reduced to zero, and then on a pro rata basis to (a) the Class 31AA Underlying Interest and (b) the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest and the Class 3A1C Underlying Interest; provided that that any such losses so allocated to the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest and the Class 3A1C Underlying Interest will be allocated first to the Class 3A1C Underlying Interest until the Certificate Principal Balance thereof has been reduced to zero, second to the Class 3A1B Underlying Interest until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 3A1A Underlying Interest, (ii) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 3A2A Certificates and Class 3A2B Certificates will be allocated between such Classes on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 3A2A Certificates and Class 3A2B Certificates will be allocated first to the Class 3A2B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 3A2A Certificates and (iii) any Realized Loss (including any Excess Loss) or any Extraordinary Trust Fund Expense that is allocated to the Class 3A3A Certificates and Class 3A3B Certificates will be allocated between such Classes on a pro rata basis; provided that any Realized Losses (other than any Excess Losses) so allocated to the Class 3A3A Certificates and Class 3A3B Certificates will be allocated first to the Class 3A3B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class 3A3A Certificates.

Any amounts in respect of any Realized Losses or Extraordinary Trust Fund Expenses allocated to the Class 31AA Underlying Interest, the Class 3A1A Underlying Interest, the Class 3A1B Underlying Interest, the Class 3A1C Underlying Interest and the Class 31AB Underlying Interest will be allocated to the class with the same alphanumeric designation.

Notwithstanding the method of allocation of Realized Losses and Extraordinary Fund Expenses above, if any overcollateralization exists when Realized Losses or Extraordinary Trust Fund Expenses are to be allocated, such Realized Losses or Extraordinary Trust Fund Expenses will be allocated first to the overcollateralization, until the overcollateralization is reduced to zero, prior to allocating such Realized Losses or Extraordinary Trust Fund Expenses to the Certificates in accordance with the priorities set forth above.

As used herein, an allocation of a Realized Loss or Extraordinary Trust Fund Expense on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Any allocation of a Realized Loss of Extraordinary Trust Fund Expense to a Certificate shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred.

(d)  Notwithstanding anything to the contrary herein, in no event shall the Certificate Principal Balance of a Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses or Extraordinary Trust Fund Expenses pursuant to Section 4.04 and (ii) payable to the Holder of such Certificate pursuant to Section 4.01(a) as a portion of the Senior Principal Distribution Amount.

SECTION 4.05	Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

SECTION 4.06	Commission Reporting.

(a)  (i)  Within 15 calendar days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a distribution report on Form 10-D, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Trust Administrator to the Certificateholders for such Distribution Date.  Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit B as the responsible party for providing that information, and shall be reported by such entity to the Depositor and the Trust Administrator and approved by the Depositor.  The Trust Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Trust Administrator is the reporting party as set forth in Exhibit B) and approval, and the Trust Administrator will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure (except in any case where the Trust Administrator is the responsible party for providing that information pursuant to Exhibit B).

Within 5 calendar days after the related Distribution Date (or if not a Business Day, the immediately preceding Business Day), each entity that is indicated in Exhibit B as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trust Administrator and the Depositor, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trust Administrator and the Depositor and such party, and clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable.  The Trust Administrator shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor.  The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Additional Form 10-D Disclosure.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in every case where the Form 10-D includes Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review.  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Trust Administrator shall have forwarded a copy of the Form 10-D no later than the 10th calendar after the Distribution Date), the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with arrangements for the execution of, and filing of, the Form 10-D.  No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator shall follow the procedures set forth in Section 4.06(a)(v). Once the Form 10-D has been filed with the Commission it will be available through EDGAR at www.sec.gov.  The Trust Administrator will provide copies of the report to investors, free of charge, upon request.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of their respective duties under Sections 4.06(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Master Servicer’s or the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii)  Within 4 Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Trust Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the responsible parties set forth on Exhibit B to the Trust Administrator and the Depositor and approved by the Depositor, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K absent such reporting (other than in the case where the Trust Administrator is the reporting party as set forth in Exhibit B) and approval.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than 5:00 p.m. New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the responsible parties set forth in Exhibit B shall be required pursuant to Section 4.06(a)(iv) below to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trust Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review.  No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, an officer of the Master Servicer shall sign the Form 8-K and, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Trust Administrator shall have forwarded a copy of the Form 8-K no later than the 2nd Business Day after the Reportable Event), the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with arrangements for the execution of, and filing of, the Form 8-K.   If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator shall follow the procedures set forth in Section 4.06(a)(v).  Once the Form 8-K has been filed with the Commission it will be available through EDGAR at www.sec.gov.  The Trust Administrator will provide copies of the report to investors, free of charge, upon request.  The parties to this Agreement acknowledge that the performance by Master Servicer and the Trust Administrator of their respective duties under this Section 4.06(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.06(a)(ii).  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Master Servicer’s or the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii)  Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, (I) an Annual Statement of Compliance for the Master Servicer and any Sub-servicer, as provided under Section 3.20, (II)(A) the Assessments of Compliance for the Master Servicer, each Sub-servicer and subcontractor participating in the servicing function, the Trust Administrator, the Paying Agent and the Custodian, as provided under Section 3.21, and (B) if the Master Servicer’s, any Sub-servicer’s or subcontractor’s participating in the servicing function, the Trust Administrator’s, the Paying Agent’s or the Custodian’s Assessments of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Master Servicer’s, any Sub-servicer’s or subcontractor’s participating in the servicing function, the Trust Administrator’s, the Paying Agent’s or the Custodian’s Assessments of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the Attestation Report for the Master Servicer, each Sub-servicer and subcontractor participating in the servicing function, the Trust Administrator, the Paying Agent and the Custodian, as provided under Section 3.21, and (B) if any Attestation Report rendered as contemplated under Section 3.21 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Master Servicer Certification in the form prescribed by Exhibit H (provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the responsible parties set forth on Exhibit B to the Trust Administrator and the Depositor and approved by the Depositor, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Trust Administrator is the reporting party as set forth in Exhibit B) and approval.

No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (A) the responsible parties set forth in Exhibit B shall be required to provide pursuant to Section 4.06(a)(iv) below to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trust Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a copy of the Form 10-K to the Depositor and the Master Servicer for review.  Within 3 Business Days after receipt of such copy, but no later than March 25th (provided that, the Trust Administrator forwards a copy of the Form 10-K no later than the 3rd Business Day prior to March 25th), the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-K.  No later than 12:00 p.m. Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(v).  Once the Form 10-K has been filed with the Commission it will be available through EDGAR at www.sec.gov.  The Trust Administrator will provide copies of the report to investors, free of charge, upon request.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of their respective duties under Sections 4.06(a)(iii)  through (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and under Section 3.20 and Section 3.21.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Master Servicer’s or the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Master Servicer shall deliver the Master Servicer Certification, executed by an officer of the Master Servicer in charge of the master servicing function, to the Trust Administrator not later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.   (b)In connection with the filing of any 10-K hereunder, in the case where the Master Servicer and Trust Administrator are not affiliated, the Trust Administrator shall sign a Back-Up Certification substantially in the form of Exhibit I; provided, however, that the Trust Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

No later than each Distribution Date of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Trust Administrator the related Significance Estimate and the Trust Administrator shall use such information to calculate the related Significance Percentage.  If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Trust Administrator shall deliver written notification to the Depositor and the Swap Provider to that effect.  The Trust Administrator shall request and the Depositor shall obtain from the Swap Provider any information required under Regulation AB to the extent required under the Swap Agreement.  The Depositor will be obligated pursuant to the Swap Agreement to provide to the Trust Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Trust Administrator that such Additional Disclosure regarding the Swap Provider is not necessary for such Distribution Date.

(iv)  With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trust Administrator’s obligation to include such Additional Disclosure in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit B as the responsible party for providing that information, if other than the Trust Administrator, as and when required as described in Section 4.06(a)(i) through (iii) above.  Each of the Master Servicer, Sponsor, Trust Administrator and Depositor hereby agrees to notify and provide to the extent known to the Master Servicer, the Sponsor, the Trust Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit B as the responsible party for providing that information.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Trust Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 4.06.  In addition, the Trustee shall notify the Trust Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Sponsor, the Trust Administrator, the Master Servicer, the Servicer or the Custodian of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 4.06.

The Master Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer to which any of the Master Servicer’s responsibilities with respect to the Mortgage Loans have been delegated at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.  The Trust Administrator will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon written request.  Any expenses incurred by the Trust Administrator in connection with the previous sentence shall be reimbursable to the Trust Administrator out of the Trust Fund.

(v)  (A)           On or prior to January 30th of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)           In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator shall promptly notify the Depositor and the Master Servicer.  In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Trust Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Trust Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized officer of the Master Servicer.  The parties hereto acknowledge that the performance by the Master Servicer and the Trust Administrator of their respective duties under this Section 4.06(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Master Servicer’s or the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section 4.06; provided, however, the Trust Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act.  Fees and expenses incurred by the Trust Administrator in connection with this Section 4.06 shall not be reimbursable from the Trust Fund.

(b)  Without limiting any other indemnification provided pursuant to any other Section of this Agreement, the Trust Administrator shall indemnify and hold harmless, the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trust Administrator’s obligations under Sections 3.21 or 4.06 or the Trust Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Trust Administrator shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates and the Master Servicer from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Assessment of Compliance, any Additional Disclosure or other information provided by the Trust Administrator pursuant to Section 3.21 or 4.06 (the “Trust Administrator Information”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Trust Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Trust Administrator Information or any portion thereof is presented together with or separately from such other information.

Without limiting any other indemnification provided pursuant to any other Section of this Agreement, the Master Servicer shall indemnify and hold harmless the Trust Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.20, 3.21 and 4.06 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Master Servicer Certification, the Annual Statement of Compliance, the Assessment of Compliance, any Additional Disclosure or other information provided by the Master Servicer pursuant to Section 3.20, 3.21 or 4.06 (the “Master Servicer Information”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

In addition, without limiting any other indemnification provided pursuant to any other Section of this Agreement, the Paying Agent shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of third party claims based upon a breach of the Paying Agent’s obligations under Section 4.06.  If the indemnification provided for under this paragraph is unavailable or insufficient to hold harmless the Depositor, then the Paying Agent agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Paying Agent on the other. Notwithstanding the foregoing, in no event shall the Paying Agent be liable under this paragraph for any consequential, indirect or punitive damages.

SECTION 4.07	Distributions and Allocations of Realized Losses on the REMIC Regular Interests.

With respect to the Group 2 Mortgage Loans

(a)  Interest shall be payable to the REMIC II-A Regular Interests at the REMIC II-A Remittance Rate for each such REMIC II-A Regular Interest on the related Uncertificated Balance.

(b)  Distributions of principal shall be deemed to be made from amounts received on the Group 2 Mortgage Loans to the REMIC II-A Regular Interests, first, so as to keep the Uncertificated Balance of each REMIC II-A Regular Interest ending with the designation “B” equal to 10% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans in the related Loan Group; second, to each REMIC II-A Regular Interest ending with the designation “A,” so that the Uncertificated Balance of each such REMIC II-A Regular Interest is equal to 10% of the excess of (x) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans in the related Loan Group over (y) the aggregate Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II-A Regular Interests such that the REMIC II-A Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II-A Regular Interest LT-ZZ.

(c)  Reserved.

(d)  Interest shall be payable to the REMIC II-B Regular Interests at the REMIC II-B Remittance Rate for each such REMIC II-B Regular Interest on the related Uncertificated Balance.

(e)  Distributions of principal shall be deemed to be made from amounts received on the Group 2 Mortgage Loans to the REMIC II-B Regular Interests to each REMIC II-B Regular Interest in the same manner as such amounts are distributed to the Corresponding Certificate as set forth in Section 4.01 hereof.

(f)  Realized Losses on the Group 2 Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II-A Regular Interest ending with the designation “B” equal to 10% of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans in the related Loan Group; second, to each REMIC II-A Regular Interest ending with the designation “A,” so that the Uncertificated Balance of each such REMIC II-A Regular Interest is equal to 10% of the excess of (x) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans in the related Loan Group over (y) the aggregate Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II-A Regular Interests such that the REMIC II-A Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Mortgage Loans shall be allocated to REMIC II-A Regular Interest LT-ZZ. Interest shall be payable to the REMIC II-A Regular Interests at the REMIC II-A Remittance Rate for each such REMIC II-A Regular Interest on the related Uncertificated Balance.

(g)  Realized Losses on the Group 2 Mortgage Loans shall be allocated to the REMIC II-B Regular Interests in the same manner as such Realized Losses are allocated to the Corresponding Certificate to each REMIC II-B Regular Interest as set forth in Section 4.04 hereof.

(h)  Interest as set forth in Section 4.04 hereof.

With respect to the Group 3 Mortgage Loans

(a)  Interest shall be payable to the REMIC III-A Regular Interests at the REMIC III-A Remittance Rate for each such REMIC III-A Regular Interest on the related Uncertificated Balance.

(b)  Distributions of principal shall be deemed to be made from amounts received on the Group 3 Mortgage Loans to the REMIC III-A Regular Interests, first, so as to keep the Uncertificated Balance of each REMIC III-A Regular Interest ending with the designation “B” equal to 10% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans in the related Loan Group; second, to each REMIC III-A Regular Interest ending with the designation “A,” so that the Uncertificated Balance of each such REMIC III-A Regular Interest is equal to 10% of the excess of (x) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans in the related Loan Group over (y) the aggregate Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III-A Regular Interests such that the REMIC III-A Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC III-A Regular Interest LT-ZZ.

(c)  Reserved.

(d)  Interest shall be payable to the REMIC III-B Regular Interests at the REMIC III-B Remittance Rate for each such REMIC III-B Regular Interest on the related Uncertificated Balance.

(e)  Distributions of principal shall be deemed to be made from amounts received on the Group 3 Mortgage Loans to the REMIC III-B Regular Interests to each REMIC III-B Regular Interest in the same manner as such amounts are distributed to the Corresponding Certificate as set forth in Section 4.01 hereof.

(f)  Realized Losses on the Group 3 Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC III-A Regular Interest ending with the designation “B” equal to 10% of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans in the related Loan Group; second, to each REMIC III-A Regular Interest ending with the designation “A,” so that the Uncertificated Balance of each such REMIC III-A Regular Interest is equal to 10% of the excess of (x) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans in the related Loan Group over (y) the aggregate Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III-A Regular Interests such that the REMIC III-A Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Mortgage Loans shall be allocated to REMIC III-A Regular Interest LT-ZZ. Interest shall be payable to the REMIC III-A Regular Interests at the REMIC III-A Remittance Rate for each such REMIC III-A Regular Interest on the related Uncertificated Balance.

(g)  Realized Losses on the Group 3 Mortgage Loans shall be allocated to the REMIC III-B Regular Interests in the same manner as such Realized Losses are allocated to the Corresponding Certificate  or Corresponding Underlying Interest to each REMIC III-B Regular Interest as set forth in Section 4.04 hereof.

(h)  Interest as set forth in Section 4.04 hereof.

SECTION 4.08	Grantor Trust Reporting.

The parties intend that the Grantor Trust, which consists of the Underlying Interests, the Swap Account, the Swap Collateral Account and the Swap Agreement, shall constitute, and that the affairs of the Grantor Trust shall be conducted so as to qualify such portion as, a “grantor trust” under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trust Administrator shall (A) file, or cause to be filed, Internal Revenue Service Form 1041 or such other form as may be applicable with the Internal Revenue Service and (B) furnish, or cause to be furnished, to the Group 3 Floating Rate Certificateholders, their allocable share of income and expense with respect to the Underlying Interest and the Swap Agreement, each in the time or times and in the manner required by the Code.

SECTION 4.09	Reserved.

SECTION 4.10	Swap Agreement; Establishment of Swap Account and Grantor Trust.

The Depositor hereby directs the Grantor Trust Trustee, solely in its capacity as trustee of the Grantor Trust, to enter into and execute the Swap Agreement and make all representations and warranties contained therein on behalf of the Grantor Trust.

On the Closing Date, there is hereby established a separate grantor trust (the “Grantor Trust”), the assets of which shall consist of Underlying Interests and the Swap Agreement.  No later than the Closing Date, the Paying Agent shall establish and maintain a separate, segregated trust account on behalf of the Grantor Trust Trustee (the “Swap Account”), for the benefit of the Group 3 Floating Rate Certificateholders.  Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Paying Agent held pursuant to this Agreement. Amounts in the Swap Account shall be held uninvested and funds must be distributed on the first Distribution Date following deposit into the Swap Account pursuant to Section 4.12.  Funds on deposit in the Swap Account shall be distributed in the amounts and in the order of priority described under Section 4.12.  For federal income tax purposes, the Grantor Trust, including the Swap Account, shall be owned by the Holders of the Group 3 Floating Rate Certificates.

Amounts payable by the Paying Agent on behalf of the Grantor Trust to the Swap Provider and amounts payable from the Swap Provider to the Swap Account will be allocated in accordance with Section 4.12 hereof.

In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Paying Agent shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Grantor Trust, required to enforce the rights of the Grantor Trust under the Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the “Swap Guaranty” and such third party the “Swap Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Paying Agent shall, promptly following actual notice of the Swap Provider’s failure to pay, demand that the Swap Guarantor make any and all payments then required to be made by the Swap Guarantor pursuant to such Swap Guaranty; provided, that the Paying Agent shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Swap Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Swap Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon the occurrence or designation of an Early Termination Date (as defined in the Swap Agreement), the Grantor Trust Trustee, at the direction of the Depositor, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially identical to the Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Grantor Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such early termination, the Grantor Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Grantor Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such early termination, the Grantor Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Grantor Trust is unable to appoint a successor swap provider within 30 days of the early termination, then the Grantor Trust Trustee will deposit any Swap Termination Payment received from the original Swap Provider into the Swap Account, and such Swap Termination Payment will be distributed in accordance with the Section 4.12 of this Agreement.

SECTION 4.11	Swap Credit Support Annex.

The Paying Agent is hereby directed to perform the obligations of the custodian as defined under the Swap Credit Support Annex (the “Swap Custodian”).  If at any time the Swap Custodian does not have credit ratings from S&P and Fitch at least equal to the Swap Custodian Required Rating Threshold, the Grantor Trust Trustee, at the direction of the Depositor, must within 60 days obtain a replacement swap custodian with credit ratings from S&P and Fitch at least equal to the Swap Custodian Required Rating Threshold.

On or before the Closing Date, the Swap Custodian shall establish a collateral account (the “Swap Collateral Account”).  The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Holders of Certificates.  The Swap Collateral Account must be an Eligible Account and shall be entitled “Citigroup Mortgage Loan Trust 2007-10, Mortgage Pass-Through Certificates, Series 2007-10, Swap Collateral Account, Citibank, N.A., as Swap Custodian for the benefit of holders of Citigroup Mortgage Loan Trust 2007-10, Mortgage Pass-Through Certificates, Series 2007-10.”

The Swap Custodian shall credit to the Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Swap Agreement.  Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with this Agreement, the Swap Agreement and applicable law.  The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Permitted Investments in accordance with the requirements of the Swap Credit Support Annex.  All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Swap Agreement) with respect to the Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Swap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Swap Provider, and, in either such case, unless the Swap Provider has paid in full all of its Obligations (as defined in the Swap Credit Support Annex) that are then due, then any collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Swap Agreement) in accordance with the Swap Credit Support Annex.  To the extent the Swap Custodian is required to return any of the Posted Collateral (as defined in the Swap Agreement) to the Swap Provider under the terms of the Swap Credit Support Annex, the Swap Custodian shall return such collateral in accordance with the terms of the Swap Credit Support Annex.

SECTION 4.12	Distributions from Grantor Trust.

On each Distribution Date on or prior to the termination of the Swap Agreement, the Paying Agent, on behalf of the Grantor Trust, shall distribute, from funds on deposit in the Swap Account, the following amounts to the Swap Provider, in the following order of priority:

 (i)           on each Distribution Date on or prior to the termination of the Swap Agreement, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, payable solely from amounts in the Swap Account representing interest received on the Underlying Interests;

(ii)           to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement, payable first, from any remaining amounts in the Swap Account representing interest received on the Underlying Interests, and second, from amounts in the Swap Account representing principal received on the Underlying Interests; and

(iii)           to the Swap Provider, any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement, payable from any remaining amounts in the Swap Account after taking into account the distributions from the Swap Account to the Group 3 Floating Rate Certificates pursuant to clauses (i) and (ii) of the paragraph below.

On each Distribution Date, the Paying Agent, on behalf of the Grantor Trust, shall distribute, from funds on deposit in the Swap Account, the following amounts to the holders of the Group 3 Floating Rate Certificates, in the following order of priority:

(i)           to the Class 31AA Certificates, Class 3A1A Certificates, Class 3A1B Certificates, Class 3A1C Certificates and the Class 31AB Certificates, the Interest Distribution Amount for each such class, but only to the extent of the product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement for the related calculation period (as defined in the Swap Agreement), (y) the Certificate Principal Balance of such Class immediately prior to such Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360, payable first, from amounts in the Swap Account representing any Net Swap Payment received by the Grantor Trust from the Swap Provider and any Swap Termination Payment received by the Grantor Trust from the Swap Provider, and second, from amounts in the Swap Account representing interest received on the Underlying Interests to the extent remaining after taking into account the distributions from the Swap Account to the Swap Provider pursuant to clauses (i) and (ii) of the paragraph above, on a pro rata basis based on the entitlement of each such class to interest pursuant to this clause;

(ii)           to the Class 31AA Certificates, Class 3A1A Certificates, Class 3A1B Certificates, Class 3A1C Certificates and the Class 31AB Certificates, the Interest Distribution Amount for each such class remaining unpaid following the distributions made pursuant to the immediately preceding clause (i) above, payable solely from amounts in the Swap Account representing interest received on the Underlying Interests remaining undistributed following the distributions made pursuant to the immediately preceding clause (i), on a pro rata basis based on the entitlement of each such class to interest pursuant to this clause;

 (iii)           to the Class 31AA Certificates, Class 3A1A Certificates, Class 3A1B Certificates, Class 3A1C Certificates and the Class 31AB Certificates, principal to each such class in an amount equal to the amount of principal distributed to the Underlying Interest with the same alphanumeric designation, payable from any remaining amounts in the Swap Account, on a pro rata basis until the Certificate Principal Balance of each such class has been reduced to zero; and

(iv)           to the Class 31AA Certificates, Class 3A1A Certificates, Class 3A1B Certificates, Class 3A1C Certificates and the Class 31AB Certificates, as a residual distribution from the Grantor Trust, any amounts remaining in the Swap Account after taking into account the distributions from the Swap Account to the Swap Provider pursuant to clause (iii) of the paragraph above.

On each Distribution Date after the Swap Agreement Termination Date, the Paying Agent, on behalf of the Grantor Trust, shall distribute to each Class of Group 3 Floating Rate Certificates, from funds on deposit in the Swap Account, all amounts paid to the Underlying Interest with the same alphanumeric designation, pursuant to Section 4.01(a).

ARTICLE V

THE CERTIFICATES

SECTION 5.01	The Certificates.

(a)  The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-47. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed by the Paying Agent and delivered by the Authenticating Agent to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Paying Agent by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Paying Agent  shall bind the Paying Agent, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution, authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Authenticating Agent by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b)  The Book-Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Certificate Registrar except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book- Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Paying Agent is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Trust Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Paying Agent resigns or is removed in accordance with the terms hereof, the successor Paying Agent or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Trust Administrator, the Master Servicer, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Trust Administrator, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator, the Paying Agent and the Certificate Registrar through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Certificate Registrar shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book- Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Paying Agent shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Trust Administrator, the Authenticating Agent, the Paying Agent, the Certificate Registrar nor the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Certificate Registrar and the Paying Agent, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Paying Agent shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02	Registration of Transfer and Exchange of Certificates.

(a)  The Certificate Registrar shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)  No transfer of any Private Certificate or Ownership Interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), the Certificate Registrar shall require, receipt of written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1, or in the case of any Definitive Certificate, an opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the  Trustee, the Trust Administrator, the Certificate Registrar, the Authenticating Agent , the Paying Agent, the Master Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any.   In the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit F-1 hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the representations and warranties set forth on Exhibit F-1 hereto in respect of such interest as if it was evidenced by a Definitive Certificate.  None of the Depositor or the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate or Ownership Interest therein shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)  (i)  No transfer of a Class 3P Certificate or a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the DOL Regulations, as modified by Section 3(42) of ERISA (“Plan Assets”) as certified by such transferee in the form of Exhibit G, unless the Certificate Registrar is provided with an Opinion of Counsel on which the Certificate Registrar, the Depositor, the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent and the Master Servicer may rely, to the effect that the purchase and holding of such Certificates will be permissible under applicable law, ERISA and the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Trust Fund. In lieu of such Opinion of Counsel, any prospective Transferee of such Certificates may provide a certification in the form of Exhibit G to this Agreement (or other form acceptable to the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer), which the Certificate Registrar may rely upon without further inquiry or investigation. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Certificate Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Certificate Registrar, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

(ii)  Prior to the termination of the Swap Agreement, each beneficial owner of a Group 3 Floating Rate Certificate or any interest therein shall represent or be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Underwriter’s Exemption (as defined below) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Swap Agreement are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14, 90-1, 91-38, 95-60 or 96-23.

(iii)  Each beneficial owner of a Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition and holding of such Certificate or interest therein, that either (A) it is not a Plan or investing with Plan Assets, (B) other than with respect to a Private Certificate, it has acquired and is holding such Certificate in reliance on the exemption granted by the Department of Labor on April 18, 1991 as Prohibited Transaction Exemption (“PTE”) 91-23 at 56 F.R. 15936, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and further amended on March 20, 2007 by PTE 2007-05 at 72 F.R. 13130 (the “Underwriter’s Exemption”), and it understands that there are certain conditions to the availability of the Underwriter’s Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch, Moody’s, Dominion Bond Rating Service, Limited (known as DBRS Limited), Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or S&P, or (C) (i) it is an insurance company, (ii) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as defined in PTCE 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(iv)  If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding three paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding three paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d)  (i)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a “Transfer Affidavit and Agreement”), in the form attached hereto as Exhibit F-2, from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership  Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a  Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a transferor affidavit (a “Transferor Affidavit”), in the form attached hereto as Exhibit F-2, to the Certificate Registrar stating that, among other things, it has no actual  knowledge that such other Person is not a Permitted Transferee.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give  the Certificate Registrar written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)  The Certificate Registrar will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Certificate Registrar as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A)  If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include  commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Trust Administrator and the Certificate Registrar shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator and the Certificate Registrar.

(v)  The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator and the Certificate Registrar at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)  written notification from the Rating Agencies to the effect that the modification, addition to or elimination of such provisions will not cause the Rating  Agencies to downgrade its then-current ratings of any Class of Certificates; and

(B)  an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Trust Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause (x) any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(e)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to Section 8.12, the Certificate Registrar shall give notice of such surrender to the Paying Agent and the Authenticating Agent. Upon receipt of such notice, the Paying Agent shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Certificate Registrar maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, upon notice from the Certificate Registrar, the Paying Agent shall execute, and the Authenticating Agent shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Paying Agent shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04	Persons Deemed Owners.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar, the Authenticating Agent, the Paying Agent and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator,  the Certificate Registrar, the Authenticating Agent, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05	Certain Available Information.

The Paying Agent shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Paying Agent as a prospective transferee of a Certificate, originals or copies of the following items: (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers’ Certificates delivered to the Trust Administrator or the Paying Agent by the Master Servicer since the Closing Date to evidence the Master Servicer’s determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (E) any and all Officers’ Certificates delivered to the Trust Administrator or the Paying Agent by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Paying Agent upon request at the expense of the person requesting the same.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01	Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

SECTION 6.02	Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies’ ratings of the Certificates rated thereby and in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

SECTION 6.03	Limitation on Liability of the Depositor, the Master Servicer and Others.

None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor (subject to the limitations set forth above) and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

SECTION 6.04	Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the Trust Administrator, which consent may not be unreasonably withheld, with written confirmation from the Rating Agencies (which confirmation shall be furnished to the Depositor, the Trustee and the Trust Administrator) that such resignation will not cause the Rating Agencies to reduce the then current rating of the Class A Certificates and provided that a qualified successor has agreed to assume the duties and obligations of the Master Servicer hereunder. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Except as expressly provided herein, the Master Servicer shall not assign nor transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

SECTION 6.05	Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Trustee and the Trust Administrator, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the Trustee and the Trust Administrator its (and any such Sub-Servicer’s) most recent financial statements of the parent company of the Master Servicer and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement that it possesses. Notwithstanding the foregoing, in the case of each Initial Sub-Servicer, such access and information described in the preceding two sentences shall be required to be provided only to the extent provided in the Sub-Servicing Agreement. To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Trust Administrator shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Trustee or the Trust Administrator, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

SECTION 6.06	Reserved.

SECTION 6.07	Reserved.

SECTION 6.08	Reserved.

ARTICLE VII

DEFAULT

SECTION 7.01	Master Servicer Events of Default.

“Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)  (A) any failure by the Master Servicer to remit to the Paying Agent for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business  Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer (with a copy to the Paying Agent ) by the Depositor, the Trust Administrator or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Trust Administrator, the Paying Agent and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or (B) any deemed Master Servicer Event of Default caused by a failure by the Master Servicer to timely comply with its obligations under Section 3.19 or Section 3.20 or Section 4.06, taking into account any cure period allowed by the Trustee at the direction of the Depositor that may be provided under such sections; or

(ii)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trust Administrator or the Trustee, or to the  Master Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii)  a decree or order of a court or agency or supervisory  authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or  receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  any failure of the Master Servicer to make, or of the Paying Agent to make on behalf of the Master Servicer, any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03.

If a Master Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as a Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vi) hereof shall occur and shall not have been remedied by 1:00 p.m. on the related Distribution Date, the Paying Agent shall notify the Trustee of the same, and the Trustee shall be obligated to make such P&I Advance and, then so long as such Master Servicer Event of Default shall not have been remedied during the applicable time period set forth in clause (vi) above (including the reimbursement to the Trustee by the Master Servicer, with interest thereon at the Prime Rate, for any P&I Advance made), the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as a Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

SECTION 7.02	Trustee to Act; Appointment of Successor.

(a)  On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement, the Master Servicer shall not have the right to withdraw any funds from the Collection Account without the consent of the Trustee and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer’s obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

(b)  In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor servicer, including the Trustee, if the Trustee is acting as successor Master Servicer, shall  represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(b).

SECTION 7.03	Notification to Certificateholders.

(a)  Upon any termination of the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)  Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

SECTION 7.04	Waiver of Master Servicer Events of Default.

Subject to Section 11.09(d), the Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE, THE TRUST ADMINISTRATOR, THE PAYING AGENT, THE CERTIFICATE REGISTRAR AND THE AUTHENTICATING AGENT

SECTION 8.01	Duties of Trustee, Trust Administrator and Others.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, and each of the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, at all times, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  With respect to the Trustee, prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, and with respect to the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, at all times, the duties and obligations of each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent and, in the absence of bad faith on the part of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, that conform to the requirements of this Agreement;

(ii)  None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of it unless it shall be proved that it was negligent in ascertaining the pertinent facts;

(iii)  None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the it or exercising any trust or power conferred upon it, under this Agreement; and

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless a Responsible Officer of the Trustee shall have received written notice thereof or a Responsible Officer shall have actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume there is no default.

None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, in each case not including expenses, disbursements and advances incurred or made by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s, the Trust Administrator’s the Paying Agent’s, the Certificate Registrar’s or the Authenticating Agent’s, as the case may be, performance in accordance with the provisions of this Agreement, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. With respect to the Trustee, none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02	Certain Matters Affecting the Trustee, the Trust Administrator and Others.

(a)  Except as otherwise provided in Section 8.01:

(i)  Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent and any director, officer, employee or agent of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent may consult with counsel of its selection and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)  None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)  None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this  Agreement;

(v)  With respect to the Trustee, prior to the occurrence of a Master Servicer Event of Default hereunder, and after the curing of all Master Servicer Events of Default which may have occurred, and with respect to the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, at all times, none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, not reasonably assured to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, by such Certificateholders, the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, may require indemnity satisfactory to it against such cost, expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)  Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care;

(vii)  None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

(viii)  Any request or direction of the Depositor, the Master Servicer or the Certificateholders mentioned herein shall be sufficiently evidenced in writing.

(b)  All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8.03	Trustee, Trust Administrator and Others not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signatures of the Trustee, the Trust Administrator and Citibank hereto, the signature of the Paying Agent and the authentication of the Authenticating Agent on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee, the Trust Administrator and Citibank in Section 8.12) shall be taken as the statements of the Depositor and none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent assumes any responsibility for their correctness. None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Paying Agent and authentication of the Authenticating Agent on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer.

SECTION 8.04	Trustee, Trust Administrator and Others May Own Certificates.

Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable.

SECTION 8.05	Trustee’s, Trust Administrator’s, Paying Agent’s, Authenticating Agent’s, Certificate Registrar’s and Custodian’s Fees and Expenses.

(a)  The compensation to be paid to the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent and the Certificate Registrar in respect of each of its obligations under this Agreement or of the Custodian’s obligations under the Custodial Agreement will be the amounts paid by the Master Servicer from its own funds or from a portion of the compensation paid to the Master Servicer hereunder pursuant to letter agreements between the Master Servicer and the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Custodian (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and no such compensation shall be paid from the assets of the Trust. Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Custodian and any director, officer, employee or agent of any of them, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Custodian, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s, the Trust Administrator’s the Paying Agent’s, the Certificate Registrar’s, the Authenticating Agent’s or the Custodian’s, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Custodian, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement (or, in the case of the Custodian, under the Custodial Agreement), other than any loss, liability or expense (i) resulting from any breach of the Master Servicer’s (and in the case of the Trustee, the Trust Administrator’s or the Paying Agent’s; in the case of the Trust Administrator, the Trustee’s or the Paying Agent’s; or in the case of the Paying Agent, the Trustee’s or the Trust Administrator’s) obligations in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee, the Trust Administrator or the Paying Agent, as applicable, pursuant to Section 10.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder (or, in the case of the Custodian, under the Custodial Agreement) or as a result of a breach of the Trustee’s, the Trust Administrator’s or the Paying Agent’s obligations under Article X hereof (or, in the case of the Custodian, as a result of a breach of the Custodian’s obligations under the Custodial Agreement). Any amounts payable to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, the Custodian, or any director, officer, employee or agent of any of them in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Custodian or any director, officer, employee or agent of any of them may have hereunder in its capacity as such, may be withdrawn by the Paying Agent for payment to the applicable indemnified Person from the Distribution Account at any time.

(b)  The Master Servicer agrees to indemnify the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Custodian from, and hold each harmless against, any loss, liability or expense resulting from a breach of the Master Servicer’s obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Custodian, as the case may be. Any payment hereunder made by the Master Servicer to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Custodian shall be from the Master Servicer’s own funds, without reimbursement from the Trust Fund therefor.

SECTION 8.06	Eligibility Requirements for Trustee and Trust Administrator.

Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07	Resignation and Removal of the Trustee and the Trust Administrator.

Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or trust administrator (which may be the same Person in the event the Trust Administrator resigns or is removed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor trustee or trust administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Master Servicer by the Depositor. If no successor trustee or trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator, as applicable.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor trustee or trust administrator (which may be the same Person in the event the Trust Administrator resigns or is removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Trust Administrator so removed and to the successor trustee or trust administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee or trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

If no successor Trust Administrator shall have been appointed and shall have accepted appointment within 60 days after the Trust Administrator ceases to be the Trust Administrator pursuant to this Section 8.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.

Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor trustee or trust administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or trust administrator as provided in Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator’s breach of its obligations hereunder. As compensation therefor, the Trustee shall be entitled to all fees the Trust Administrator would have been entitled to if it had continued to act hereunder.

SECTION 8.08	Successor Trustee or Trust Administrator.

Any successor trustee or trust administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and to its predecessor trustee or trust administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective and such successor trustee or trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or trust administrator herein. The predecessor trustee or trust administrator shall deliver to the successor trustee or trust administrator all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder and the Depositor and the predecessor trustee or trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or trust administrator all such rights, powers, duties and obligations.

No successor trustee or trust administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or trust administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee or trust administrator shall not result in a downgrading of any Class of Certificates by the Rating Agencies, as evidenced by a letter from the Rating Agencies.

Any Person appointed as successor trustee pursuant to this Section 8.08 shall also be required to serve as successor grantor trust trustee hereunder and under the Swap Agreement.

Upon acceptance of appointment by a successor trustee or trust administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or trust administrator, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09	Merger or Consolidation of Trustee or Trust Administrator.

Any corporation or association into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, as applicable, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I, REMIC II-A or REMIC III-A or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, REMIC II-A or REMIC III-A, and to vest in such Person or Persons, in such capacity, such title to REMIC I, REMIC II-A or REMIC III-A, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I, REMIC II-A or REMIC III-A or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11	Reserved.

SECTION 8.12	Appointment of Office or Agency.

The Trust Administrator or the Paying Agent on its behalf will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Certificate Registrar, the Paying Agent or the Trust Administrator in respect of the Certificates and this Agreement may be served.

SECTION 8.13	Representations and Warranties.

Each of the Trustee, the Trust Administrator and Citibank hereby represents and warrants to the Master Servicer, the Depositor and the Trustee, the Trust Administrator and Citibank, as applicable, as of the Closing Date, that:

(i)  It is duly organized, validly existing and in good standing under the laws of the State of New York, in the case of the Trust Administrator, and the laws of the United States, in the case of the Trustee and Citibank.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Agreement or the financial condition of it.

(vi)  No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or the financial condition of it.

SECTION 8.14	Appointment and Removal of Paying Agent, Authenticating Agent and Certificate Registrar.

(a)  The Trust Administrator hereby appoints Citibank as Paying Agent and Citibank hereby accepts such appointment. The Paying Agent shall hold all amounts deposited with it by the Trust Administrator or the Master Servicer for payment on the Certificates in trust for the benefit of the Certificateholders until the amounts are paid to the Certificateholders or otherwise disposed of in accordance with this Agreement.

Any corporation or national banking association into which the Paying Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Paying Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of the Paying Agent, shall continue to be the Paying Agent, provided such corporation or national banking association shall be otherwise eligible under this section 8.14(a), without the execution or filing of any paper or any further act on the part of the Trustee, the Trust Administrator or the Paying Agent.

The Paying Agent may resign at any time by giving written notice thereof to the Trustee and the Trust Administrator. The Trust Administrator may at any time terminate the Paying Agent by giving written notice thereof to the Paying Agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Paying Agent shall cease to be eligible in accordance with the provisions of this section 8.14(a), the Trust Administrator shall appoint a successor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register and to the Rating Agencies. Following the termination or resignation of the Paying Agent and prior to the appointment of a successor Paying Agent, the Trust Administrator shall act as Paying Agent hereunder. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as the Paying Agent herein. No successor Paying Agent shall be appointed unless eligible under the provisions of this section 8.14(a).

The Paying Agent and any successor Paying Agent (i) may not be an Originator, the Master Servicer, a subservicer, the Depositor or an affiliate of the Depositor unless the Paying Agent is an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must at all times be rated at least “A1” by S&P if S&P is a Rating Agency and at least “A/F1” by Fitch if Fitch is a rating agency.

The Trust Administrator shall pay to the Paying Agent from its own funds reasonable compensation for its services hereunder, and such expense of the Trust Administrator shall not be payable from the Trust Fund and shall not be recoverable by the Trust Administrator from the assets of the Trust Fund pursuant to section 8.05 or any other provision of this Agreement.

(b)  The Trust Administrator hereby appoints Citibank as  Authenticating Agent and Citibank hereby accepts such appointment. The Authenticating Agent shall be authorized to authenticate the Certificates, and Certificates so authenticated shall be entitled to the benefit of this Agreement.

The Authenticating Agent shall at all times remain a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If the Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this section 8.14(b), the combined capital and surplus of the Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this section 8.14(b), such Authenticating Agent shall resign immediately in the manner and with the effect specified in this section 8.14(b).

Any corporation or national banking association into which the Authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of the Authenticating Agent, shall continue to be the Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this section 8.14(b), without the execution or filing of any paper or any further act on the part of the Trustee, the Trust Administrator or the Authenticating Agent.

The Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Trust Administrator. The Trust Administrator may at any time terminate the Authenticating Agent by giving written notice thereof to the Authenticating Agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this section 8.14(b), the Trust Administrator shall appoint a successor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Following the termination or resignation of the Authenticating Agent and prior to the appointment of a successor Authenticating Agent, the Trust Administrator shall act as Authenticating Agent hereunder. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as the Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this section 8.14(b).

The Trust Administrator shall pay to the Authenticating Agent from its own funds reasonable compensation for its services hereunder, and such expense of the Trust Administrator shall not be payable from the Trust Fund and shall not be recoverable by the Trust Administrator from the assets of the Trust Fund pursuant to section 8.05 or any other provision of this Agreement.

(c)  The Trust Administrator hereby appoints Citibank as Certificate Registrar and Citibank hereby accepts such appointment.

Any corporation or national banking association into which the Certificate Registrar may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Certificate Registrar shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of the Certificate Registrar, shall continue to be the Certificate Registrar, provided such corporation or national banking association shall be otherwise eligible under this section 8.14(c), without the execution or filing of any paper or any further act on the part of the Trustee, the Trust Administrator or the Certificate Registrar.

The Certificate Registrar may resign at any time by giving written notice thereof to the Trustee and the Trust Administrator. The Trust Administrator may at any time terminate the Certificate Registrar by giving written notice thereof to the Certificate Registrar and to the Trustee.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Certificate Registrar shall cease to be eligible in accordance with the provisions of this section 8.14(c), the Trust Administrator shall appoint a successor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Following the termination or resignation of the Certificate Registrar and prior to the appointment of a successor Certificate Registrar, the Trust Administrator shall act as Certificate Registrar hereunder. Any successor Certificate Registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as the Certificate Registrar herein. No successor Certificate Registrar shall be appointed unless eligible under the provisions of this section 8.14(c).

The Trust Administrator shall pay to the Certificate Registrar from its own funds reasonable compensation for its services hereunder, and such expense of the Trust Administrator shall not be payable from the Trust Fund and shall not be recoverable by the Trust Administrator from the assets of the Trust Fund pursuant to section 8.05 or any other provision of this Agreement.

(d)  Notwithstanding anything to the contrary herein, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions with respect to which the Custodian shall fail to take action on behalf of the Trustee or, with respect to which the performance of custody-related functions pursuant to the terms of the Custodial Agreement with the Custodian shall fail to satisfy all the related requirements under this Agreement.

SECTION 8.15	No Trustee Liability for Actions or Inactions of Custodian.

Notwithstanding anything to the contrary herein, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions with respect to which the Custodian shall fail to take action on behalf of the Trustee or, with respect to which the performance of custody-related functions pursuant to the terms of the custodial agreement with the Custodian shall fail to satisfy all the related requirements under this Agreement.

ARTICLE IX

TERMINATION

SECTION 9.01	Termination Upon Repurchase or Liquidation of the Mortgage Loans.

(a)  Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with respect to the Group 1 Mortgage Loans (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer and the Trust Administrator to provide for and the Paying Agent to make payments to the Holders of the Group 1 Certificates as hereinafter set forth) shall terminate upon payment to the Holders of the Group 1 Certificates and the deposit of all amounts held by or on behalf of the Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the applicable Terminator of all Group 1 Mortgage Loans and each related REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group 1 Mortgage Loan or related REO Property remaining in REMIC I. The purchase by the applicable Terminator of all Group 1 Mortgage Loans and each related REO Property remaining in REMIC I shall be at a price (the “Group 1 Termination Price”) equal to the Purchase Price of the Group 1 Mortgage Loans included in REMIC I, plus the appraised value of each related REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Holders of the Group 1 Certificates pursuant to Section 9.01(e)).

(b)  Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with respect to the Group 2 Mortgage Loans (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer and the Trust Administrator to provide for and the Paying Agent to make payments to the Holders of the Group 2 Certificates as hereinafter set forth) shall terminate upon payment to the Holders of the Group 2 Certificates and the deposit of all amounts held by or on behalf of the Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the applicable Terminator of all Group 2 Mortgage Loans and each related REO Property remaining in REMIC II-A and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group 2 Mortgage Loan or related REO Property remaining in REMIC II-A. The purchase by the applicable Terminator of all Group 2 Mortgage Loans and each related REO Property remaining in REMIC II-A shall be at a price (the “Group 2 Termination Price”) equal to the Purchase Price of the Group 2 Mortgage Loans included in REMIC II-A, plus the appraised value of each related REO Property, if any, included in REMIC II-A, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Holders of the Group 2 Certificates pursuant to Section 9.01(e)).

(c)  Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with respect to the Group 3 Mortgage Loans (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer and the Trust Administrator to provide for and the Paying Agent to make payments to the Holders of the Group 3 Certificates as hereinafter set forth) shall terminate upon payment to the Holders of the Group 3 Certificates and the deposit of all amounts held by or on behalf of the Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the applicable Terminator of all Group 3 Mortgage Loans and each related REO Property remaining in REMIC III-A and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group 3 Mortgage Loan or related REO Property remaining in REMIC III-A. The purchase by the applicable Terminator of all Group 3 Mortgage Loans and each related REO Property remaining in REMIC III-A shall be at a price (the “Group 3 Termination Price”) equal to the Purchase Price of the Group 3 Mortgage Loans included in REMIC III-A, plus the appraised value of each related REO Property, if any, included in REMIC III-A, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Holders of the Group 3 Certificates pursuant to Section 9.01(e)).

(d)  The related Terminator shall have the right to purchase all of the Group 1 Mortgage Loans and each REO Property remaining in REMIC I,  all of the Group 2 Mortgage Loans and each REO Property remaining in REMIC II-A and/or all of the Group 3 Mortgage Loans and each REO Property remaining in REMIC III-A pursuant to Section 9.01(a)(i), Section 9.01(b)(i) or Section 9.01(c)(i), as applicable, no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group 1 Certificates, the Group 2 Certificates or the Group 3 Certificates, as applicable, will be retired; provided, however, that the related Terminator, as provided above, may elect to purchase (i) all of the Group 1 Mortgage Loans and each REO Property remaining in REMIC I pursuant to Section 9.01(a)(i) only if the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and each REO Property remaining in REMIC I at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans at the Cut-off Date, (ii) all of the Group 2 Mortgage Loans and each REO Property remaining in REMIC II-A pursuant to Section 9.01(b)(i) only if the aggregate Stated Principal Balance of the Group 2 Mortgage Loans and each REO Property remaining in REMIC II-A at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans at the Cut-off Date and (iii) all of the Group 3 Mortgage Loans and each REO Property remaining in REMIC III-A pursuant to Section 9.01(c)(i) only if the aggregate Stated Principal Balance of the Group 3 Mortgage Loans and each REO Property remaining in REMIC III-A at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group 3 Mortgage Loans at the Cut-off Date. For federal income tax purposes, the purchase by the related Terminator of the Mortgage Loans and the REO Properties underlying the Certificates is intended to facilitate a redemption of such Certificates pursuant to a “cleanup call” within the meaning of Treasury regulation section 1.860G-2(j). Notwithstanding the foregoing, the applicable Terminator shall have the right to transfer, sell or assign its rights to purchase the Mortgage Loans and each REO Property remaining in REMIC I, REMIC II-A or REMIC III-A.

(e)  Notice of the liquidation of any Certificates shall be given promptly by the Paying Agent by letter to the related Certificateholders (with a copy to the Trustee and the Trust Administrator mailed (a) in the event such notice is given in connection with the purchase of any the Group 1 Mortgage Loans, the Group 2 Mortgage Loans or the Group 3 Mortgage Loans and each related REO Property remaining in REMIC I, REMIC II-A or REMIC III-A, as applicable, by the related Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which R REMIC I, REMIC II-A or REMIC III-A, as applicable, will terminate and final payment of the Group 1 Certificates, Group 2 Certificates or the Group 3 Certificates, as applicable, will be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar. In the event such notice is given in connection with the purchase of all of the Group 1 Mortgage Loans, Group 2 Mortgage Loans or the Group 3 Mortgage Loans and each related REO Property remaining in REMIC I, REMIC II-A or REMIC III-A, as applicable, by the related Terminator, the related Terminator shall deliver to the Paying Agent for deposit in the Distribution Account (with notice to the Trustee and the Trust Administrator) not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Group 1 Termination Price, Group 2 Termination Price or the Group 3 Termination Price, as applicable. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the related Terminator the Mortgage Files for the remaining Group 1 Mortgage Loans, Group 2 Mortgage Loans or Group 3 Mortgage Loans, as applicable, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it which are necessary to effectuate such transfer.

(f)  Upon receipt of notice by the Paying Agent of the presentation of the Certificates by the Certificateholders on the related final Distribution Date to the Certificate Registrar, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Paying Agent and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Paying Agent as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of each of the Group 1 Certificates, Group 2 Certificates and the Group 3 Certificates, the Trust Fund shall terminate. In no event shall the trust created hereby continue beyond the earlier of (a) the Latest Possible Maturity Date and (b) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

SECTION 9.02	Additional Termination Requirements.

(a)  In the event that the related Terminator purchases all the Group 1 Mortgage Loans and each related REO Property, Group 2 Mortgage Loans and each related REO Property or all the Group 3 Mortgage Loans and each related REO Property, REMIC I (in the case of a purchase of all the Group 1 Mortgage Loans and each related REO Property), REMIC II-A (in the case of a purchase of all the Group 2 Mortgage Loans and each related REO Property) or REMIC III-A (in the case of a purchase of all the Group 3 Mortgage Loans and each related REO Property) shall be terminated, in each case in accordance with the following additional requirements (or in connection with the final payment on or other liquidation of the last Group 1 Mortgage Loan or related REO Property remaining in REMIC I,  the last Group 2 Mortgage Loan or related REO Property remaining in REMIC II-A or the last Group 3 Mortgage Loan or related REO Property remaining in REMIC III-A, the additional requirement specified in clause (i) below):

(i)  The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to REMIC I’s, REMIC II-A’s, REMIC II-B’S, REMIC II-C’s, REMIC III-A’s, REMIC III-B’s or REMIC III-C’s, as applicable, final Tax Return pursuant to Treasury regulation Section 1.860F-1, and such termination shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

(ii)  During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trust Administrator on behalf of the Trustee shall sell all of the assets of REMIC I, REMIC II-A or REMIC III-A, as applicable, to the related Terminator for cash; and

(iii)  At the time of the making of the final payment on the related Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class 1R Certificates all cash on hand in REMIC I, to the Holders of the Class 2R Certificates all cash on hand in REMIC II-A and to the Holders of the Class 3R Certificates all cash on hand in REMIC III-A (in each case other than cash retained to meet claims), and any of REMIC I, REMIC II-A or REMIC III-A, as applicable, shall terminate at that time.

(b)  At the expense of the related Terminator (or in the event of termination under Section 9.01(a)(ii), Section 9.01(b)(ii) or Section 9.01(c)(ii), at the expense of the Trust Administrator), the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC, as applicable, pursuant to this Section 9.02.

(c)  By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each REMIC, as applicable, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

SECTION 10.01	REMIC Administration.

(a)  The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made by the Trust Administrator on behalf of the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

(i)  For the purposes of the REMIC election in respect of REMIC I, the Group 1 Certificates (other than the Class 1R Certificates) shall be designated as the Regular Interests in REMIC I.  Neither the Trustee nor the Trust Administrator shall permit the creation of any “interests” other than the Group 1 Certificates.

(ii)  For the purposes of the REMIC election in respect of REMIC II-A, the REMIC II-A Regular Interests shall be designated as the Regular Interests in REMIC II-A and the Class R-IIA Residual Interest shall be designated as the Residual Interests in REMIC II-A.  For the purposes of the REMIC election in respect of REMIC II-B, the REMIC II-B Regular Interests shall be designated as the Regular Interests in REMIC II-B and the Class R-IIB Residual Interest shall be designated as the Residual Interests in REMIC II-B.  For the purposes of the REMIC election in respect of REMIC II-C, the Group 2 Certificates (other than the Class 2R Certificates) shall be designated as the Regular Interests in REMIC II-C and the Class R-IIC Residual Interest shall be designated as the Residual Interest in REMIC II-C.  Neither the Trustee nor the Trust Administrator shall permit the creation of any “interests” in REMIC II-A, REMIC II-B or REMIC II-C (within the meaning of Section 860G of the Code) other than the REMIC II-A Regular Interests, REMIC II-B Regular Interests and the Group 2 Certificates.

(iii)  For the purposes of the REMIC election in respect of REMIC III-A, the REMIC III-A Regular Interests shall be designated as the Regular Interests in REMIC III-A and the Class R-IIIA Residual Interest shall be designated as the Residual Interests in REMIC III-A.  For the purposes of the REMIC election in respect of REMIC III-B, the REMIC III-B Regular Interests shall be designated as the Regular Interests in REMIC III-B and the Class R-IIIB Residual Interest shall be designated as the Residual Interests in REMIC III-B.  For the purposes of the REMIC election in respect of REMIC III-C, the Group 3 Certificates (other than the Class 3R Certificates) shall be designated as the Regular Interests in REMIC III-C and the Class R-IIIC Residual Interest shall be designated as the Residual Interest in REMIC III-C.  Neither the Trustee nor the Trust Administrator shall permit the creation of any “interests” in REMIC III-A, REMIC III-B or REMIC III-C (within the meaning of Section 860G of the Code) other than the REMIC III-A Regular Interests, REMIC III-B Regular Interests and the Group 3 Certificates.

The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made by the Trust Administrator on behalf of the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c)  The Trust Administrator shall pay any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), and shall be entitled to reimbursement from the Trust therefor to the extent permitted under Section 8.05. The Trust Administrator, as agent for any Trust REMIC’s tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the REMIC created hereunder. By its acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)  The Trust Administrator shall prepare and the Trustee at the direction of the Trust Administrator shall sign and the Trust Administrator shall file all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.

(e)  The Trust Administrator shall perform on behalf of any Trust REMIC all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority including the filing of Form 8811 with the Internal Revenue Service within 30 days following the Closing Date. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of any Trust REMIC. The Master Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

(f)  The Master Servicer, the Trustee and the Trust Administrator shall take such action and shall cause any Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Master Servicer, the Trustee and the Trust Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or its assets, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee and the Trust Administrator or their designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator. At all times as may be required by the Code, the Trust Administrator, the Trustee or the Master Servicer will ensure that substantially all of the assets of any Trust REMIC will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)  In the event that any tax is imposed on “prohibited transactions” of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, (iv) to the Paying Agent pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Paying Agent of any of its obligations under this Article X, or otherwise (v) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)  [Reserved].

(i)  The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to any Trust REMIC on a calendar year and on an accrual basis.

(j)  Following the Startup Day, the Master Servicer, the Trustee and the Trust Administrator shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)  None of the Trustee, the Trust Administrator or the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

SECTION 10.02	Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any Trust REMIC, (iii) the termination of any Trust REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 10.03	Master Servicer and Trust Administrator Indemnification.

(a)  The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee as a result of a breach of the Trust Administrator’s covenants set forth in this Article X.

(b)  The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Master Servicer’s covenants set forth in Article III or this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee and without the consent of the Certificateholders (i) to cure any mistake, including without limitation conforming this Agreement to the final version of the prospectus or memorandum or circular pursuant to which the affected Class of Certificates was initially offered and sold, (ii) to modify or supplement any provision herein which may be ambiguous and/or inconsistent with any other provision herein or (iii) to make any other provision with respect to any matter or question arising under this Agreement which shall not be inconsistent with the provisions of this Agreement.  Any such amendment shall require either (a) an Opinion of Counsel delivered to the Trustee concluding that the amendment will not affect adversely in any material respect the interests of any Certificateholder, (b) written or electronic notice (or verbal confirmation from a Rating Agency as evidenced by an Officer’s Certificate of the Depositor) to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (c) solely as to an amendment pursuant to (i) above, an Officer’s Certificate of the Depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion.  No amendment effected as provided above shall be deemed to adversely affect in any material respect the interests of any Certificateholder.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Notwithstanding any contrary provision of this Agreement, the Trust Administrator shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that (i) such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment will not cause the Grantor Trust to fail to qualify as a Grantor Trust at any time the Group 3 Floating Rate Certificates are outstanding.

Prior to executing any amendment pursuant to this Section, the Trust Administrator shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement.

Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

Notwithstanding the foregoing, each of the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Notwithstanding any of the other provisions of this Section 11.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the amount or priority of any payments to the Swap Provider pursuant to Section 4.12 of this Agreement or on the return to the Swap Provider pursuant to Section 4.11 of this Agreement of any collateral posted by the Swap Provider pursuant to the Swap Credit Support Annex (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Swap Provider shall be an express third-party beneficiary of this Agreement to the extent of its rights to receive any payments pursuant to Section 4.12 of this Agreement or the right of each Swap Provider to the return pursuant to Section 4.11 of this Agreement of any collateral posted by the Swap Provider, and shall have the right to enforce such rights under this Agreement as if it were a party hereto.

SECTION 11.02	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05	Notices.

All directions, demands and notices hereunder shall be sent (i) via facsimile (with confirmation of receipt) or (ii) in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, Master Servicing Division - MC: N3B-355M, 4000 Regent Blvd., Irvine, TX 75063 (Attention: Compliance Manager), facsimile no.: (469) 220-1573 (with a copy to, 1000 Technology Drive, O’Fallon, MO 63368, Attention: Chief Legal Counsel (facsimile no.: (636) 261-6518)), or such other address or facsimile number as may hereafter be furnished to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Depositor in writing by the Master Servicer, (c) in the case of the Trust Administrator, 1000 Technology Drive, M.S. 337, O’Fallon, Missouri  63368, Attention: Mortgage Finance (telecopy number (636) 261-1394), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Depositor in writing by the Master Servicer (d) in the case of the Paying Agent, the Authenticating Agent and the Certificate Registrar, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust, CMLTI 2007-10, (telephone number (212) 816-5680), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Depositor, the Trust Administrator and the Trustee in writing by the Paying Agent, the Certificate Registrar or the Authenticating Agent and (e) in the case of the Trustee, U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services  (telecopy number (617) 603-6638), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07	Notice to Rating Agencies.

The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies, and each of the Master Servicer and the Paying Agent shall use its best efforts promptly to provide notice to the Trust Administrator, with respect to each of the following of which the Trust Administrator, the Master Servicer or the Paying Agent, as applicable,  has actual knowledge:

1.           Any material change or amendment to this Agreement, including but not limited to, any material change or amendment to Sections 3.01 or 3.07 concerning modifications;

2.           The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3.           The resignation or termination of the Master Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Trustee;

4.           The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

5.           The final payment to the Holders of any Class of Certificates;

6.           Any change in the location of the Collection Account or the Distribution Account;

7.           Any event that would result in the inability of the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

8.           The filing of any claim under the Master Servicer’s blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Trust Administrator shall make available to the Rating Agencies copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly furnish to the Rating Agencies copies of the following:

1.           Each Annual Statement of Compliance described in Section 3.20; and

2.           Each Compliance Assessment and Attestation Report described in Section 3.21.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004; and to Fitch Ratings, One State Street Plaza, New York, New York 10007, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 11.08	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09	Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.10	Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and  4.06 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, opinion of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information, to the extent that such information is available or reasonably attainable, as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB; provided, however, that any such changes shall require the consent of each of the parties hereto.

All percentages of Voting Rights referred to herein shall be deemed, with respect to matters affecting the related Collateral Pool and the related Certificates, to mean percentages of the Voting Rights with respect to such related Certificates.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor

By:	/s/ Matthew Bollo
Name:	Matthew Bollo
Title:	Vice President

CITIMORTGAGE, INC., as Master Servicer and Trust Administrator

By:	/s/ Tommy Harris
Name:	Tommy Harris
Title:	Senior Vice President

CITIBANK, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent

By:	/s/ Jennifer McCourt
Name:	Jennifer McCourt
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Clare O’Brien
Name:	Clare O’Brien
Title:	Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ____ day of October 2007, before me, a notary public in and for said State, personally appeared _____________________, known to me to be an _____________________ of Citigroup Mortgage Loan Trust Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of October 2007, before me, a notary public in and for said State, personally appeared _____________________, known to me to be a _____________________ of CitiMortgage, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ____ day of October 2007, before me, a notary public in and for said State, personally appeared _____________________, known to me to be an _____________________ of Citibank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of October 2007, before me, a notary public in and for said State, personally appeared _____________________, known to me to be a _____________________ of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS 1A1A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 1A1A Certificates as of the Issue Date: $190,071,000.00

Denomination: $190,071,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AA6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1A1A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1A1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1A1A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS 1A1B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 1A1B Certificates as of the Issue Date: $11,169,000.00

Denomination: $11,169,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AB4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1A1B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1A1B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1A1B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS 1B1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 1 SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 1B1 Certificates as of the Issue Date: $2,378,000.00

Denomination: $2,378,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AC2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1B1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1B1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-4

FORM OF CLASS 1B2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 1 SENIOR CERTIFICATES AND THE CLASS 1B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 1B2 Certificates as of the Issue

Date $1,241,000.00

Denomination: $1,241,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AD0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1B2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1B2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-5

FORM OF CLASS 1B3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 1 SENIOR CERTIFICATES, THE CLASS 1B1 CERTIFICATES AND THE CLASS 1B2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 1B3 Certificates as of the Issue Date: $517,000.00

Denomination: $517,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AE8

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1B3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1B3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1B3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-6

FORM OF CLASS 1B4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 1 SENIOR CERTIFICATES, THE CLASS 1B1 CERTIFICATES, THE CLASS 1B2 CERTIFICATES AND THE CLASS 1B3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 1B4 Certificates as of the Issue Date: $931,000.00

Denomination: $931,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AF5

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1B4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1B4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1B4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-7

FORM OF CLASS 1B5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 1 SENIOR CERTIFICATES, THE CLASS 1B1 CERTIFICATES, THE CLASS 1B2 CERTIFICATES, THE CLASS 1B3 CERTIFICATES AND THE CLASS 1B4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 1B5 Certificates as of the Issue Date: $310,000.00

Denomination: $310,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AG3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1B5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1B5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1B5 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-8

FORM OF CLASS 1B6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 1 SENIOR CERTIFICATES, THE CLASS 1B1 CERTIFICATES, THE CLASS 1B2 CERTIFICATES, THE CLASS 1B3 CERTIFICATES, THE CLASS 1B4 CERTIFICATES AND THE CLASS 1B5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 1B6 Certificates as of the Issue Date: $207,370.00

Denomination: $207,370.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AH1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A. THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 1B6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 1B6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1B6 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-9

FORM OF CLASS 1R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 1R Certificates as of the Issue Date: $100.37

Denomination: $100.37

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AJ7

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Citigroup Global Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in that certain beneficial ownership interest evidenced by all the Class 1R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 1R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Certificate Registrar (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class 1R Certificates have been designated as a residual interest in one or more REMICs, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class 1R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-10

FORM OF CLASS 2A1A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A1A Certificates as of the Issue Date: $5,162,000.00

Denomination: 5,162,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AK4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A1A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A1A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-11

FORM OF CLASS 22AA CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 22AA Certificates as of the Issue Date: $377,958,000.00

Denomination: $377,958,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AL2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 22AA Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 22AA Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 22AA Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-12

FORM OF CLASS 2A2A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A2A Certificates as of the Issue Date:

$100,000,000.00

Denomination: $100,000,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AM0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A2A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A2A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A2A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-13

FORM OF CLASS 2A2B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A2B Certificates as of the Issue Date: $5,820,000.00

Denomination: $5,820,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AN8

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A2B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A2B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A2B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-14

FORM OF CLASS 212B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 212B Certificates as of the Issue Date: $24,180,000.00

Denomination: $24,180,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AP3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 212B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 212B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 212B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-15

FORM OF CLASS 2A2IO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Notional Amount of the Class 2A2IO Certificates as of the Issue Date: $100,000,000.00

Denomination: $100,000,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AQ1

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECLINE MONTHLY.  ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class 2A2IO Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A2IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A2IO Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-16

FORM OF CLASS 2A3A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A3A Certificates as of the Issue Date:

$27,183,000.00

Denomination: $27,183,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AR9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A3A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A3A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A3A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-17

FORM OF CLASS 2A3B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A3B Certificates as of the Issue Date: $1,345,000.00

Denomination: $1,345,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AS7

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A3B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A3B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A3B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-18

FORM OF CLASS 2A3IO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Notional Amount of the Class 2A3IO Certificates as of the Issue Date: $27,183,000.00

Denomination: $27,183,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AT5

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECLINE MONTHLY.  ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class 2A3IO Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A3IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A3IO Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-19

FORM OF CLASS 2A4A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A4A Certificates as of the Issue Date: $34,409,000.00

Denomination: $34,409,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AU2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A4A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A4A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A4A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-20

FORM OF CLASS 2A4B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A4B Certificates as of the Issue Date: $1,703,000.00

Denomination: $1,703,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AV0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A4B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A4B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A4B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-21

FORM OF CLASS 2A5A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A5A Certificates as of the Issue Date: $31,754,000.00

Denomination: $31,754,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AW8

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A5A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A5A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A5A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-22

FORM OF CLASS 2A5B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2A5B Certificates as of the Issue Date: $1,571,000.00

Denomination: $1,571,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AX6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2A5B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2A5B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2A5B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-23

FORM OF CLASS 2B1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 2 SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2B1 Certificates as of the Issue Date: $11,838,000.00

Denomination: $11,838,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q AY4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2B1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2B1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-24

FORM OF CLASS 2B2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 2 SENIOR CERTIFICATES AND THE CLASS 2B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2B2 Certificates as of the Issue Date:    $5,439,000.00

Denomination:   $5,439,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q  AZ1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2B2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2B2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-25

FORM OF CLASS 2B3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 2 SENIOR CERTIFICATES, THE CLASS 2B1 CERTIFICATES AND THE CLASS 2B2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 2B3 Certificates as of the Issue Date: $2,560,000.00

Denomination: $2,560,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BA5

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2B3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2B3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2B3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-26

FORM OF CLASS 2B4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 2 SENIOR CERTIFICATES, THE CLASS 2B1 CERTIFICATES, THE CLASS 2B2 CERTIFICATES AND THE CLASS 2B3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 2B4 Certificates as of the Issue Date: $5,119,000.00

Denomination: $5,119,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BB3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2B4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2B4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2B4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-27

FORM OF CLASS 2B5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 2 SENIOR CERTIFICATES, THE CLASS 2B1 CERTIFICATES, THE CLASS 2B2 CERTIFICATES, THE CLASS 2B3 CERTIFICATES AND THE CLASS 2B4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 2B5 Certificates as of the Issue Date: $1,599,000.00

Denomination: $1,599,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BC1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2B5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2B5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2B5 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-28

 FORM OF CLASS 2B6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 2 SENIOR CERTIFICATES, THE CLASS 2B1 CERTIFICATES, THE CLASS 2B2 CERTIFICATES, THE CLASS 2B3 CERTIFICATES, THE CLASS 2B4 CERTIFICATES AND THE CLASS 2B5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 2B6 Certificates as of the Issue Date: $2,240,392.00

Denomination: $2,240,392.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BD9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 2B6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 2B6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2B6 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-29

FORM OF CLASS 2R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 2R Certificates as of the Issue Date: $100.33

Denomination: $100.33

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BE7

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Citigroup Global Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in that certain beneficial ownership interest evidenced by all the Class 2R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 2R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Certificate Registrar (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class 2R Certificates have been designated as a residual interest in one or more REMICs, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class 2R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-30

FORM OF CLASS 31AA CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP A OF “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Series 2007-10

Pass-Through Rate: Variable

Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007

First Distribution Date: November 26, 2007

No. 1

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Aggregate Certificate Principal Balance of the Class 31AA Certificates as of the Issue Date: $25,000,000.00

Denomination: $25,000,000.00

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BF4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a percentage interest in the distributions allocation to the Class 31AA Certificates with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement.

This Certificate is payable solely from the assets of the Grantor Trust, and does not represent an obligation of or interest in Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of this Certificate, the Underlying Interest and the Swap Agreement are guaranteed or insured by any governmental agency or instrumentality or by Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 31AA Certificates as of the Issue Date) in  certain distributions with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement (the “Assets”).  The Grantor Trust was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date and such Distribution Date is prior to the 58th Distribution Date, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate or such Distribution Date is after the 58th Distribution Date, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the Swap Account held by the Grantor Trust in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class 31AA Certificates on such Distribution Date.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

Prior to the termination of the Swap Agreement, any transferee of this Certificate shall be deemed to have made the representations in Section 5.02 of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund issuing the Underlying Interests shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-31

FORM OF CLASS 3A1A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP A OF “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Series 2007-10

Pass-Through Rate: Variable

Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007

First Distribution Date: November 26, 2007

No. 1

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Aggregate Certificate Principal Balance of the Class 3A1A Certificates as of the Issue Date: $118,475,000.00

Denomination: $118,475,000.00

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BG2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a percentage interest in the distributions allocation to the Class 3A1A Certificates with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement.

This Certificate is payable solely from the assets of the Grantor Trust, and does not represent an obligation of or interest in Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of this Certificate, the Underlying Interest and the Swap Agreement are guaranteed or insured by any governmental agency or instrumentality or by Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A1A Certificates as of the Issue Date) in  certain distributions with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement (the “Assets”).  The Grantor Trust was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date and such Distribution Date is prior to the 58th Distribution Date, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate or such Distribution Date is after the 58th Distribution Date, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the Swap Account held by the Grantor Trust in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class 3A1A Certificates on such Distribution Date.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

Prior to the termination of the Swap Agreement, any transferee of this Certificate shall be deemed to have made the representations in Section 5.02 of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund issuing the Underlying Interests shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-32

FORM OF CLASS 3A1B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP A OF “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Series 2007-10

Pass-Through Rate: Variable

Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007

First Distribution Date: November 26, 2007

No. 1

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Aggregate Certificate Principal Balance of the Class 3A1B Certificates as of the Issue Date: $32,310,000.00

Denomination: $32,310,000.00

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BH0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a percentage interest in the distributions allocation to the Class 3A1B Certificates with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement.

This Certificate is payable solely from the assets of the Grantor Trust, and does not represent an obligation of or interest in Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of this Certificate, the Underlying Interest and the Swap Agreement are guaranteed or insured by any governmental agency or instrumentality or by Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A1B Certificates as of the Issue Date) in  certain distributions with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement (the “Assets”).  The Grantor Trust was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date and such Distribution Date is prior to the 58th Distribution Date, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate or such Distribution Date is after the 58th Distribution Date, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the Swap Account held by the Grantor Trust in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class 3A1B Certificates on such Distribution Date.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

Prior to the termination of the Swap Agreement, any transferee of this Certificate shall be deemed to have made the representations in Section 5.02 of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund issuing the Underlying Interests shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-33

FORM OF CLASS 3A1C CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP A OF “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Series 2007-10

Pass-Through Rate: Variable

Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007

First Distribution Date: November 26, 2007

No. 1

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Aggregate Certificate Principal Balance of the Class 3A1C Certificates as of the Issue Date: $17,883,000.00

Denomination: $17,883,000.00

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BJ6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a percentage interest in the distributions allocation to the Class 3A1C Certificates with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement.

This Certificate is payable solely from the assets of the Grantor Trust, and does not represent an obligation of or interest in Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of this Certificate, the Underlying Interest and the Swap Agreement are guaranteed or insured by any governmental agency or instrumentality or by Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A1C Certificates as of the Issue Date) in  certain distributions with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement (the “Assets”).  The Grantor Trust was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date and such Distribution Date is prior to the 58th Distribution Date, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate or such Distribution Date is after the 58th Distribution Date, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the Swap Account held by the Grantor Trust in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class 3A1C Certificates on such Distribution Date.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

Prior to the termination of the Swap Agreement, any transferee of this Certificate shall be deemed to have made the representations in Section 5.02 of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund issuing the Underlying Interests shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-34

FORM OF CLASS 31AB CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP A OF “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Series 2007-10

Pass-Through Rate: Variable

Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007

First Distribution Date: November 26, 2007

No. 1

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Aggregate Certificate Principal Balance of the Class 31AB Certificates as of the Issue Date: $26,837,000.00

Denomination: $26,837,000.00

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BK3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a percentage interest in the distributions allocation to the Class 31AB Certificates with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement.

This Certificate is payable solely from the assets of the Grantor Trust, and does not represent an obligation of or interest in Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of this Certificate, the Underlying Interest and the Swap Agreement are guaranteed or insured by any governmental agency or instrumentality or by Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or the Grantor Trustee or any of their affiliates.  None of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 31AB Certificates as of the Issue Date) in  certain distributions with respect to the Grantor Trust consisting primarily of the Underlying Interests and the Swap Agreement (the “Assets”).  The Grantor Trust was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date and such Distribution Date is prior to the 58th Distribution Date, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate or such Distribution Date is after the 58th Distribution Date, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the Swap Account held by the Grantor Trust in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class 31AB Certificates on such Distribution Date.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

Prior to the termination of the Swap Agreement, any transferee of this Certificate shall be deemed to have made the representations in Section 5.02 of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund issuing the Underlying Interests shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-35

FORM OF CLASS 3A1IO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Notional Amount of the Class 3A1IO Certificates as of the Issue Date: $220,505,000.00

Denomination: $220,505,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BL1

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECLINE MONTHLY.  ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class 3A1IO Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3A1IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3A1IO Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-36

FORM OF CLASS 3A2A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3A2A Certificates as of the Issue Date: $8,744,000.00

Denomination: $8,744,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BM9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A2A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3A2A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3A2A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-37

FORM OF CLASS 3A2B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3A2B Certificates as of the Issue Date: $1,212,000.00

Denomination: $1,212,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BN7

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A2B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3A2B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3A2B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-38

FORM OF CLASS 3A3A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3A3A Certificates as of the Issue Date: $28,315,000.00

Denomination: $28,315,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BP2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A3A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3A3A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3A3A Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-39

FORM OF CLASS 3A3B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3A3B Certificates as of the Issue Date: $3,925,000.00

Denomination: $3,925,000.00

Master Servicer:  CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BQ0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3A3B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3A3B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3A3B Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-40

 FORM OF CLASS 3B1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 3 SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3B1 Certificates as of the Issue Date: $18,712,000.00

Denomination: $18,712,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BR8

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3B1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3B1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-41

 FORM OF CLASS 3B2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 3 SENIOR CERTIFICATES AND THE CLASS 3B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3B2 Certificates as of the Issue Date: $3,242,000.00

Denomination: $3,242,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BS6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3B2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3B2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-42

 FORM OF CLASS 3B3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 3 SENIOR CERTIFICATES, THE CLASS 3B1 CERTIFICATES AND THE CLASS 3B2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3B3 Certificates as of the Issue Date: $1,768,000.00

Denomination: $1,768,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BT 4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3B3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3B3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3B3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

Any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-43

 FORM OF CLASS 3B4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 3 SENIOR CERTIFICATES, THE CLASS 3B1 CERTIFICATES, THE CLASS 3B2 CERTIFICATES AND THE CLASS 3B3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3B4 Certificates as of the Issue Date: $2,504,000.00

Denomination: $2,504,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q  BU1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3B4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3B4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3B4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-44

 FORM OF CLASS 3B5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 3 SENIOR CERTIFICATES, THE CLASS 3B1 CERTIFICATES, THE CLASS 3B2 CERTIFICATES, THE CLASS 3B3 CERTIFICATES AND THE CLASS 3B4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3B5 Certificates as of the Issue Date: $2,652,000.00

Denomination: $2,652,000.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BV9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3B5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3B5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3B5 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-45

 FORM OF CLASS 3B6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PLAN OR PERSON USING PLAN ASSETS EXCEPT IN ACCORDANCE WITH SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP 3 SENIOR CERTIFICATES, THE CLASS 3B1 CERTIFICATES, THE CLASS 3B2 CERTIFICATES, THE CLASS 3B3 CERTIFICATES, THE CLASS 3B4 CERTIFICATES AND THE CLASS 3B5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No. 1
Aggregate Certificate Principal Balance of the Class 3B6 Certificates as of the Issue Date: $3,094,888.00

Denomination: $3,094,888.00

Master Servicer: CitiMortgage, Inc.

Trust Administrator: CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BW7

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE  PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a  Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3B6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3B6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3B6 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

No transfer of this Certificate shall be made unless the transfer is made to a “qualified institutional buyer” as defined under Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), in a transaction that is exempt from the registration requirements of the 1933 Act and that does not require registration or qualification under applicable state securities laws. In the event that a transfer of this Certificate is to be made, the Certificate Registrar shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.  None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-46

FORM OF CLASS 3P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2007-10	Aggregate Certificate Principal Balance of the Class 3P Certificates as of the Issue Date: $100.00
Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007	Denomination: $100.00
First Distribution Date: November 26, 2007	Master Servicer: CitiMortgage, Inc.
No. 1	Trust Administrator: CitiMortgage, Inc.
Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.
Trustee: U.S. Bank National Association

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class 3P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class 3P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which the Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Master Servicer, Citibank, N.A. and any Sub-Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided  in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: April ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right if survivorship and not as tenants in common	_______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto ________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________________________ _______________________________________________________________ for the account of _______________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________
.
Applicable statements should be mailed to___________________________________________
.
THIS INFORMATION IS PROVIDED BY ___________________________________________, THE ASSIGNEE NAMED ABOVE, OR ________________________________________, AS ITS AGENT.

EXHIBIT A-47

FORM OF CLASS 3R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2007-10 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: October 1, 2007 First Distribution Date: November 26, 2007 No.1
Aggregate Certificate Principal Balance of the Class 3R Certificates as of the Issue Date: $99.51

Denomination: $99.51

Master Servicer: CitiMortgage, Inc.

Trust Administrator:  CitiMortgage, Inc.

Certificate Registrar, Paying Agent and Authenticating Agent: Citibank, N.A.

Trustee: U.S. Bank National Association

Issue Date: October 31, 2007

CUSIP: 17313Q BX 5

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

CITIGROUP MORTGAGE LOAN TRUST INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Citigroup Global Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in that certain beneficial ownership interest evidenced by all the Class 3R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class 3R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Certificate Registrar (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class 3R Certificates have been designated as a residual interest in one or more REMICs, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class 3R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans in the Collateral Pool relating to this Certificate and all property acquired in respect of any Mortgage Loan in such Collateral Pool at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates relating to such Collateral Pool; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in such Collateral Pool at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans in such Collateral Pool as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: October ___, 2007

CITIBANK, N.A., not in its individual capacity, but solely as Paying Agent

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-10 CITIBANK, N.A., not in its individual capacity, but solely as Authenticating Agent

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT -	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	_________________ State

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)  unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.
This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the responsible party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.19 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “4.02 Statement” are required to be included in the periodic Distribution Date statements under Section 4.02, provided by the Trust Administrator; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 Statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Trust Administrator and the Depositor.

Form	Item	Description	Servicer(s)	Master Servicer	Trust Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the payment date for the asset-backed securities.						(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (4.02 Statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (4.02 Statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (4.02 Statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (4.02 Statement)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (4.02 Statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (4.02 Statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (4.02 Statement)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (4.02 Statement)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (4.02 Statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (4.02 Statement)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (4.02 Statement)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

					X (4.02 Statement)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (4.02 Statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X		X (4.02 Statement)
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

			X	X	X (4.02 Statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (4.02 Statement)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (4.02 Statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

								X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Trust Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

			X	X	X			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X			X	X
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:
Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 6.07 statement

				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	• ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.19]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.

			X	X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.				X (to the extent required by successor trustee)
		Reg AB disclosure about any new Trust Administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

					X			X
		Reg AB disclosure about any new enhancement provider is also required.			X			X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information						X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Trust Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Trust Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN

ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer – transaction party having borrower contact
Master Servicer – aggregator of pool assets
Trust Administrator – waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer – named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian – safe keeper of pool assets
Paying Agent – distributor of funds to ultimate investor
Trustee – fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party’s title.  So, for example, in a particular transaction, the trustee may perform the “paying agent” and “trust administrator” functions, while in another transaction, the trust administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:
X - obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trust Administrator	Paying Agent
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X		X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
				X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act. *
		X	X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X		X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X
__________________
*Subject to clarification from the SEC.

EXHIBIT D

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (the “Agreement”), dated October 31, 2007 between Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the “Purchaser”) and Citigroup Global Markets Realty Corp., a New York corporation (the “Seller”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of mortgage pass-through certificates designated as Series 2007-10 (the “Certificates”). The Certificates will consist of forty-three classes of certificates.  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, CitiMortgage, Inc. as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The parties hereto agree as follows:

Section 1.  Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before October 31, 2007 (the “Closing Date”), certain conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”) originated by American Home Mortgage Corp. (“American Home”), Argent Mortgage Company, LLC (“Argent”), CitiMortgage, Inc. (“CitiMortgage”), Countrywide Home Loans, Inc. (“Countrywide”), GreenPoint Mortgage Funding, Inc., (“GreenPoint”), HomeBanc Mortgage Corporation (“HomeBanc”), LoanCity (“LoanCity”), Metro City Mortgages Inc. (“MetroCity”), Mission 1 Funding, Inc. (“Mission 1”), National City Mortgage Co. (“National City”), Opteum Financial Services, LLC (“Opteum”), PennFed Financial Services, Inc. (“PennFed”), Sea Breeze Mortgage Services, Inc. (“Sea Breeze”), Secured Bankers Mortgage Company (“Secured Bankers”), SunTrust Mortgage, Inc. (“SunTrust”), Taylor, Bean & Whitaker Mortgage Corp. (“Taylor Bean”), Weichert Financial Services (“Weichert”) and Wells Fargo Bank, N.A. (“Wells Fargo”) (each an “Originator” and together, the “Originators”), having an aggregate principal balance as of the close of business on October 1, 2007 (the “Cut-off Date”) of approximately $1,141,379,050 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

Notwithstanding any of the foregoing, the Seller shall retain its rights against each Originator relating to remedies for breaches of loan-level representations and warranties and remedies with respect to early payment defaults, if any.

Section 2.  Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement and shall be prepared by the Seller based on information provided by the Originators.

Section 3.  Consideration.

(a)  In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 7, pay to or upon the order of the Seller in immediately available funds an amount (the “Mortgage Loan Purchase Price”) equal to the net sale proceeds of the Certificates, plus accrued interest.

(b)  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

(c)  Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the related Certificateholders.

Section 4.  Transfer of the Mortgage Loans.

(a)  Possession of Mortgage Files.  The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b)  Delivery of Mortgage Loan Documents.  The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

(i)  the original Mortgage Note, endorsed in one of the following forms: (1) in the name of the Trustee or (2) in blank, in each case, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii)  the original Mortgage with evidence of recording thereon;

(iii)  an original Assignment of the Mortgage in recordable form in blank or to the Trustee;

(iv)  the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage in blank or to the Trustee as contemplated by the immediately preceding clause (iii);

(v)  the original of or a copy of each related assumption, modification, consolidation or extension agreement, with evidence of recording thereon, if any;

(vi)  with respect to any Mortgage Loan listed on the Mortgage Loan Schedule as  subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate;

(vii)  the original mortgagee title insurance policy or an attorney’s opinion of title where customary; and

(viii)  any of the following that are in the possession of the Seller or a document custodian on its behalf: (A) the original of or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage or (B) the original of or a copy of any power of attorney, if applicable.

With respect to a maximum of approximately 5.00% of the original Mortgage Loans, by outstanding principal balance of the original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trust Administrator (as designee of the Purchaser) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trust Administrator is subsequently located, such original Mortgage Note shall be delivered to the Trust Administrator within three Business Days.

If any of the documents referred to in Sections 4(b)(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trust Administrator of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trust Administrator promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

To the extent not already recorded, the Trust Administrator, at the expense of the Seller shall pursuant to the Pooling and Servicing Agreement promptly (and in no event later than three months following the later of the Closing Date and the date of receipt by the Trust Administrator of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Estate or the Trust Administrator, in the appropriate public office for real property records, each Assignment delivered to it pursuant to Sections 4(b)(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trust Administrator, at the expense of the Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Trust Administrator nor the Trustee shall be required to submit or cause to be submitted for recording each Assignment delivered to it pursuant to Sections 4(b)(iii) and (iv) if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date.

The Seller shall deliver or cause to be delivered to the Trust Administrator promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator are and shall be held by or on behalf of the Seller, the Servicer, the Purchaser or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator. Any such original document delivered to or held by the Seller or the Purchaser that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Servicer.

(c)  Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(d)  Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

(e)  Examination of Mortgage Files. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

Section 5.  Representations, Warranties and Covenants of the Seller.

Except as otherwise reflected in the Mortgage Loan Schedule or payment history records with respect to the Mortgage Loans, the Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 5 are made as of the Closing Date or as of the date specifically provided herein.

As permitted under:

(i)  the Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2005, and as amended on March 30, 2006, among American Home, American Home Mortgage Servicing, Inc. and the Seller (the “American Home Purchase Agreement”),

(ii)  the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of December 28, 2004, and as amended on November 28, 2005 and January 1, 2006, between Ameriquest Mortgage Company and the Seller (the “Argent Purchase Agreement”),

(iii)  the Master Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2005, between CitiMortgage, Inc. and the Seller (the “CitiMortgage Purchase Agreement”),

(iv)  the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, and as amended on February 28, 2006, between Countrywide and the Seller (the “Countrywide Purchase Agreement”)

(v)  the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2005, and as amended May 1, 2006, between GreenPoint and the Seller (the “GreenPoint Purchase Agreement”),

(vi)  the Master Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2006, between HomeBanc and the Seller (the “HomeBanc Purchase Agreement”),

(vii)  the Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2003, and as amended and restated on May 1, 2005, between National City Mortgage Co. and the Seller (the “National City Purchase Agreement”),

(viii)  the Master Mortgage Loan Purchase and Servicing Agreement, dated September 1, 2006, between the Seller and Opteum Financial Services, LLC, as amended February 8, 2007 and April 23, 2007 (the “Opteum Purchase Agreement”),

(ix)  the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2007, between the Seller and New York Community Bank (the “PennFed Purchase Agreement”),

(x)  the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2005, amended February 22, 2006 and March 16, 2007, between SunTrust and the Seller (the “SunTrust Purchase Agreement”),

(xi)  the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2006, between Taylor Bean and the Seller (the “Taylor Bean Purchase Agreement”),

(xii)  the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2005 as amended and restated to and including March 1, 2006, between the Seller and Mortgage Access Corp. d/b/a Weichert Financial Services (the “Weichert Purchase Agreement”), and

(xiii)  the Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006, and as amended October 26, 2006, between Wells Fargo and the Seller (the “Wells Fargo Purchase Agreement”; and together with the American Home Purchase Agreement, the Argent Purchase Agreement, the CitiMortgage Purchase Agreement, the Countrywide Purchase Agreement, the GreenPoint Purchase Agreement, the HomeBanc Purchase Agreement, the National City Purchase Agreement, the Opteum Purchase Agreement, the PennFed Purchase Agreement, the SunTrust Purchase Agreement, the Taylor Bean Purchase Agreement and the Weichert Purchase Agreement, the “Purchase Agreements”),

the Seller hereby assigns to the Purchaser all of its right, title and interest under the Purchase Agreements to the extent of the Mortgage Loans identified on the Mortgage Loan Schedules.  Notwithstanding any of the foregoing, the Seller maintains its rights against each Originator relating to remedies for breaches of representations and warranties concerning the Mortgage Loans or relating to missing or defective documents relating to the Mortgage Loans, in either case, which materially and adversely affect the value of the Mortgage Loans or the interest of the Seller.

(a)  The Seller hereby represents and warrants, as to each Mortgage Loan, to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i)  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(ii)  None of the mortgage loans are (i) “High Cost” as such term is defined in the Home Ownership Protection Act of 1994 (“HOEPA”) or (ii) a reasonably equivalent provision as defined by the applicable predatory and abusive lending laws.

(iii)  An appraisal form 1004 or Form 2055 with an interior inspection for first lien mortgage loans has been obtained.

(iv)  No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the current version of Standard & Poor's LEVELS® Glossary Revised, Appendix E).

(v)  (vi)           There is no mortgage loan in the trust that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia.

(b)  [Reserved].

(c)  The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i)  The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

(ii)  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

(iii)  The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(iv)  No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

(v)  This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading.  The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

(vi)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(vii)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(viii)  Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

(ix)  There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

(x)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

(xi)  The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

(xii)  There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

(xiii)  The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

(d)  With respect to the American Home Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date;

(e)  With respect to the Argent Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit B hereto are true and correct as of the date hereof and as of the Closing Date;

(f)  With respect to the LoanCity Mortgage Loans, the MetroCity Mortgage Loans, the Mission 1 Mortgage Loans, the Sea Breeze Mortgage Loans and the Secured Bankers Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit C hereto are true and correct as of the date hereof and as of the Closing Date;

(g)  With respect to the Countrywide Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit D hereto are true and correct as of the date hereof and as of the Closing Date;

(h)  With respect to the GreenPoint Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit E hereto are true and correct as of the date hereof and as of the Closing Date;

(i)  With respect to the HomeBanc Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit F hereto are true and correct as of the date hereof and as of the Closing Date;

(j)  With respect to the National City Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit G hereto are true and correct as of the date hereof and as of the Closing Date;

(k)  With respect to the Opteum Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit H hereto are true and correct as of the date hereof and as of the Closing Date;

(l)  With respect to the PennFed Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit I hereto are true and correct as of the date hereof and as of the Closing Date;

(m)  With respect to the SunTrust Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit J hereto are true and correct as of the date hereof and as of the Closing Date;

(n)  With respect to the Taylor Bean Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit K hereto are true and correct as of the date hereof and as of the Closing Date;

(o)  With respect to the Weichert Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit L hereto are true and correct as of the date hereof and as of the Closing Date;

(p)  With respect to the Wells Fargo Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit M hereto are true and correct as of the date hereof and as of the Closing Date.

Section 6.    Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

It is understood and agreed that the representations and warranties set forth in Section 5 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Mortgage Pass-Through Certificates evidencing an interest in all or a portion of the Mortgage Loans, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File.  With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser’s assignee, designee or transferee, then notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 6 in respect of such Mortgage Loan.  Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties made by the Seller that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Purchase Price. The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 6 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

At the time of substitution or repurchase by the Seller of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account. The Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Section 5.

It is understood and agreed that the representations and warranties set forth in Section 5 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

It is understood and agreed that (i) the obligations of the Seller set forth in this Section 6 to cure, repurchase and substitute for a defective Mortgage Loan and (ii) the obligations of the Seller as provided in the next sentence constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 5.   The Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in Sections 5(a), (c), (d) and (e) this Agreement.

Section 7.  Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 AM New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a)  All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)  The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 8 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)  The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser; and

(d)  All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Mortgage Loan Purchase Price.

Section 8.  Closing Documents. Without limiting the generality of Section 7 hereof, the closing shall be subject to delivery of each of the following documents:

(a)  An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Citigroup Global Markets, Inc. (the “Underwriter”) may rely, in a form acceptable to the Purchaser;

(b)  A Secretary’s Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller;

(c)  An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriter, in a form acceptable to the Purchaser;

(d)  An Officers’ Certificate of each Originator who originated 20% or more of the Mortgage Loans, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser;

(e)  A Secretary’s Certificate of each Originator who originated 20% or more of the Mortgage Loans, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator;

(f)  Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement;

(g)  A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser’s Prospectus Supplement, dated October 31, 2007 and the Purchaser’s Private Placement Memorandum, dated October 31, 2007, agrees with the records of the Seller;

(h)  Letters from certified public accountants for each Originator who originated more than 20% of the Mortgage Loans, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser’s Prospectus Supplement, dated October 31, 2007 under the subheading “The Originators” agrees with the records of each Originator; and

(i)  Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

Section 9.  Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all necessary and reasonable costs and expenses incurred directly in delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement and private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trust Administrator and the Trustee set forth in an engagement letter delivered to the Seller by the Trust Administrator, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the fees charged by any rating agency to rate the Certificates and the ongoing expenses of the Rating Agencies. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

Section 10.  [Reserved].

Section 11.  Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 7 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 7 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Mortgage Loan Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Mortgage Loan Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 11 shall be deemed to have been released.

Section 12.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, and if to the Seller, addressed to the Seller at 388 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

Section 13.  Severability of Provisions. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.  Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

Section 15.  Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

Section 16.  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 17.  Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

Section 18.  Indemnification. The Seller shall indemnify and hold harmless each of (i) the Purchaser, (ii) Citigroup Global Markets Inc. and (iii) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) ((i) through (iii) collectively, the “Indemnified Party”) against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of, are based upon, or result from, a breach by the Seller of any of  the representations and warranties made by the Seller herein, it being understood that the Purchaser has relied upon such representations and warranties.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

CITIGROUP MORTGAGE LOAN TRUST INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title:

EXHIBIT A

Representation and Warranties with Respect to the American Home Loans

Except for “Mortgage Loans”, which shall mean the American Home Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit A shall have the meanings ascribed to them in the American Home Purchase Agreement.

(i)  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser in the Data File is complete, true and correct;

(ii)  All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; neither the Seller nor the Servicer has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  There has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iii)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iv)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(v)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(vii)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(viii)  All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the least of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan or (iii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws or all predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(x)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi)  The related Mortgage is properly recorded in the appropriate jurisdiction(s) wherein such recordation is necessary to perfect the lien thereof, and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xiii)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiv)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xvi)  All parties which have had any legal or contractual interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any legal or contractual interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvii)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to FNMA and FHLMC (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii)  Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi)  Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  The Mortgage Note does not permit negative amortization.  No Mortgage Loan is a Convertible Mortgage Loan;

(xxii)  The origination practices used by the Seller and the servicing and collection practices used by the Servicer with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the FNMA and FHLMC servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller or the Servicer for any work on a Mortgaged Property which has not been completed;

(xxiii)  The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxiv)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;  The Mortgagor has not notified the Seller or the Servicer and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxv)  Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 as in effect on the date the Mortgage Loan was originated;

(xxvi)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvii)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxviii)    The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;  Each Mortgage Loan with an original Loan-to-Value Ratio at origination greater than 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FNMA.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(xxix)   The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxx)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxi)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxxiii)   The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xxxiv)  No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994, as amended (“HOEPA”), (b) a “high cost”, “covered”, “abusive”, “predatory”, “home loan”, “Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations.  No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the Standard & Poor’s LEVELS Version 5.7 Glossary Revised, Appendix E as of the related Closing Date);

(xxxv)    No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(xxxvi)  Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(xxxvii)  With respect to each Mortgage Loan which is a Second Lien, (i) the related First Lien does not provide for negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File;

(xxxviii)  The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(xxxix)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(xl)  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded or has been delivered for recording to the applicable recording office;

(xli)  With respect to each MERS Mortgage Loan, neither the Seller nor the Servicer has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(xlii)  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(xliii)  The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct in all material respects;

(xliv)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xlv)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(xlvi)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xlvii)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xlviii)  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision;

(xlix)  The Mortgage Loan is not a graduated payment mortgage loan or a balloon Mortgage Loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(l)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(li)  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(lii)  Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(liii)  Unless set forth on the Mortgage Loan Schedule, the source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(liv)  The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or will reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(lv)  Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(lvi)  No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(lvii)  No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(lviii)  Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the related Confirmation;

(lix)  No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(lx)  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxi)  With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(lxii)  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lxiii)  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxiv)  The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(lxv)  The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lxvi)  No Mortgagor is the obligor on more than two Mortgage Notes;

(lxvii)  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years (vi) notwithstanding any state or federal law to the contrary, the  Seller shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments;

(lxviii)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxix)  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxx)  All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA’s anti-predatory lending requirements as set forth in the FNMA Selling Guide;

(lxxi)  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxxii)  The Servicer and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis; and

With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

EXHIBIT B

Representation and Warranties with Respect to the Argent Mortgage Loans

Except for “Mortgage Loans”, which shall mean the Argent Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit B shall have the meanings ascribed to them in the Argent Purchase Agreement.

The Company hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date, or as of such date specifically provided herein:

1. The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

2. As of the Closing Date, the Mortgage Loan is in compliance with all requirements set forth in the Term Sheet;

3. As of the related Closing Date, the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly, for the payment of any amount required by the Mortgage Note or Mortgage, and no Mortgage Loan has been delinquent for more than thirty (30) days in the prior twelve (12) months;

4. As of the related Closing Date, there are no delinquent taxes or insurance premiums affecting the related Mortgaged Property;

5. As of the related Closing Date, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

6. The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any such valid right of rescission, set-off, counterclaim or defense, including the defense of usury and no such valid right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

7. As of the related Closing Date, all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and all premiums thereon are paid current. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Except as may otherwise be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

8. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws and/or all predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with. Any and all disclosure statements required to be made by the Mortgagor relating to such requirements are and will remain in the Mortgage File;

9. As of the related Closing Date, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

10. The Mortgage creates a valid first or second lien, as applicable, in the related Mortgaged Property as reflected on the Mortgage Loan Schedule;

11. The related Mortgage is a valid, existing and enforceable first or second lien, as applicable, on the related Mortgaged Property, including all improvements on the related Mortgaged Property subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of the public record as of the date of recording of such Mortgage being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and which do not adversely affect the Appraised Value of the related Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value (as determined by Appraised Value) or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

12. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

13. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, at least one Mortgagor is a party to the Mortgage Note, and the Mortgage is in an individual capacity;

14. Excluding any Mortgage Loan subject to an escrow holdback, the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not currently entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

15. As of the related Closing Date and immediately prior to the sale of the Mortgage Loan hereunder, the Company is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest excepting therefrom warehouse lending arrangements security interests which will be released concurrent with the closing of the sale to the Purchaser;

16. As of the related Closing Date, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

17. The Mortgage Loan is covered by an ALTA lender’s title insurance policy and, in the case of an Adjustable Rate Mortgage Loan, with an adjustable rate mortgage endorsement, such endorsement substantially in the form of ALTA Form 6.0 or 6.1, issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Interim Servicer, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Originator and its successors and assigns is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Such lender’s title insurance policy does not require the consent of or notification to the related insurer for assignment to the Purchaser.

18. As of the related Closing Date, no claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

19. As of the related Closing Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and as of such Closing Date, the Company or the Interim Servicer has not waived any default, breach, violation or event of acceleration, except as otherwise provided in this Agreement. For purposes of the foregoing, a delinquent payment of less than thirty (30) days on a Mortgage Loan in and of itself does not constitute a default, breach, violation or event of acceleration with respect to such Mortgage Loan.

20. As of the related Closing Date, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

21. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

22. The Mortgage Loan was (i) originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, mortgage banker, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority or (ii) acquired by the Company or its affiliates directly through loan brokers or correspondents such that (a) the Mortgage Loan was originated in conformity with the Underwriting Guidelines and (b) the Company or its affiliates approved the Mortgage Loan prior to funding;

23. Principal payments on the Mortgage Loan are scheduled to commence no more than sixty days after the proceeds of the Mortgage Loan are disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. The Mortgage Note is payable on the first day of each month in Monthly Payments. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Note does not permit negative amortization;

24. The origination and collection practices used by the Company and the Interim Servicer, as applicable, with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, reasonable and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Interim Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note and applicable law. With respect to escrow deposits and Escrow Payments, if any, all such payments (so long as the Company is acting as Interim Servicer) are in the possession of, or under the control with, the Interim Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Interim Servicer have been capitalized under any Mortgage or the related Mortgage Note;

25. As of the related Closing Date, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

26. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. As of the related Closing Date, since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor, which would materially interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. As of the related Closing Date, the Mortgagor has not notified the Interim Servicer or the Company and the Company or the Interim Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act formerly known as the Soldiers and Sailors Civil Relief Act of 1940;

27. The related Mortgaged Property is not a leasehold estate or, if such Mortgaged Property is a leasehold estate, the remaining term of such lease is at least five (5) years greater than the remaining term of the related Mortgage Note;

28. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to above;

29. The Mortgage File contains an appraisal or insured AVM of the related Mortgaged Property made prior to the approval of the Mortgage Loan. In the case of an appraisal it was made by a staff or third party qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan, for whom no conflict of interest is present and who met the minimum qualifications of USPAP;

30. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

31. No Mortgage Loan contains provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

32. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of a Refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

33. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement;

34. As of the related Closing Date, the Mortgaged Property is lawfully occupied under applicable law and if it is the borrower’s primary residence is not vacant within ninety (90) days of the related Closing Date (with notice from and proof of such vacancy by the Purchaser); all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

35. The Assignment of Mortgage, is in recordable form and (other than with respect to the blank assignee and the lack of mortgage recordation information) is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. When endorsed as provided for in this Agreement, the Mortgage Notes will be duly endorsed under applicable law;

36. Any principal advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. So long as the Company is acting as Interim Servicer, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. So long as the Company is acting as Interim Servicer, the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

37. No Mortgage Loan has a balloon payment feature;

38. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is not ineligible under Fannie Mae’s eligibility requirements;

39. No statement, report or other document constituting a part of the Mortgage Loan Documents contains any material untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading which would, either individually or in the aggregate, have a material adverse effect on the value of the Mortgage Loans;

40. Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

41. As of the related Closing Date, no Mortgage Loan has an LTV of more than 100%;

42. No Mortgage Loan is a “high cost” mortgage loan, as defined under any applicable state, local or federal predatory and abusive lending laws, including, but not limited to, the Georgia Fair Lending Act and Section 6 L of the New York State Banking Law;

43. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing: (i) all fees paid by the owner of the Mortgaged Property or such owner’s spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan; (ii) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company; (iii) the mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area; (iv) the owner of the Mortgaged Property was not required to apply the proceeds of the Mortgage Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the mortgagee; (v) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and (vii) if discussions between the mortgagee and the Mortgagor were conducted primarily in a language other than English, the mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted;

44. All notices, acknowledgments and disclosure statements required by Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan;

45. All cash-out Mortgage Loans secured by real property in the state of Texas shall be made in accordance with Texas law;

46. The Mortgage Loans are not subject to the requirement of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to HOEPA and (2) (i) no Mortgage Loan is a “high cost” loan as defined by HOEPA or any other applicable predatory or abusive lending laws and (ii) no Mortgage Loan is a “high cost home”, “covered” (excluding home loans defined as “covered home loans” pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home” or “predatory” loan under any other applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for resident mortgage loans having high interest rates, points and/or fees);

47. No Mortgage Loan is a “covered home loan” pursuant to the New Jersey Home Ownership Security Act of 2002;

48. With respect to each Mortgage Loan subject to a Prepayment Charge, such Prepayment Charge, at the time of the origination of the related Mortgage Loan, is enforceable and in compliance with all applicable local, state and federal law;

49. No Mortgage Loan is: (i) subject to the City of Oakland, California Ordinance 12361 as a home loan; or (ii) a subsection 10 mortgage under the Oklahoma Home Ownership and Equity Protection Act;

50. As of the related Closing Date, the Mortgaged Property is being primarily used as a Residential Dwelling for residential purposes;

51. The Company has obtained a life of loan, transferable real estate tax service contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

52. The Company has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

53. The Mortgage Loans conform in all material respects to the Underwriting Guidelines;

54. No Mortgage Loan originated on or after October 1, 2002 and before March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia; No Mortgage Loan that was originated on or after March 7, 2003, is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

55. No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

56. No subprime Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Charge for a term in excess of three years; No Mortgage Loan originated prior to such date nor any non-subprime Mortgage Loan will impose prepayment charges in excess of five years;

57. In connection with any Mortgage Loan, the Interim Servicer has fully furnished, and will fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

58. No Mortgage Loan is a “high cost”, “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary Revised, Appendix E);

59. No fraud was committed in connection with the origination of any Mortgage Loan; provided, however, the Company does not represent or warrant the accuracy of the qualifying income stated (provided that such stated income is not grossly unreasonable when considering all relevant factors relating to such Mortgagor, including without limitation, geographic area, unique expertise, years in the field of employment, etc) by the related Mortgagor(s) in connection with a Mortgage Loan that does not require income verification as defined in the Underwriting Guidelines;

60. The Mortgaged Property is in material compliance with all applicable environmental laws, and is free from any and all toxic or hazardous substances, other than those commonly used for homeowner repair and maintenance and/or household purposes, and there exists no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

61. The Mortgage Loan was not prepaid in full prior to the related Closing Date and the Company has not received written notification from the Mortgagor that a prepayment in full will be made following the Closing Date;

62. The Company has materially complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001;

63. With respect to any Mortgage Loan or the underlying security related thereto, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way thereto; and

64. No Mortgage Loan secured by a Mortgaged Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the related Mortgage Loan.

EXHIBIT C

Representation and Warranties with Respect to the LoanCity Mortgage Loans, the MetroCity Mortgage Loans, the Mission 1 Mortgage Loans, the Sea Breeze Mortgage Loans and the Secured Bankers Mortgage Loans

Except for “Mortgage Loans”, which shall mean the LoanCity Mortgage Loans, the MetroCity Mortgage Loans, the Mission 1 Mortgage Loans, the Sea Breeze Mortgage Loans and the Secured Bankers Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit C shall have the meanings ascribed to them in the CitiMortgage Purchase Agreement.

Seller hereby represents and warrants to Purchaser that, as to each Mortgage Loan, as of the applicable Closing Date (or such other date as may be specified herein):

i)  The information set forth on the Mortgage Loan Schedule and the magnetic tape or diskette delivered to Purchaser by Seller is complete, true and correct;

ii)  The Mortgage Note and the Mortgage have not been assigned or pledged, and Seller has good and marketable title thereto, and Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

iii)  The Mortgage is a valid, enforceable and subsisting first lien on the property therein described, and the Mortgaged Property is free and clear of any and all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage except for (i) liens for current real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to the Mortgage Loan and delivered to Purchaser establishes in Seller a valid, enforceable and subsisting first lien and first priority security interest with respect to each first lien Mortgage Loan on the property described therein, and Seller has full right to sell and assign the same to Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

iv)  Except to the extent of a discharge Chapter 7, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded in the appropriate public recording office, if required by law, or, if necessary, to protect the interest of Purchaser and which have been delivered to Purchaser.  The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the issuer of any related Primary Mortgage Insurance Policy, if any, and the title insurer, to the extent required by the related policy;

v)  Except to the extent of a discharge Chapter 7, no instrument of release, alteration, modification or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the issuer of any Private Mortgage Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and except such Mortgage Loan which contains in the related Mortgage File, as set forth on the related Mortgage Loan Schedule, evidence of a release or waiver or an assumption agreement discharging the original borrower from all of the debt obligations in connection with the related Mortgage Loan and providing for the assumption of all such debt obligations by the party assuming the obligations under the Mortgage Loan and, in each case, terms of which are reflected in the Mortgage Loan Schedule;

vi)  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and except as permitted in clause (l), there are no defaults in complying with the terms of the Mortgage.  Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

vii)  The Mortgaged Property is free of material damage and waste and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

viii)  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage unless such lien is insured under the related title insurance policy;

ix)  All improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and, to Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property (other than minor encroachments (i) which do not affect the value of the Mortgage Loan or the Purchaser’s interest therein and (ii) to which properties similar to the Mortgaged Property within the same jurisdiction are commonly subject and which do not interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property).  Each appraisal has been performed in accordance with the provisions of Title XI of FIRREA and the regulations promulgated thereunder;

x)  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

xi)  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, federal savings banks or national banks having authorized offices in such state, or (4) not doing business in such state;

xii)  Unless otherwise disclosed in the Commitment Letter, all Monthly Payments due prior to the related Cut-off Date for such Mortgage Loan have been made by the related Closing Date and no Monthly Payment due under any Mortgage Loan has been more than thirty (30) days due past the related Due Date, exclusive of any grace period, within the prior twelve months prior to the Cut-off Date.  The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

xiii)  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission, except in connection with an assumption agreement which has been delivered to the Purchaser; and any such release is reflected on the Mortgage Loan Schedule;

xiv)  The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in form acceptable to Fannie Mae or Freddie Mac, and each Mortgage Note, Mortgage, and appraisal are on forms acceptable to Fannie Mae or Freddie Mac;

xv)  The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.  All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

xvi)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity or disclosure laws applicable to the originating or servicing of the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

xvii)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing Mortgage Loans and the recording of the Mortgage were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

xviii)  Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

xix)  All improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 10.15 hereof.  All individual insurance policies (collectively, the "hazard insurance policy") are in full force and effect and are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee.  All premiums thereon have been paid.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier acceptable to Fannie Mae and Freddie Mac, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

xx)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

xxi)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and unless otherwise disclosed in the Commitment Letter, the Mortgagor is not  and was not at the time the Mortgage Loan was originated, a debtor in any state or federal bankruptcy or insolvency proceeding;

xxii)  No Mortgage Loan has an LTV greater than 100%.  If a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith until such time as applicable law allows the termination of such insurance. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

xxiii)  The Mortgage Note is not secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 6.01(c);

xxiv)  The Mortgage and related Mortgage Note contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure, subject only to rights of redemption, seizure and other laws that would not materially interfere with the ultimate realization of the benefits of the security.  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

xxv)  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor or, to the best of Seller’s knowledge, any other party involved in the origination of the Mortgage Loan;

xxvi)  As to Mortgage Loans that are not Co-op Loans, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller’s eligibility requirements as set forth in the Underwriting Standards or as may otherwise be set forth and agreed to in the related Commitment Letter;

xxvii)  There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and, to Seller's knowledge, no escrow deposits or payments of other charges or payments due Seller have been capitalized under the Mortgage or the related Mortgage Note;

xxviii)  The origination, collection and servicing practices used by Seller with respect to the Mortgage Note and Mortgage have been in all respects legal and customary in the mortgage servicing business;

xxix)  Each Mortgage Loan that is not Co-op Loan is covered by an ALTA or CLTA mortgage title insurance policy acceptable to Fannie Mae or Freddie Mac, or such other generally acceptable form of policy or insurance, issued by and the valid and binding obligation of a Qualified Insurer, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage.  Such mortgage title insurance policy insures Seller, its successors and assigns as mortgagee and the assignment to Purchaser of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such mortgage title insurance policy and, to Seller's knowledge, no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

xxx)  Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note has an original term of not more than thirty (30) years and is payable on the first day of each month; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan.  Except with respect to Interest Only Mortgage Loans, the Monthly Payments will fully amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  The Monthly Payment on each Interest Only Mortgage Loan during the related interest-only period is equal to the product of the related Mortgage Interest Rate and the principal balance of such Mortgage Loan on the first day of each month and after such interest-only period, except with respect to Interest Only Mortgage Loans that are Adjustable Rate Mortgage Loans, such Mortgage Loan is payable in equal monthly installments of principal and interest;

xxxi)  No Mortgage Loan is classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

xxxii)  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

xxxiii)  With respect to each Mortgage Loan for which the Underwriting Standards require an appraisal to be performed in connection with the origination thereof, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser;

xxxiv)  If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

xxxv)  No Mortgage Loan contains “graduated payment,” “shared appreciation” or other contingent interest features; to the extent any Mortgage Loan (as identified on the Mortgage Loan Schedule) contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae and Freddie Mac requirements relating to buydown loans;

xxxvi)  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

xxxvii)  No Mortgage Loan was made for the purpose of (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

xxxviii)  All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

xxxix)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

xl)  With respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is enforceable and will be enforced by Seller, and such Prepayment Penalty is permitted pursuant to federal, state and local law.  No Mortgage Loan originated on or after October 1, 2002 imposes a Prepayment Penalty for a term in excess of three years, and no Mortgage Loan originated prior to October 1, 2002 imposes a Prepayment Penalty in excess of five years;  Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

xli)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

xlii)  No Mortgagor was required to purchase any credit life, disability, accident or health insurance  product as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy or debt cancellation agreement as a condition of obtaining the extension of credit or in connection the with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

xliii)  Each Mortgage Loan has been serviced in all material respects in compliance with Customary Servicing Procedures;

xliv)  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over Seller’s security interest in such cooperative shares;

xlv)  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

xlvi)  With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

xlvii)  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

xlviii)  The Mortgage Loan was originated by a Mortgagee approved by the Secretary of HUD pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

xlix)  With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Mortgage File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term exceeds, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;

l)  With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

li)  With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

lii)  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue.  There is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and Seller has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

liii)  With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with;

liv)  No Mortgage Loan is secured by real property or secured  by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

lv)  No Mortgage Loan is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in Appendix E of the then-current Standard & Poor’s Levels® Glossary;

lvi)  No Mortgage Loan is a Convertible Mortgage Loan;

lvii)  For each Mortgage Loan, the servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrowers’ credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis;

lviii)  With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

lix)  With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

lx)  No Mortgage or Mortgage Note in connection with any Mortgage Loan originated on or after August 1, 2004 requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any ay to the Mortgage Loan; and

lxi)  [Reserved]

lxii)  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae and Freddie Mac; and

lxiii)   With respect to each Buydown Mortgage Loan:

a.
On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The Buydown Period shall not exceed thirty-six months and increases shall take place in 12 month intervals.  The total annual increase may not exceed 1%

b.
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the Loan-to-Value Ratios for purposes of this Agreement and, if the Buydown Funds were provided by the Seller and if required under the Underwriting Standards, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property; and

c.
As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of the Seller as set forth in the Underwriting Standards regarding buydown agreements.

EXHIBIT D

Representation and Warranties with Respect to the Countrywide Mortgage Loans

Except for “Mortgage Loans”, which shall mean the Countrywide Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit D shall have the meanings ascribed to them in the Countrywide Purchase Agreement.

(a)           Mortgage Loan Schedule.  The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

(b)           No Delinquencies or Advances.  All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

(c)           Taxes, Assessments, Insurance Premiums and Other Charges.  There are no delinquent taxes, ground rents, or insurance premiums, and Countrywide has no knowledge of any delinquent water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(d)           No Modifications.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded or registered with the MERS System, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement.  The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

(e)           No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)           Hazard and Flood Insurance.  All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located.  All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid.  If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor’s expense and to seek reimbursement _herefore from the Mortgagor;

(g)           Compliance with Applicable Law.  Each Mortgage Loan, including any Prepayment Charge or penalty in connection therewith, at the time of origination complied in all material respects with applicable local, state and federal laws, and any applicable ordinances, including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the Mortgage Loan;

(h)           No Release of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i)           Enforceability of Mortgage Documents.  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

(j)           Valid First or Second Lien.  Each related Mortgage is a valid, subsisting and enforceable First Lien (with respect to a First Lien Mortgage Loan) or Second Lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property.  The lien of the Mortgage is subject only to:

(i)       the lien of current real property taxes and assessments not yet due and payable;

(ii)      covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

(iii)     with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

(iv)     other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(k)           Disbursements of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefore have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l)           Sole Owner.  Countrywide is the sole owner and holder of the Mortgage Loan.  The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

(m)           Title Insurance.  Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender’s title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  With respect to any Adjustable Rate Mortgage Loan, such title insurance policy insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note providing for adjustment of the Mortgage Interest Rate and Monthly Payment.  Countrywide is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(n)           No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

(o)           No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(p)           Origination, Servicing and Collection Practices.  The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note.  With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(q)           No Condemnation or Damage.  The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(r)           Customary and Enforceable Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure;

(s)           Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

(t)           Appraisal.  Unless the Mortgage Loan was underwritten pursuant to one of Countrywide’s streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(u)           Trustee for Deed of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(v)           Private Mortgage Insurance, FHA Insurance and VA Guarantees.  Each Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines (as any such Mortgage Loans may be identified in the Mortgage Loan Schedule), with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan.  Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid;

(w)           Lawfully Occupied.  At origination, to the best of Countrywide’s knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

(x)           Assignment of Mortgage.  Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.  The original Mortgage was or is being recorded and, unless the Mortgage Loan is subject to the MERS System, all subsequent assignments of the original Mortgage (other than the assignment to Purchaser) have been recorded in the appropriate jurisdiction wherein such recordation is necessary to perfect the lien thereof against creditors of Countrywide, or is in the process of being recorded;

(y)           Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(z)           Form of Mortgage Note and Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to an Agency;

(aa)           Section 32 Loans.  No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “high risk” mortgage loan; “covered” mortgage loan or “predatory” mortgage loan or a similarly classified mortgage loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and /or fees, no matter how defined, under any federal, state or local law or ordinance, including, without limitation, Section 6-L of the New York Banking Law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act or any other statute or regulation providing assignee liability to holders of such mortgage loans;

(bb)           Originator Supervision.  The Mortgage Loan was originated by Countrywide or by a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(cc)           Foreclosure; Bankruptcy.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

(dd)           Payment Source; Buydown.  No Mortgage contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ee)           Construction; Exchange.  No Mortgage Loan was made solely in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

(ff)           Investment.  Countrywide has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value of the Mortgage Loan.

(gg)           Accrual Method.  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

(hh)           Lending Practices.  No predatory, abusive or deceptive lending practices, including, but not limited to, the extension of credit to the Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to the Mortgagor which has no apparent benefit to the Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

(ii)           Prepayment Charges.  Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(jj)           No Adverse Selection.  The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in Countrywide’s portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

(kk)           Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(ll)           Legal Capacity.  To the best of Countrywide’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(mm)                      Doing Business.  Countrywide is, and to the best of Countrywide’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, _heref or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(nn)           Interest Rates; Amortization.  Except for a Mortgage Loan, the Monthly Payment of which consists of interest only for a specified period of time (and which Mortgage Loan is identified on the Mortgage Loan Schedule), principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan other than an interest-only Mortgage Loan or Balloon Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, is changed on each Adjustment Date and is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and, following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires Monthly Payments sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate but requires a final Monthly Payment which is substantially greater than the penultimate Monthly Payment and sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan on the Due Date of such final Monthly Payment;

(oo)           Underwriting Standards.  The Mortgage Loan was underwritten in accordance with the underwriting standards of Countrywide in effect at the time the Mortgage Loan was originated;

(pp)           Disclosures.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(qq)           No Fraud.  No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide’s knowledge, any other person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(rr)           Condominiums; Planned Unit Developments.  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(ss)           No Credit Life.  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as a condition to closing such Mortgage Loan;

(tt)           Disclosure of Fees and Charges.  All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of a Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(uu)           Compliance with Consumer Credit Statutes.  The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(vv)           No Coops, Commercial Property or Mobile Homes.  No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property, and no Mortgage Loan is a manufactured or mobile home;

(ww)         Fair Credit Reporting.  Countrywide has fully furnished and will continue to furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations (the “FCRA”), accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, and will fully furnish, in accordance with the FCRA, accurate and complete information (i.e., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(xx)           Privacy.  With regard to each Mortgagor, Countrywide shall at all times comply with all laws and regulations regarding use, disclosure and safeguarding of any and all customer information, including without limitation the Gramm Leach Bliley Act, the Fair Credit Reporting Act and Regulation P.  Countrywide has implemented or will implement appropriate measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 12 CFR Part 30 Appendix B, and has been and continues to be engaged in reviewing its information security program, training of staff, and testing of controls, systems and procedures as required by those guidelines;

(yy)           Anti-Money Laundering Laws.  Countrywide has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Countrywide has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(zz)           OFAC.  No Mortgage Loan is subject to nullification pursuant to Executive Order 13224, an no Mortgagor is subject to the provisions of such Executive Order;

(aaa)        MOM Loans; Assignments.  With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(bbb)       MOM Loans; No Notices of Liens.  With respect to each MOM Loan, Countrywide has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(ccc)        The Mortgage Note (or lost note affidavit with market standard indemnification), the Mortgage, the assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, Countrywide is in possession of a complete Credit File except for such documents as have been delivered to the Purchaser or as otherwise permitted under this Agreement.  No more than 2% of the related Mortgage Loan Package may consist of lost note affidavits in lieu of Mortgage Notes; and

(ddd)        Immediately prior to the payment of the Purchase Price for each Mortgage Loan, Countrywide was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that Countrywide or one of its affiliates retains record title, Countrywide or such affiliate shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising or facilitating the servicing of each Mortgage Loan.

EXHIBIT E

Representation and Warranties with Respect to the GreenPoint Mortgage Loans

Except for “Mortgage Loans”, which shall mean the GreenPoint Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit E shall have the meanings ascribed to them in the GreenPoint Purchase Agreement.

(i)  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser on the Data Tape is complete, true and correct in all material respects;

(ii)  The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(iii)  All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  No payment under the Mortgage Loan has been delinquent at any time since the origination of the Mortgage Loan;

(iv)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(vi)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(vii)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(viii)  All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum.  All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws or all predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall upon two Business Days’ request, evidence of compliance with such requirements;

(x)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi)  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability is limited by bankruptcy, insolvency or reorganization or other similar laws affecting the enforcement of the rights of creditors and general principals of equity, whether enforcement is sought in a proceeding in equity or at law;

(xiii)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiv)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xvi)  All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvii)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xxi)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxii)  Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  The Mortgage Note does not permit negative amortization.  No Mortgage Loan is a Convertible Mortgage Loan;

(xxiii)  The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the FNMA and FHLMC servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiv)  The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxv)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xxvi)  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxvii)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(xxviii)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xxix)  The Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxx)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxxi)  No Mortgage Loan is a Buydown Mortgage Loan.

(xxxii)  The Mortgage Loan is not a graduated payment mortgage loan or a balloon Mortgage Loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxxiii)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxiv)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxv)  The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(xxxvi)  With respect to any Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, the Mortgage Loan will be insured by a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due there under have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor there under to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due there under have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(xxxvii)  The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxxviii)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxix)  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xl)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xli)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(xlii)  Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(xliii)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xliv)  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xlv)  The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(xlvi)  Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(xlvii)  None of the Adjustable Rate Mortgage Loans include an option to convert to a Fixed Rate Mortgage Loan;

(xlviii)  No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(xlix)  The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;

(l)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(li)  No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended (“HOEPA”), (b) a “high cost”, “covered”, “abusive”, “predatory”, “home loan”, “Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations, (d) no Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E as of the related Closing Date).

(lii)  Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the related Commitment Letter;

(liii)  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(liv)  No Mortgagor is the obligor on more than two Mortgage Notes;

(lv)  Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(lvi)  With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not provide for negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(lvii)  No Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years after its origination;

(lviii)  The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(lix)  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than five years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, and (v) notwithstanding any state or federal law to the contrary, the  Seller shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments;

(lx)  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxi)  No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(lxii)  The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis;

(lxiii)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide;

(lxiv)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(lxv)  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy borrowers, unless at the time of the related Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Seller or any affiliate of the Seller.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Seller, the Seller referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxvi)  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxvii)  All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA’s anti-predatory lending requirements as set forth in the FNMA Selling Guide;

(lxviii)  The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxix)  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxx)  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

(lxxi)  With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lxxii)  With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(lxxiii)  With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(lxxiv)  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lxxv)  No Mortgage Loan originated on or after November 7, 2004 secured by a Mortgaged Property located in the State of Massachusetts is a Refinanced Mortgage Loan, or such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts.

(lxxvi)  The Mortgage Loan Documents and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement;

EXHIBIT F

Representation and Warranties with Respect to the HomeBanc Mortgage Loans

Except for “Mortgage Loans”, which shall mean the HomeBanc Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit F shall have the meanings ascribed to them in the HomeBanc Purchase Agreement.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

i)  Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser in the Data File is complete, true and correct. The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

ii)  Payments Current. All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; unless a Mortgage Loan is a Buydown Mortgage Loan, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  Unless otherwise set forth in the related Commitment Letter and Mortgage Loan Schedule, there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

iii)  No Outstanding Charges. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

iv)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

v)  Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

vi)  No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

vii)  Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

viii)  Hazard Insurance. All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property and (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

ix)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws and all predatory, abusive and fair lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

x)  No Satisfaction of Mortgage. Subject to representation and warranty (xi) below, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

xi)  Valid Lien. The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

xii)  Validity of Mortgage Loan Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

xiii)  Legal Capacity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

xiv)  Full Disbursement of Proceeds. Except with respect to de minimis completion escrows, the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

xv)  Ownership. The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

xvi)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

xvii)  Title Insurance. The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

xviii)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

xix)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

xx)  Origination. The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

xxi)  Payment Terms. Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan)  and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such Monthly Payment.  No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years. The Mortgage Note does not permit negative amortization.  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

xxii)  Origination and Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and, except with respect to de minimis completion escrows, no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

xxiii)  Mortgaged Property Undamaged. The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or, to the best of Seller’s knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

xxiv)  Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

xxv)  Appraisal. Unless otherwise set forth on the Mortgage Loan Schedule, the Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by an appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

xxvi)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

xxvii)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property other than construction-to-permanent mortgage loans which have been converted to “permanent” mortgage loans or (b) facilitating the trade-in or exchange of a Mortgaged Property;

xxviii)   LTV; CLTV. The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 100% and the CLTV of any Mortgage Loan at origination was not more than 100%;  Each Mortgage Loan (other than any Mortgage Loan underwritten pursuant to the Seller’s Subprime Underwriting Guidelines) with an original Loan-to-Value Ratio at origination greater than 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy that is not an LPMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith and the Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid;

xxix)   Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

xxx)  No Error, Omission, Fraud etc. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

xxxi)  Consolidation of Advances; Lien Priority. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

xxxii)   Environmental Matters. The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

xxxiii)   HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

xxxiv)   Due-On-Sale. Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

xxxv)  Second Liens. With respect to each Mortgage Loan which is a Second Lien, (i) the related First Lien does not provide for negative amortization, (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File and (iii) such Second Lien is on a Residential Dwelling that is (or will be) the principal residence of the Mortgagor upon origination of the Second Lien;

xxxvi)  Prepayment Charges in Mortgage Loan Documents. The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

xxxvii)   Compliance with Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”).  If required by the Anti-Money Laundering Laws, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.;

xxxviii)  MERS Mortgage Loans. No Mortgage Loan is a MERS Mortgage Loan;

xxxix)  FACT Act.  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

xl)  Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

xli)  Condos and PUDs. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Seller;

xlii)  Appraised Value.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property unless otherwise affirmatively insured under an ALTA lender’s title insurance policy issued in conformance with subsection (xvii) hereof;

xliii)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

xliv)  Buydown Mortgage Loans. With respect to each Buydown Mortgage Loan:

xlv)  (a)           On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan for the first two years of the term of such Mortgage Loan at an interest rate of not more than 2.0% less per annum than the Mortgage Interest Rate.  The effective interest rate will increase in the seventh month of the Buydown Mortgage Loan so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.

xlvi)  (b)           The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the Loan-to-Value Ratios for purposes of this Agreement and, if the Buydown Funds were provided by the Seller and if required under Agency Guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

xlvii)  (c)           The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

xlviii)  (d)           As of the Cut-off Date, the Buydown Mortgage Loans are 5% or less of the aggregate Stated Principal Balance of the Mortgage Loans; and

xlix)   (e)           As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

l)  No Convertible Mortgage Loans; No Graduated Payments or Contingent Interests. No Mortgage Loan is a Convertible Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

li)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

lii)  Recordation of Mortgages. Each original Mortgage was recorded, or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. With respect to each Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

liii)  Texas Refinance Loans. Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

liv)  Verification of Down Payment. Unless otherwise set forth on the Mortgage Loan Schedule, the source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

lv)  Tax Service Contracts. The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract;

lvi)  Flood Zone Service Contracts. Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

lvii)  No Cooperatives; No Commercial Property; No Mixed Use Property, No Manufactured Housing. No Mortgage Loan is secured by cooperative housing, commercial property, manufactured housing, a mobile home or mixed use property;

lviii)  Secondary Market Sales. Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement as determined by the Purchaser in its sole reasonable discretion;

lix)  No Adverse Selection. No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

lx)  Georgia. No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia.  No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.

lxi)  New Jersey Manufactured Housing Loans. No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

lxii)  Reserved;

lxiii)  Ground Leases. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property (a “Ground Lease”) and not by a fee interest in such Mortgaged Property:

(a)           The Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

(b)           The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

 (c)           The Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder;

 (d)           The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

 (e)           The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least five years;

 (f)           The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged.  The Ground Lease grants any leasehold mortgagee standard protection necessary to protect the security of a leasehold mortgagee;

 (g)           The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

 (h)           The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease;

 (i)           The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

 (j)           The Mortgagor has not commenced any action or given or received any notice for the purpose of terminating the Ground Lease;

 (k)           No lessor, as debtor in possession or by a trustee for such lessor has give any notice of, and the Mortgagor has not consented to, any attempt to transfer the related Mortgaged Property free and clear of such Ground Lease under section 363(f) of the Bankruptcy Code; and

 (l)           No lessor is subject to any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding and no Mortgaged Property is an asset in any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding.

lxiv)  Massachusetts Refinanced Mortgage Loans.  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

lxv)  Broker Fees. The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

lxvi)  Acceptable Investment. The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

lxvii)  No Notification of Prepayments in Full. The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

lxviii)  Prepayment Charges. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge and the originator of the Mortgage Loan had a written policy of offering borrowers, or requiring third-party brokers to offer borrowers, the option of obtaining a mortgage loan that did not require the payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to state and federal law applicable to the Mortgage Loan, (iv) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years and (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default.  Each Prepayment Charge is permissible, collectable and enforceable.

lxix)  No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

lxx)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, credit history, assets and liabilities to the proposed payment and such underwriting methodology did and does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan.

lxxi)  Points and Fees Disclosed. All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations.  No Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount.  All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related  Mortgagor  in accordance with applicable state and federal laws and regulations;

lxxii)  Full File Credit Reporting (Fannie Mae). The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

lxxiii)  No Credit Life Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

lxxiv)  Full File Credit Reporting (Past Practice; Future Practice). The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis; and

lxxv)  No Arbitration. With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan.

EXHIBIT G

Representation and Warranties with Respect to the National City Mortgage Loans

Except for “Mortgage Loans”, which shall mean the National City Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit G shall have the meanings ascribed to them in the National City Purchase Agreement.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(i)  Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii)  Payments Current.  All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been 30 or more days delinquent at any time in the past 12 months preceding the related Closing Date. The first two Monthly Payments shall be made with respect to the Mortgage Loan within the month in which it is due, all in accordance with the terms of the related Mortgage Note;

(iii)  No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(iv)  Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(v)  No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(vi)  Hazard Insurance.  All buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior originator or subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(vii)  Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, predatory and abusive lending laws, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(viii)  No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(ix)  Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple or leasehold property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

(x)  Valid First Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

  (1)                 the lien of current real property taxes and assessments not yet due and payable;

  (2)                 covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

  (3)                 other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi)  Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;
No misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(xii)  Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)  Ownership.  The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(xiv)  Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable doing business’ and licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

(xv)  LTV, PMI Policy.  No Mortgage Loan has a LTV equal to or greater than 95%. The original LTV of the Mortgage Loan either was not more than 80% or (i) the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%, or (ii) is subject to an LPMI Policy, which will stay in effect for the life of the Mortgage Loan.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith..  The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(xvi)  Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(xvii)  No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(xviii)  No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix)  Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xx)  Origination: Payment Terms. Such Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. The Mortgage Interest Rate is the interest rate set forth in the Mortgage Note.  The Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There is no negative amortization;

(xxi)  Customary Provisions.  The Mortgage and the related Mortgage Note contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xxii)  Conformance with Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Loan is in conformity with the standards of Freddie Mac or Fannie Mae under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of Fannie Mae and Freddie Mac) and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(xxiii)  Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Except as otherwise stated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(xxiv)  No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(xxv)  Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvi)  Acceptable Investment.  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(xxvii)  Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(xxviii)  Condominiums/Planned Unit Developments.  If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

(xxix)  Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxx)  Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(xxxi)  Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii)  Mortgaged Property Undamaged.  There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

(xxxiii)  Collection Practices; Escrow Deposits.  The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. The Mortgage Loan has been serviced by the Company and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Company for any work on a Mortgaged Property which has not been completed;

(xxxiv)  Appraisal.  The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxxv)  Soldiers’ and Sailors’ Relief Act.  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended;

(xxxvi)  Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Company’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(xxxvii)  Insurance.  The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(xxxviii)  Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(xxxix)  High Cost Loans.  No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” or “abusive”  mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law including, without limitation, Section 6-L of the New York Banking Law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability or enhanced regulatory scrutiny to holders of such mortgage loans.  The total combined points and fees charged in connection wit the origination of the Mortgage Loan does not exceed 5% of the original principal balance of the Mortgage Loan;

(xl)  Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans;

(xli)   Single Premium Credit Life Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

(xlii)  Tax Service Contract The Company has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan with an Approved Tax Servicer Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser;

(xliii)  Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer acceptable to Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(xliv)  FICO Scores. Each Mortgage Loan has a non-zero FICO score;

(xlv)  [Reserved]

(xlvi)  Recordation.  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(xlvii)  Leaseholds.  If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xlviii)  Payment in Full:  No Mortgage Loan will be paid in full on or prior to the related Closing Date;

(xlix)  Delinquency information.  The information delivered by the Seller to the Purchaser with respect to the Seller’s loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects;

(xx)           The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant; have been delivered in compliance with the specific requirements hereof.  With respect to each Mortgage Loan, the Company is in possession of a complete Mortgage File in compliance with Exhibit B, except for such documents as have been delivered to the Custodian;

(yy)  Interest Rate.  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(zz)  Advances: No Buydowns; No Graduated Payments.  No Mortgage Loan contains provisions pursuant to which Monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature.  No Mortgage Loan has a balloon payment feature;

(aaa)  Construction Loan.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade in or exchange of a Mortgaged Property;

(bbb)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

(ccc)  No Mortgagor was required to purchase any credit life, disability, accident or health insurance  product as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance  policy in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(ddd)  If applicable to the Company or any subsequent Owner, the Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(eee)  [Reserved];

(fff)  If applicable to the Company or any subsequent Owner, except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a prepayment penalty.  For any Mortgage Loan originated prior to October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond five years after the date of origination.  For any Mortgage Loan originated on or following October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond three years after the date of origination.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

(ggg)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(hhh)  No Mortgage Loan is secured by real property or secured  by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003, if applicable to the Company or any subsequent Owner;

(iii)  If applicable to the Company or any subsequent Owner, n o Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator.  If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

(jjj)  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(kkk)  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(lll)  With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(mmm)  With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan; and

(nnn)  No Mortgage Loan originated on or after November 7, 2004 secured by a Mortgaged Property located in the State of Massachusetts is a Refinanced Mortgage Loan

EXHIBIT H

Representation and Warranties with respect to the Opteum Mortgage Loans

Except for “Mortgage Loans”, which shall mean the Opteum Mortgage Loans sold by the Seller to the Purchaser, and “Originator”, which shall mean Opteum, all capitalized terms in this Exhibit H shall have the meanings ascribed to them in the Opteum Purchase Agreement.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(i)  Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser in the Data File is complete, true and correct. The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(ii)  Payments Current. All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  There has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iii)  No Outstanding Charges. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iv)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(v)  Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)  No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the Mortgagor under applicable law;

(vii)  Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

(viii)  Hazard Insurance. All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property and (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix)  Compliance with Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws and all predatory, abusive and fair lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(x)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi)  Valid Lien. The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii)  Validity of Mortgage Loan Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xiii)  Legal Capacity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiv)  Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv)  Ownership. The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xvi)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvii)  Title Insurance. The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  Origination. The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi)  Payment Terms. Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan)  and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over a term greater than the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such Monthly Payment.  No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years. The Mortgage Note does not permit negative amortization.  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(xxii)  Origination and Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiii)  Mortgaged Property Undamaged. As of the Closing Date, the Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxiv)  Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxv)  Appraisal. Unless otherwise set forth on the Mortgage Loan Schedule, the Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxvi)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvii)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxviii)   LTV; CLTV. The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;  Each Mortgage Loan (other than any Mortgage Loan underwritten pursuant to the Seller’s Subprime Underwriting Guidelines) with an original Loan-to-Value Ratio at origination greater than 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium (if any).  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy (if any);

(xxix)   Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxx)  No Error, Omission, Fraud etc.  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Seller, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxi)  Consolidation of Advances; Lien Priority. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii)   Environmental Matters. The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xxxiii)   HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “total points and fees” payable by the borrower (as each term is defined under HOEPA) that equals or exceeds the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, provided that this determination shall be made with respect to the relevant state or local law, regardless of the effect of any available federal preemption, other than exemptions specifically provided for in the relevant state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(xxxiv)   Due-On-Sale. Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(xxxv)  Second Liens. With respect to each Mortgage Loan which is a Second Lien, (i) the related First Lien does not provide for negative amortization, (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File and (iii) such Second Lien is on a Residential Dwelling that is (or will be) the principal residence of the Mortgagor upon origination of the Second Lien;

(xxxvi)  Prepayment Charges in Mortgage Loan Documents. The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all federal, state and local laws;

(xxxvii)   Compliance with Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(xxxviii)  MERS Mortgage Loans. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded or has been delivered for recording to the applicable recording office. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(xxxix)  FACT Act.  The sale or transfer of the Mortgage Loan by the Seller complies with all federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(xl)  Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xli)  Condos and PUDs. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Seller’s Underwriting Guidelines;

(xlii)  Appraised Value.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xliii)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xliv)  Buydown Mortgage Loans. No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.

(xlv)  No Convertible Mortgage Loans; No Graduated Payments or Contingent Interests. No Mortgage Loan is a Convertible Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xlvi)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xlvii)  Recordation of Mortgages. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xlviii)  Texas Refinance Loans. Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(xlix)  Verification of Down Payment. Unless otherwise set forth on the Mortgage Loan Schedule, the source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(l)  Tax Service Contracts. The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(li)  Flood Zone Service Contracts. Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(lii)  No Cooperatives; No Commercial Property; No Mixed Use Property, No Manufacture Housing. No Mortgage Loan is secured by cooperative housing, commercial property, manufactured housing, a mobile home or mixed use property;

(liii)  Secondary Market Sales. Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

(liv)  No Adverse Selection. No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(lv)  Georgia. No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia.  No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(lvi)  New Jersey Manufactured Housing Loans.  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lvii)  Reserved;

(lviii)  No Ground Leases. No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lix)  Massachusetts Refinanced Mortgage Loans.  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lx)  Broker Fees. The Mortgagor has not made or caused to be made any payment in the nature of an “overage” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxi)  Acceptable Investment. The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(lxii)  No Notification of Prepayments in Full. The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lxiii)  Limitation on number of Mortgage Notes per Borrower. No Mortgagor is the obligor on more than two Mortgage Notes in the related Mortgage Loan pool;

(lxiv)  Prepayment Charges; With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge and the originator of the Mortgage Loan had a written policy of offering borrowers, or requiring third-party brokers to offer borrowers, the option of obtaining a mortgage loan that did not require the payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to state and federal law, (iv) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years and (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default.  Each Prepayment Charge is permissible, collectable and enforceable.

(lxv)  No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxvi)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology did and does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan.

(lxvii)  Points and Fees Disclosed. All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of any Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with state and federal laws and regulations and no related Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such loan or (2) $1,000.  For the purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections) and the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges in total, do not exceed 0.25 percent of the loan amount);

(lxviii)  Full File Credit Reporting (Fannie Mae). The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxix)  No Credit Life Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxx)  Full File Credit Reporting (Past Practice; Future Practice). The Seller has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis; and

(lxxi)  No Arbitration. With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan.

EXHIBIT I

Representation and Warranties with Respect to the PennFed Mortgage Loans

Except for “Mortgage Loans”, which shall mean the PennFed Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit I shall have the meanings ascribed to them in the PennFed Purchase Agreement.

The Seller hereby represents, warrants and covenants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(lxxii)  Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser in the Data File is complete, true and correct. The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(lxxiii)  Payments Current. All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  There has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(lxxiv)  No Outstanding Charges. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(lxxv)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(lxxvi)  Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(lxxvii)  No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury and no such right of rescission, reformation, set off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the Mortgagor under applicable law;

(lxxviii)  Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

(lxxix)  Hazard Insurance. All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property and (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan (including any cumulative related Negative Amortization) or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac and in an amount not less than the greater of (i) lesser of (a) 100% of the replacement cost of all improvements to the Mortgaged Property and (b) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan (plus the maximum amount of Negative Amortization in accordance with the Mortgage) or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan and (ii) the maximum amount of insurance which is available under the  National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(lxxx)  Compliance with Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws and all predatory, abusive and fair lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(lxxxi)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(lxxxii)  Valid Lien. The related Mortgage is properly recorded and is a valid, existing and enforceable (including any Negative Amortization which may arise thereunder) (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(lxxxiii)  Validity of Mortgage Loan Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(lxxxiv)  Legal Capacity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(lxxxv)  Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(lxxxvi)  Ownership. The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(lxxxvii)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(lxxxviii)  Title Insurance. Unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate an/or a certificate of title guaranty has been obtained, the Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate, Monthly Payment and Negative Amortization provisions of the Mortgage Note.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(lxxxix)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note and (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xc)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xci)  Origination. The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xcii)  Payment Terms. Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan)  and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over a term greater than the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such Monthly Payment.  No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years.  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(xciii)  Origination and Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xciv)  Mortgaged Property Undamaged. The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xcv)  Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xcvi)  Appraisal. Unless otherwise set forth on the Mortgage Loan Schedule, the Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xcvii)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xcviii)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xcix)   LTV; CLTV. The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;  Each Mortgage Loan (other than any Mortgage Loan underwritten pursuant to the Seller’s Subprime Underwriting Guidelines) with an original Loan-to-Value Ratio at origination greater than 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(c)   Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(ci)  No Error, Omission, Fraud etc.  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Seller, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(cii)  Consolidation of Advances; Lien Priority. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(ciii)   Environmental Matters. The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(civ)   HOEPA.  No Mortgage Loan is (a) subject to the provisions of the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equals or exceeds the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, provided that this determination shall be made with respect to the relevant state or local law, regardless of the effect of any available federal preemption, other than exemptions specifically provided for in the relevant state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(cv)   Due-On-Sale. Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(cvi)  Second Liens. With respect to each Mortgage Loan which is a Second Lien, (i) the related First Lien does not provide for negative amortization, (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File and (iii) such Second Lien is on a Residential Dwelling that is (or will be) the principal residence of the Mortgagor upon origination of the Second Lien;

(cvii)  Prepayment Charges in Mortgage Loan Documents. The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all federal, state and local laws;

(cviii)   Compliance with Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(cix)  MERS Mortgage Loans. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded or has been delivered for recording to the applicable recording office. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(cx)  FACT Act.  The sale or transfer of the Mortgage Loan by the Seller complies with all federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(cxi)  Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(cxii)  Condos and PUDs. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(cxiii)  Appraised Value.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(cxiv)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(cxv)  Buydown Mortgage Loans. No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.

(cxvi)  No Convertible Mortgage Loans; No Graduated Payments or Contingent Interests. No Mortgage Loan is a Convertible Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(cxvii)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(cxviii)  Recordation of Mortgages. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(cxix)  Texas Refinance Loans. Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(cxx)  Verification of Down Payment. Unless otherwise set forth on the Mortgage Loan Schedule, the source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(cxxi)  Tax Service Contracts. The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(cxxii)  Flood Zone Service Contracts. Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(cxxiii)  No Cooperatives; No Commercial Property; No Mixed Use Property, No Manufacture Housing. No Mortgage Loan is secured by cooperative housing, commercial property, manufactured housing, a mobile home or mixed use property;

(cxxiv)  Secondary Market Sales. Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

(cxxv)  No Adverse Selection. No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(cxxvi)  Georgia. No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling.  No Mortgage Loan is a “High Cost Home Loan ” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(cxxvii)  New Jersey Manufactured Housing Loans.  No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act.  No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(cxxviii)  Reserved;

(cxxix)  No Ground Leases. No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(cxxx)  Massachusetts Refinanced Mortgage Loans.  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(cxxxi)  Broker Fees. The Mortgagor has not made or caused to be made any payment in the nature of an “overage” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(cxxxii)  Acceptable Investment. The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(cxxxiii)  No Notification of Prepayments in Full. The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(cxxxiv)  Limitation on number of Mortgage Notes per Borrower. No Mortgagor is the obligor on more than two Mortgage Notes;

(cxxxv)  Prepayment Charges. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge and the originator of the Mortgage Loan had a written policy of offering borrowers, or requiring third-party brokers to offer borrowers, the option of obtaining a mortgage loan that did not require the payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to state and federal law, (iv) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years and (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default.  Each Prepayment Charge is permissible, collectable and enforceable.

(cxxxvi)  No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(cxxxvii)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(cxxxviii)  Points and Fees Disclosed. All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of any Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with state and federal laws and regulations and no related Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such loan or (2) $1,000.  For the purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections) and the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges in total, do not exceed 0.25 percent of the loan amount);

(cxxxix)  Full File Credit Reporting (Fannie Mae). The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(cxl)  No Credit Life Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(cxli)  Full File Credit Reporting (Past Practice; Future Practice). The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis;

(cxlii)  No Arbitration. With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;

(cxliii)  Credit Score.  Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the Confirmation;

(cxliv)  Illinois.  With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by Mortgaged Property in the State of Illinois which has a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(cxlv)  Ohio Consumer Sales Practices Act.  No Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007 was originated pursuant to a no income/no asset documentation program or any other program pursuant to which the related Mortgagor was not required to disclose income. Each Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007, was originated in compliance with the Ohio Consumer Sales Practices Act (Oh. Rev. Stat. 1345.01 et seq.) and the regulations promulgated thereunder and was made only after reasonable and appropriate methods were used to determine the borrower's repayment ability, including without limitation, employment verification for stated income loans, which have been properly documented and verified.

EXHIBIT J

Representation and Warranties with Respect to the SunTrust Mortgage Loans

Except for “Mortgage Loans”, which shall mean the SunTrust Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit J shall have the meanings ascribed to them in the SunTrust Purchase Agreement.

(i)     The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii)               The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(iii)               All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iv)               There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v)               The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)               The Mortgage Note and the Mortgage are not subject to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury and no such right of rescission, reformation, set off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the Mortgagor under applicable law.  Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(vii)               All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum.  All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)                      Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws and all predatory, abusive and fair lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(ix)               The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)               The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi)               The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xii)               All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiii)                      The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xiv)                      The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xv)               All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvi)                      The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to FNMA and FHLMC (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (x)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xvii)                      There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xviii)                      There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix)                      All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xx)               The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD.

(xxi)                      Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  The Mortgage Note does not permit negative amortization.  No Mortgage Loan is a Convertible Mortgage Loan;

(xxii)                      The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the FNMA and FHLMC servicing guides.  With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any. With respect to escrow deposits and Escrow Payments(other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiii)                      The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxiv)                      The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxv)                      The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated which underwriting standards satisfy the standards of FNMA and FHLMC; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(xxvi)                      The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxvii)                      The Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxviii)                      In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxix)                      With respect to each Buydown Mortgage Loan:

(a)           On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan for the first six months of the term of such Mortgage Loan at an interest rate of not more than 1.0% less per annum than the Mortgage Interest Rate.  The effective interest rate will increase in the seventh month of the Buydown Mortgage Loan so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.

(b)           The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the Loan-to-Value Ratios for purposes of this Agreement and, if the Buydown Funds were provided by the Seller and if required under Agency Guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(c)           The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(d)           As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of FNMA and FHLMC regarding buydown agreements.

(xxx)                      The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxi)                      No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxii)                      The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxiii)                       Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

(xxxiv)                      The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxxv)                      No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxvi)                      The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvii)                      (xxxi)                      Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxviii)                      No Mortgage Loan has a balloon payment feature;

(xxxix)                      If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(xl)               No Mortgage Loan which is a Cash-out Refinancing was originated in the State of Texas;

(xli)               The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(xlii)                      Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xliii)                      The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xliv)                      No Mortgage Loan is (a) subject to the provisions of the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equals or exceeds the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, provided that this determination shall be made with respect to the relevant state or local law, regardless of the effect of any available federal preemption, other than exemptions specifically provided for in the relevant state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(xlv)                      No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

(xlvi)                      None of the proceeds of the Mortgage Loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance;

(xlvii)                      No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlviii)                      The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xlix)                      The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(l)               The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

(li)               The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lii)               The seller has no knowledge of any circumstances or condition with respect to the Mortgage, the mortgaged property, the Mortgagor or the Mortgagor’s credit standing that can be reasonably be expected to cause the mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(liii)               No Mortgage Loan is a “home loan” under the Georgia Fair Lending Act, or each Mortgage Loan secured by a mortgaged property located in the State of Georgia was originated after March 7, 2003;

(liv)               No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property; and

(xlxv)                      Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Pass-Through Transfer without unreasonable credit enhancement.

(lvi)               With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(lvii)        With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lviii)                      With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not permit negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(lix)               The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(lx)               No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(lxi)               The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(lxii)                      The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(lxiii)                      The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(lxiv)                      Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(lxv)                      The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(lxvi)                      The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(lxvii)                      Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(lxviii)                      Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(lxix)                      The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(lxx)                      Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(lxxi)                      Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the related Confirmation;

(lxxii)                      No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(lxxiii)                      No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxxiv)                      With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(lxxv)                      No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lxxvi)                      No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxvii)                      The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxxviii)                      [Reserved];

(lxxix)                      With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge and the originator of the Mortgage Loan had a written policy of offering borrowers, or requiring third-party brokers to offer borrowers, the option of obtaining a mortgage loan that did not require the payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years and (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default.  Each Prepayment Charge is permissible, collectable and enforceable;

(lxxx)                      No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxxxi)                      The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(lxxxii)                      All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of any Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations and no related Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such loan or (2) $1,000.  For the purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections) and the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges in total, do not exceed 0.25 percent of the loan amount);

(lxxxiii)                      The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxxxiv)                      No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxxxv)                      The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis;

(lxxxvi)                      With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

(lxxxvii)                      The Seller has no knowledge of any condition or circumstance relating to such Mortgage Loan that would indicate that the current Appraised Value of the Mortgaged Property is less than the Appraised Value at the origination of such Mortgage Loan.

(lxxxviii)                      No Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007 was originated pursuant to a no income/no asset documentation program or any other program pursuant to which the related Mortgagor was not required to disclose income. Each Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007, was originated in compliance with the Ohio Consumer Sales Practices Act (Oh. Rev. Stat. 1345.01 et seq.) and the regulations promulgated thereunder and was made only after reasonable and appropriate methods were used to determine the borrower's repayment ability, including without limitation, employment verification for stated income loans, which have been properly documented and verified;

(lxxxix)                      Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller;

(xc)               No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling.  No Mortgage Loan is a “High Cost Home Loan ” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; and

(xci)                      No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act.  No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.).

EXHIBIT K

Representation and Warranties with Respect to the Taylor Bean Mortgage Loans

Except for “Mortgage Loans”, which shall mean the Taylor Bean Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit K shall have the meanings ascribed to them in the Taylor Bean Purchase Agreement.

(i)  Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser in the Data File is complete, true and correct. The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(ii)  Payments Current. All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  There has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iii)  No Outstanding Charges. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iv)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(v)  Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)  No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(vii)  Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

(viii)  Hazard Insurance. All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property and (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws or all predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(x)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi)  Valid Lien. The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii)  Validity of Mortgage Loan Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xiii)  Legal Capacity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiv)  Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv)  Ownership. The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xvi)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvii)  Title Insurance. The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  Origination. The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi)  Payment Terms. Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan)  and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such Monthly Payment.  No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years. The Mortgage Note does not permit negative amortization.  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(xxii)  Origination and Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiii)  Mortgaged Property Undamaged. The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxiv)  Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxv)  Appraisal. Unless otherwise set forth on the Mortgage Loan Schedule, the Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxvi)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvii)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxviii)   LTV; CLTV. The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;  Each Mortgage Loan (other than any Mortgage Loan underwritten pursuant to the Seller’s Subprime Underwriting Guidelines) with an original Loan-to-Value Ratio at origination greater than 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(xxix)   Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxx)  No Error, Omission, Fraud etc.  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxi)  Consolidation of Advances; Lien Priority. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii)   Environmental Matters. The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xxxiii)   HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan,  or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(xxxiv)   Due-On-Sale. Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(xxxv)  Second Liens. With respect to each Mortgage Loan which is a Second Lien, (i) the related First Lien does not provide for negative amortization, (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File and (iii) such Second Lien is on a Residential Dwelling that is (or will be) the principal residence of the Mortgagor upon origination of the Second Lien;

(xxxvi)  Prepayment Charges in Mortgage Loan Documents. The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(xxxvii)   Compliance with Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(xxxviii)  MERS Mortgage Loans. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded or has been delivered for recording to the applicable recording office. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(xxxix)  FACT Act.  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(xl)  Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xli)  Condos and PUDs. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(xlii)  Appraised Value.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xliii)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xliv)  Buydown Mortgage Loans. No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.

(xlv)  No Convertible Mortgage Loans; No Graduated Payments or Contingent Interests. No Mortgage Loan is a Convertible Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xlvi)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xlvii)  Recordation of Mortgages. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xlviii)  Texas Refinance Loans. Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(xlix)  Verification of Down Payment. Unless otherwise set forth on the Mortgage Loan Schedule, the source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(l)  Tax Service Contracts. The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(li)  Flood Zone Service Contracts. Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(lii)  No Cooperatives; No Commercial Property; No Mixed Use Property, No Manufacture Housing. No Mortgage Loan is secured by cooperative housing, commercial property, manufactured housing, a mobile home or mixed use property;

(liii)  Secondary Market Sales. Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

(liv)  No Adverse Selection. No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(lv)  Georgia. No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia.  No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(lvi)  New Jersey Manufactured Housing Loans.  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lvii)  Reserved;

(lviii)  No Ground Leases. No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lix)  Massachusetts Refinanced Mortgage Loans.  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lx)  Broker Fees. The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxi)  Acceptable Investment. The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(lxii)  No Notification of Prepayments in Full. The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lxiii)  Limitation on number of Mortgage Notes per Borrower. No Mortgagor is the obligor on more than two Mortgage Notes;

(lxiv)  Prepayment Charges; With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years and (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default.  Each Prepayment Charge is permissible, collectable and enforceable.

(lxv)  No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxvi)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxvii)  Points and Fees Disclosed. All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations.  No Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount.  All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related  Mortgagor  in accordance with applicable state and federal laws and regulations;

(lxviii)  Full File Credit Reporting (Fannie Mae). The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxix)  No Credit Life Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxx)  Full File Credit Reporting (Past Practice; Future Practice). The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis; and

(lxxi)  No Arbitration. With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan.

EXHIBIT L

Representation and Warranties with Respect to the Weichert Mortgage Loans

Except for “Mortgage Loans”, which shall mean the Weichert Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit L shall have the meanings ascribed to them in the Weichert Purchase Agreement.

(i)  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser in the Data File is complete, true and correct;

(ii)  All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  There has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iii)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iv)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(v)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(vii)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(viii)  All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws or all predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(x)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi)  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xiii)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiv)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xvi)  All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvii)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to FNMA and FHLMC (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi)  Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  The Mortgage Note does not permit negative amortization.  No Mortgage Loan is a Convertible Mortgage Loan;

(xxii)  The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the FNMA and FHLMC servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiii)  The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxiv)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxv)  The Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection], and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxvi)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvii)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxviii)    The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;  Each Mortgage Loan with an original Loan-to-Value Ratio at origination than 80% is an will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FNMA.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(xxix)   To the best of Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxx)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxi)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxxiii)   The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xxxiv)  No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994, as amended (“HOEPA”), (b) a “high cost”, “covered”, “abusive”, “predatory”, “home loan”, “Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations.  No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E as of the related Closing Date).

(xxxv)    No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(xxxvi)  Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(xxxvii)  With respect to each Mortgage Loan which is a Second Lien, (i) the related First Lien does not provide for negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File;

(xxxviii)  The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(xxxix)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(xl)  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded or has been delivered for recording to the applicable recording office;

(xli)  With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(xlii)  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(xliii)  The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(xliv)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xlv)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(xlvi)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xlvii)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xlviii)  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.

(xlix)  The Mortgage Loan is not a graduated payment mortgage loan or a balloon Mortgage Loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(l)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(li)  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(lii)  Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(liii)  The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(liv)  The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(lv)  Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(lvi)  No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(lvii)  Reserved;

(lviii)  No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(lix)  Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the related Confirmation;

(lx)  No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(lxi)  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxii)  With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(lxiii)  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lxiv)  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxv)  The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxvi)  The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(lxvii)  The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lxviii)  No Mortgagor is the obligor on more than two Mortgage Notes in each Mortgage Loan Package, unless mutually agreed upon by Seller and Purchaser;

(lxix)  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years (vi) notwithstanding any state or federal law to the contrary, the  Seller shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments;  Each Prepayment Charge is permissible, collectable and enforceable.

(lxx)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxxi)  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxxii)  All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA’s anti-predatory lending requirements as set forth in the FNMA Selling Guide;

(lxxiii)  The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxxiv)  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxxv)  The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis; and

(lxxvi)  With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

EXHIBIT M

Representation and Warranties with Respect to the Wells Fargo Mortgage Loans

Except for “Mortgage Loans”, which shall mean the Wells Fargo Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit M shall have the meanings ascribed to them in the Wells Fargo Master Agreement.

All references to “Underwriting Guidelines” in the foregoing representation and warranties with respect to the Wells Fargo Mortgage Loans are hereby replaced with “Underwriting Guidelines with respect to the Seller Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans, as applicable”.

As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser that as of the Closing Date:

(i)             Mortgage Loans as Described.

The information set forth in the respective Mortgage Loan Schedule and the information contained on the Data File, delivered to the Purchaser is true and correct, provided that the Seller makes no representation or warranty as to the accuracy of Unverified Information;

(ii)            Payments Current.

All payments required to be made up to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve (12) months prior to the related Closing Date;

(iii)           No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Seller has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(iv)           Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Custodial Mortgage File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(v)           No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vi)          No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(vii)         Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(viii)        No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, or the Mortgagor (except with respect to the accuracy of Unverified Information), or to the best of the Seller’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(ix)           Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)           Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, or a townhouse, or a cooperative, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines with respect to the Seller Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans, as applicable, regarding such dwellings, and no residence or dwelling is a mobile home.  As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines with respect to the Seller Mortgage Loans (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines with respect to Third-Party Mortgage Loans, as applicable and, to the best of the Seller’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(xi)           Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)           the lien of current real property taxes and assessments not yet due and payable;

(2)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(xii)          Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)         Consolidation of Future Advances.

Any future advances made prior to the related Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or second lien priority for each Mortgage Loan identified on the such Mortgage Loan Schedule as being a Second Lien Mortgage Loan) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the related Cut-off Date;

(xiv)         Ownership.

The Seller is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(xv)          Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(xvi)         LTV, PMI Policy.

Each Mortgage Loan has an LTV as specified on the related Mortgage Loan Schedule. Except as indicated on the Mortgage Loan Schedule and on the Data File, if the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Seller to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(xvii)        Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (or second priority if such Mortgage Loan is a Second Lien Mortgage Loan) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of subsection (xi) of this Section 6(b) with respect to each First Lien Mortgage Loan and subject only to the exceptions contained in clauses (1), (2), (3) and (4) of subsection (xlxii) with respect to each Second Lien Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xviii)       No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

(xix)          No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (xvii) above;

(xx)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in subsection (xvii) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xxi)         Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years (except with respect to certain Balloon Loans or Interest Only Mortgage Loans), with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the related Mortgage Note for such Mortgage Loan.  As to each adjustable rate Mortgage Loan that is not an Interest Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date or, with respect to an Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization.  With respect to each Balloon Loan, the Mortgage Loan is payable in equal monthly installments of principal and interest based on a fifteen (15), thirty (30) or forty (40) year amortization schedule, as set forth in the related Mortgage Note, and a final lump sum payment substantially greater than the preceding Monthly Payment is required which is sufficient to amortize the remaining principal balance of the Balloon Loan.  No Balloon Loan has an original stated maturity of less than seven (7) years;

(xxii)        Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(xxiii)        Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

(xxiv)       No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan and as indicated on the related Data File, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in subsection (xi) above;

(xxv)        Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxvi)       Acceptable Investment.

The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(xxvii)      Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxviii)     Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxix)        Collection Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage Note;

(xxx)        No Condemnation.

There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(xxxi)       The Appraisal.

The Servicing File include an appraisal, with the exception of any Time$aver® Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxxii)       Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10 of the Servicing Agreement, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (b) the greater of (i) either (1) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or (2) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, or (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, (b) the full insurable value or (c) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(xxxiii)    Servicemembers Civil Relief Act.

The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(xxxiv)  No Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxxv)      No Construction Loans.

No Mortgage Loan was made in connection with (1) the construction or rehabilitation of a Mortgage Property or (2) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(xxxvi)     Underwriting.

(a)	Each Seller Mortgage Loan was underwritten in accordance with the Underwriting Guidelines;

(b)	Each Third-Party Mortgage Loan was underwritten in accordance with the Third-Party Underwriting Guidelines;

(c)	Each Exception Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, subject to the exceptions specified on the related Assignment and Conveyance Agreement; and

(d)	Each Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(xxxvii)   Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(1)
On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of the Underwriting Guidelines;

(2)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Seller and if required under Underwriting Guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(3)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(4)
As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Underwriting Guidelines (other than the exceptions identified for Exception Mortgage Loans on the related Assignment and Conveyance Agreement) or the Third-Party Underwriting Guidelines, as applicable regarding buydown agreements;

(xxxviii)   Cooperative Loans.

With respect to each Cooperative Loan:

(1)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(2)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Cooperative is located;

(3)
(i) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (iv) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (v) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (vi) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(4)	The Seller has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

(5)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(xxxix)      HOEPA.

No Mortgage Loan is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law);

(xl)           Anti-Money Laundering Laws.

The Seller has complied with all applicable anti-money laundering laws and regulations, (the “Anti-Money Laundering Laws”), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(xli)          Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

(xlii)         Due on Sale.

The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Seller to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Seller reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

(xliii)        Credit Reporting.

With respect to each Mortgage Loan, the Seller has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Seller, in accordance with the Fair Credit Reporting Act and its implementing regulations;

(xliv)        Delivery of Custodial Mortgage Files.

The Mortgage Loan Documents contained in the Custodial Mortgage File required to be delivered by the Seller have been delivered to the Custodian.  The Seller is in possession of a complete, true and accurate Retained Mortgage File, except for such documents where the originals of which have been sent for recordation;

(xlv)         Single Premium Credit Life Insurance.

No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

(xlvi)        Payment in Full.

The Seller had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due;

(xlvii)       MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions;

(xlviii)      Leasehold Estates.

With respect to each Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property (a “Ground Lease”) and not be a fee interest in such Mortgaged Property:

(i)           The Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

(ii)           The Ground Lease is in full force and effect, unmodified and not supplement by any writing;

(iii)           The Mortgagor is not in default under any provision of the lease;

(iv)           The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(v)           The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years;

(vi)           The Mortgagee under the Mortgage Loan is given at least sixty (60) days’ notice of any default and an opportunity to cure any defaults under the Ground Lease or to take over the Mortgagor’s rights under the Ground Lease;

(vii)           The Ground Lease does not contain any default provisions that could result in forfeiture or termination of the Ground Lease except for non-payment of the Ground Lease or a court order.

(viii)         The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

(ix)           The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged; and

(x)           The execution, delivery and performance of the Mortgage do not require consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease;

(xlix)        Mixed-Use Property.

No Mortgaged Property shall be used solely for commercial purposes. With respect to any Mortgaged Property that is a mixed-use property (i) the Mortgaged Property is a single family dwelling, (ii) any commercial use of the Mortgaged Property represents a legal, permissible use of the Mortgaged Property under federal, state and local laws and ordinances; (iii) the Mortgagor is both the owner and the operator of the business conducted on the Mortgaged Property; and (iv) income from the business use of the Mortgaged Property was not taken into account in determining the Appraised Value of the Mortgaged Property.  The Mortgaged Property with respect to each mixed-use property is in material compliance with all applicable environmental laws pertaining to environmental hazards and neither the Company nor, to the Company’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xlx) Prepayment Charge Enforceability.

The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charge specifically authorizes such Prepayment Charge to be collected, such Prepayment Charge is permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all federal, state and local laws applicable to the Mortgage Loans (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure); and

(xlxi) Prepayment Charge Amount and Duration.

Each such Prepayment Charge is in an amount equal to the maximum amount permitted under applicable law and no Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Penalty beyond the three-year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Penalty beyond the five-year term following the origination of the Mortgage Loan.

(xlxii)       Valid Second Lien.

With respect to any Second Lien Mortgage Loan, such Mortgage is a valid, subsisting and enforceable Second Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of such Mortgage is subject only to:

(i)	the lien of current real property taxes and assessments not yet due and payable;

(ii)	First Lien Mortgage Loan acceptable in accordance with the Underwriting Guidelines;

(iii)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions in accordance with Accepted Servicing Practices and (i) referred to or otherwise considered in the appraisal and (ii) which do not adversely affect the Appraised Value; and

(iv)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting, and enforceable Second Lien and second lien security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.  With respect to each Second Lien Mortgage Loan: (a) the First Lien is in full force and effect, (b) there is no default, breach, violation or event of acceleration existing under such First Lien Mortgage or the related Mortgage Note, (c) either no consent for the Second Lien Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage Loan Documents, (d) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event or acceleration under the related First Lien Mortgage Loan and (e) either (A) the First Lien Mortgage Loan allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien Mortgage Loan;

(xlxiii)      Manufactured Housing.

No Mortgage Loan is secured by manufactured housing;

(xlxiv)      New Jersey Purchase Money Second Lien Mortgage Loans.

With respect to any purchase money Second Lien Mortgage Loans subject to the New Jersey Home Ownership Security Act of 2002 (P.L. 2003, c.46:10B-27), one hundred percent of the amount financed was used for the purchase of the related Mortgaged Property.

EXHIBIT E

REQUEST FOR RELEASE

TO:           [applicable Custodian]

Re:
Pooling and Servicing Agreement dated as of October 1, 2007, among Citigroup Mortgage Loan Trust Inc., as depositor, CitiMortgage, Inc. as master servicer and trust administrator, Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Pooling and Servicing Agreement and the applicable Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

______________	1.	Mortgage Paid in Full

______________	2.	Foreclosure

______________	3.	Substitution

______________	4.	Other Liquidation (Repurchases, etc.)

______________	5.	Nonliquidation

Reason:______________________________________________

Address to which Trustee should
Deliver the Custodian's Mortgage File:

[____________]
[____________]

By: ______________________________ (authorized signer)

Issuer:______________________________

Address:	_____________________________________

Date: _________________________________ Custodian	_____________________________________

Please acknowledge the execution of the above request by your signature and date below:

_____________________________________ Signature	Date

Documents returned to Custodian:

____________________________________ Trustee	Date

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]
Citigroup, N.A.
388 Greenwich St
New York, NY 10013
ATTENTION: CMLTI, SERIES 2007-10

Re:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10, Class__ , representing a __% Class Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of October 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor, CitiMortgage, Inc. as trust administrator and master servicer, CitiBank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours, [Transferor] By:_____________________________________ Name: Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Citigroup, N.A.
388 Greenwich St
New York, NY 10013
ATTENTION: CMLTI, SERIES 2007-10

Re:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10, Class ___, representing a ___% Percentage Interest

Ladies and Gentlemen:

In connection with the purchase from ______________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), _______________ (the “Transferee”) hereby certifies as follows:

1.           The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2.           The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of October 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor, CitiMortgage, Inc. as master servicer and trust administrator, Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee, pursuant to which the Certificates were issued.

[TRANSFEREE] By: ______________________________ Name: Title:

ANNEX 1 TO EXHIBIT F
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and U.S. Bank National Association, as Trustee, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.	As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2.
In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $______________________[1] in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___
CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___
BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

_______________________
1           Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.  $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

___	BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___
INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___
STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

__	ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___	INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3.
The term “SECURITIES” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5.
The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___ Yes	___ No	Will the Transferee be purchasing the Certificates only for the Transferee's own account?

6.
If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.
The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

___________________________________ Print Name of Transferee By: _______________________________ Name: Title:

ANNEX 2 TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and U.S. Bank National Association, as Trustee, with respect to the mortgage pass- through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.  As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2.  In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.  The term “FAMILY OF INVESTMENT COMPANIES” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.  The term “SECURITIES” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.  The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

6.  The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

___________________________________
Print Name of Transferee or Advisor

By:________________________________
Name:
Title:

IF AN ADVISER:

___________________________________
Print Name of Transferee

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1.  I am an executive officer of the Purchaser.

2.	The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3.
As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser ___________________________________ By: _____________________________ Name: Title: Date of this certificate: Date of information provided in paragraph 3

EXHIBIT F-2

The undersigned, being first duly sworn, deposes and says as follows:

  1.   The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2007 (the “Agreement”), among Citigroup Mortgage Loan Trust Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer and trust administrator (the “Master Servicer”), Citibank, N.A., as paying agent, certificate registrar and authenticating agent (the “Paying Agent”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

  2.  The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate for its own account.  The Transferee has no knowledge that any such affidavit is false.

  3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

  4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

  5.  The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

  6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

  7.  The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due.  The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

  8.  The Transferee’s taxpayer identification number is ___________.

  9.  The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

  10.  The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

  11.  The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

  12.  Check one of the following:
[   ]  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)	the present value of any consideration given to the Transferee to acquire such Certificate;
(ii)	the present value of the expected future distributions on such Certificate; and
(iii)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.
For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee, within the meaning of the Department of Labor regulation at 29 C.F.R. Section 2510-101.

[   ]  The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;
(ii)
at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)
the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[  ]   None of the above.

  13.  The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing “plan assets” of such a plan within the meaning of the Department of Labor regulation at 29 C.F.R. Section 2510.3-101.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]
ATTEST:

[Assistant] Secretary
Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

NOTARY PUBLIC
My Commission expires the __ day of _________, 20__

FORM OF TRANSFEROR AFFIDAVIT

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

__________________________, being duly sworn, deposes, represents and warrants as follows:

1.  I am a ____________________ of ____________________________ (the “Owner”), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

2.  The Owner is not transferring the Class [R] Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.  The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4.  The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2.  The Owner does not know or believe that any representation contained therein is false.

5.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

[OWNER]
By:
Name:
Title: [Vice] President

ATTEST:

By:______________________________
Name:
Title:                      [Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20___.

Notary Public

County of __________________

State of ___________________

My Commission expires:

EXHIBIT G

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

[Date]

Citigroup, N.A.
388 Greenwich St
New York, NY 10013
Attention: CMLTI, Series 2007-10

Re:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10, Class ___

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10, Class [P] [R] (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of October 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor (the “Depositor”), CitiMortgage, Inc. as master servicer (the “Master Servicer”) and trust administrator, Citibank N.A., as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that:

The Certificates (a) (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA and (iii) will not be transferred to any entity that is deemed to be investing in “plan assets” of a Plan within the meaning of the DOL regulation at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or (b)(i) are being acquired by an insurance company, (ii) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Very truly yours, ______________________________________
By:
Name:
Title:

EXHIBIT H

FORM OF MASTER SERVICER CERTIFICATION

Re:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10

I, [identify the certifying individual], acting of [CitiMortgage, Inc. (“CitiMortgage”)], certify to Citigroup Mortgage Loan Trust, Inc. (the “Depositor”), the Trust Administrator and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.           I have reviewed the information provided to the Trust Administrator by the Master Servicer pursuant to the Servicing Agreement and included in the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”) (the “Servicing Information”);

2.           Based on my knowledge, the Servicing Information in the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3.           Based on my knowledge, the Servicing Information required to be provided to the Trust Administrator by the Master Servicer has been provided as required under the Pooling and Servicing Agreement;

4.           I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed to the Depositor and the Trust Administrator, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement; and

5.           I have disclosed to the Master Servicer’s certified public accountants and the Depositor all significant deficiencies relating to the Master Servicer’s compliance with the Servicing Criteria as set forth in the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor as depositor, CitiMortgage, Inc. as master servicer and trust administrator, Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee.

[CITIMORTGAGE, INC.]

By:
Name:
Title:
Date:

EXHIBIT I

FORM BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE TO BE PROVIDED TO DEPOSITOR

Re:
Pooling and Servicing Agreement dated as of October 1, 2007 (the “Agreement”), among Citigroup Mortgage Loan Trust Inc., as depositor, CitiMortgage, Inc. as master servicer and trust administrator, Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as trustee

I, ________________________________, the _______________________ of [Trust Administrator], certify to [the Depositor] and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the Master Servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Depositor and the Trust Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor and the Trust Administrator;

(4)           I am responsible for reviewing the activities performed by the Company as Master Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any subservicer or subcontractor pursuant to the Agreement, have been provided to the Depositor and the Trust Administrator.  Any material instances of noncompliance described in such reports have been disclosed to the Depositor and the Trust Administrator.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:                      _________________________

By:

Name:                      ________________________________

Title:                      ________________________________

EXHIBIT J

FORM OF SWAP AGREEMENT

Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-5977 Facsimile: 212-797-8826

DATE:	31-Oct-07

TO:
U.S. Bank National Association, not individually, but solely as the Grantor Trust Trustee on behalf of the Grantor Trust with respect to the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10

ATTENTION:	Jennifer McCourt of Citibank, N.A., as Paying Agent
TELEPHONE:	(212) 816-5680
FACSIMILE:	(212) 816-5527

FROM:	Deutsche Bank AG, New York Branch
ATTENTION:	New York Derivatives Documentation
TELEPHONE:	(212) 250-9425
FACSIMILE:	(212) 797-0779
E-MAIL	NYderivative.documentation@db.com

SUBJECT:	Interest Rate Swap

REFERENCE NUMBER:	N716442N
The purpose of this long-form confirmation (“Long-form Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and U.S. Bank National Association, not individually, but solely as grantor trust trustee (the “Grantor Trust Trustee”) on behalf of the grantor trust with respect to the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10 (the “Grantor Trust”) (“Party B”) created under the Pooling and Servicing Agreement, dated as of October 1, 2007, among Citigroup Mortgage Loan Trust Inc., as the Depositor, CitiMortgage, Inc., as the Master Servicer and Trust Administrator, Citibank, N.A., as the Paying Agent, Certificate Registrar and Authenticating Agent, and U.S. Bank National Association, as the Trustee (the “Pooling and Servicing Agreement”).  This Long-form Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof.  Item 2 of this Long-form Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement (defined below); Item 3 of this Long-form Confirmation constitutes a “Schedule” as referred to in the ISDA Master Agreement; and Annex A hereto constitutes Paragraph 13 of a Credit Support Annex to the Schedule.

Item 1.
The Confirmation set forth at Item 2 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Long-form Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”).  For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.

REFERENCE NUMBER:                                           N716442N

Chairman of the Supervisory Board: Clemens Börsig
Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

Item 2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap
Notional Amount:
With respect to any Calculation Period, the aggregate Certificate Principal Balance of the Group 3 Floating Rate Certificates immediately preceding the Distribution Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Distribution Date relating to business days).

Trade Date:	October 25, 2007
Effective Date:	October 31, 2007
Termination Date:
The earlier of (i) the Distribution Date in July 2012 and (ii) the Distribution Date upon which the Certificate Principal Balance of the Group 3 Floating Rate Certificates has been reduced to zero, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:	Party B
Fixed Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing November 25, 2007, and ending on the Termination Date, with No Adjustment.
Fixed Rate Payer
Payment Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing  November 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	4.96%
Fixed Rate Day
Count Fraction:	30/360
Floating Amounts:
Floating Rate Payer:	Party A
Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing  November 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing  November 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One month
Floating Rate Day
Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Business Days:	New York
Business Day Convention:	Following
Item 3.     Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For the purposes of this Agreement:-

(a)	“Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that  Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i).

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b); provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii).

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B, provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.  For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold and the Fitch First Trigger Ratings Threshold (as shown in the most recent annual audited financial statements of such entity determined in accordance with generally accepted accounting principles).

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Pooling and Servicing Agreement, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14, notwithstanding anything to the contrary in this Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Pooling and Servicing Agreement, or any appointment to which Party B has not yet become subject; (E) Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)	Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)	The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)
Market Quotation will apply, provided, however, that, notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(F)
In determining whether or not a Firm Offer satisfies clause (B)(y) of the definition of Replacement Transaction and whether or not a proposed transfer satisfies clause (e)(B)(y) of the definition of Permitted Transfer, Party B shall act in a commercially reasonable manner.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means USD.

(h)	Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)	Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)	Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)	Party B makes the following representation(s):

None.

(ii)	Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)	Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

(B)	Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up.  Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a)	For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
An original properly completed and executed United States Internal Revenue Service Form W-8ECI (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B under this Agreement, and (ii) thereafter,  the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party A, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b)	For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, each Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, each Confirmation and any Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, each  Confirmation, and any relevant Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A	An opinion of counsel to Party A reasonably acceptable to Party B.	Upon the execution and delivery of this Agreement	No

Part 4.  Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction.  Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention:  Legal Department
Fax No:  0049 69 910 36097

Address for notices or communications to Party B:

Address:	388 Greenwich St., 14th Floor
New York, NY 10013
Attention:	Jennifer McCourt
Facsimile:	(212) 816-5527
Phone:	(212) 816-5680
(For all purposes)

With a copy to:

Address:	111 Wall Street, 15th Floor
New York, NY 10005
Attention:	Citibank, N.A.
Specialist Yanet Encarnacion
Facsimile:	212-657-1020
Phone:	212-657-3390
E-mail:	Yanet.Encarnacion@citigroup.com

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent.  The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a financial institution which would qualify as a Reference Market-maker, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)	Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.
Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.
Party B:	None.

(h)
Governing Law.  The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.  “Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

[Remainder of this page intentionally left blank.]

Part 5.  Other Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

(b)	Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)
Change of Account.  Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:  “to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)           Relationship Between Parties.

(1)
Nonreliance.  (i) It is not relying on any statement or representation of the other party (whether written or oral) regarding any Transaction hereunder, other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding.  (i) It has the capacity to evaluate (internally or through independent professional advice) each Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant.  It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event.  Section 6(b)(ii) is hereby amended (i) by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and the words “, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day.  The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
Failure to Post Collateral.If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement.  The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(A)	An S&P Required Ratings Downgrade Event has occurred and is continuing and at least 60 calendar days have elapsed since such S&P Required Ratings Downgrade Event first occurred.

(B)	A Fitch Second Trigger Downgrade Event has occurred and is continuing and at least 30 calendar days have elapsed since such Fitch Second Trigger Downgrade Event first occurred.

(iii)
Amendment of Pooling and Servicing Agreement.  If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld, conditioned or delayed), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(d)
Required Ratings Downgrade Event.  If a Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable, either (A) effect a Permitted Transfer or (B) procure an Eligible Guarantee by a guarantor with credit ratings at least equal to the S&P Required Ratings Threshold and the Fitch First Trigger Ratings Threshold.

(e)	Compliance with Item 1115 of Regulation AB.

Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of October 31, 2007 (the “Item 1115 Agreement”), among Citigroup Global Markets Realty Corp., Citigroup Mortgage Loan Trust, Inc., and Deutsche Bank AG, New York Branch, shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement.  A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

“Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P and Fitch, except that:

(a)
Party A may make a Permitted Transfer (1) pursuant to Section 6(b)(ii) or the Item 1115 Agreement, (2) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement), or (3) at any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold;

(b)
Party B may transfer its rights and obligations hereunder in connection with a transfer pursuant to Section 8.09 (Merger or Consolidation of Trustee or Trust Administrator) of the Pooling and Servicing Agreement, and

(c)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)
Non-Recourse.  Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Grantor Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  In the event that the Grantor Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Grantor Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive.  Neither the Paying Agent nor the Grantor Trust Trustee shall have any liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Grantor Trust from the Trust created pursuant to the Pooling and Servicing Agreement.  This provision will survive the termination of this Agreement.

(h)
Timing ofPayments by Party B upon Early Termination.  Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered into a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been provided prior written notice of such designation or transfer.

(j)
No Set-off.  Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.  Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment.  Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and the Rating Agency Condition is satisfied with respect to S&P and Fitch.

(l)
Notice of Certain Events or Circumstances.  Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)
Proceedings.  No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Grantor Trust or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes.  This provision will survive the termination of this Agreement.

(n)
Grantor Trust Trustee Liability Limitations.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association (“US Bank”) not in its individual capacity, but solely as Grantor Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Grantor Trust Trustee has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, warranties, covenants, undertakings and agreements herein made on behalf of the Grantor Trust is made and intended not as a personal representation of the Grantor Trust Trustee but is made and intended for the purpose of binding only the Grantor Trust; and (d) nothing herein contained shall be construed as creating any liability on US Bank or Citibank, N.A., as Paying Agent, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (e) under no circumstances shall US Bank or Citibank, N.A., as Paying Agent, in its individual capacity be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Grantor Trust or any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B.  Party A acknowledges the appointment of the Trustee, Paying Agent, and the Grantor Trust Trustee under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Trustee, Paying Agent, and the Grantor Trust Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)	[Reserved.]

(r)
Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.  Each party agrees to provide such recording to the other party upon reasonable request.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement.  Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency – Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions.  Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Long-form Confirmation, below.

(v)	Additional representations.

(i)
Representations of Party A.  Party A represents to Party B on the date on which Party A enters into each Transaction that Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity.  Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.  The Grantor Trust Trustee represents to Party A on the date on which the Grantor Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as Grantor Trust Trustee.

(w)	Acknowledgements.

(i)
Substantial financial transactions.  Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code.  Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	[Reserved.]

(y)	[Reserved.]

(z)	Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Fitch First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B (together with a legal opinion from a law firm confirming the enforceability of the guarantee) the form and substance of which guarantee and legal opinion are subject to the Rating Agency Condition with respect to S&P and Fitch, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable), and (B) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, and (II) (x) which has credit ratings from Fitch at least equal to the applicable Fitch First Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Fitch at least equal to the Fitch First Trigger Ratings Threshold, in either case if Fitch is a Rating Agency, (C) that has executed an Item 1115 Agreement with Depositor.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Fitch First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

 “Fitch Second Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Second Trigger Ratings Threshold.

“Fitch Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB-”.

“Permitted Transfer” means a transfer by novation by Party A, pursuant to Section 6(b)(ii) or the Item 1115 Agreement, or which is described in Sections 7(a)(2) or (3) (as amended herein), to a transferee (the “Transferee”) of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) the Transferee contracts with Party B pursuant to a written instrument (the “Transfer Agreement”) (A) (i) on terms which are effective to transfer to the Transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under the Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, and (ii) each Rating Agency has been given prior written notice of such transfer, or (B) (i) on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer, as determined by Party B, and (ii) the Rating Agency Condition is satisfied with respect to S&P and Fitch; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); and (g) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Rating Agencies” mean, with respect to any date of determination, each of S&P and Fitch, to the extent that each such rating agency is then providing a rating for any of the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10 (the “Certificates”) or any notes backed by any of the Certificates (the “Notes”).

“Relevant Entities” mean Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (A) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (B) (x) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (y) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold, and the Fitch Second Trigger Ratings Threshold.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-2” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

[Remainder of this page intentionally left blank.]

Item 4.	Account Details and Settlement Information:

Payments to Party A:

A/C With:	DB Trust Co. Americas, New York
Swift Code:	BKTRUUS33 / ABA 021001033
Favour of:	Deutsche Bank AG, New York
Account Number:	01 473 969
Reference:	N716442N
Payments to Party B:

Citibank, N.A.
ABA# 021000089
Acct. No. 3617-2242
Acct Name: Structured Finance Incoming Wire Account
Ref: CMLTI 2007-10 ASTRA A/C# 107116

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUSTCHE BANK AG, NEW YORK BRANCH

By:
Name:
Authorized Signatory

By:
Name:
Authorized Signatory

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS THE GRANTOR TRUST TRUSTEE ON BEHALF OF THE GRANTOR TRUST WITH RESPECT TO THE CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-10

By:
Name:
Title:

Annex A

Paragraph 13 of the Credit Support Annex

Annex B

Item 1115 Agreement

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of October 31, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
U.S. Bank National Association, not individually, but solely as grantor trust trustee (the “Grantor Trust Trustee”) on behalf of the grantor trust with respect to the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10 (the “Grantor Trust”)
 (hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated October 31, between Party A and Party B, Reference Number N716442N.

Paragraph 13.  Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”,

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greater of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

(2)	the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

(III)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the lesser of

(1)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date, and

(2)	the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date, and

(II)	in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C)
“Credit Support Amount” shall not apply.  For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount or the Fitch Credit Support Amount in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Approved Ratings Valuation Percentage	S&P Required Ratings Valuation Percentage	Fitch Valuation Percentage
(A) Cash	100%	80%	100%

(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.0%	78.4%	99.5%

(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.1%	93.9%

(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years but not more than 15 years	84.6%	67.7%	92.7%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

“S&P Threshold” means, with respect to Party A and any Valuation Date, if  an S&P Approved Ratings Downgrade Event has occurred and is continuing and such S&P Approved Ratings Downgrade Event has been continuing (i) for at least 10 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“Fitch Threshold” means, with respect to Party A and any Valuation Date, if a Fitch First Trigger Downgrade Event has occurred and is continuing and such Fitch First Trigger Downgrade Event has been continuing (i) for at least 30 calendar days or (ii) since this Annex was executed, zero; otherwise, infinity.

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(B)	“Minimum Transfer Amount” means USD 25,000 with respect to Party A and Party B.

(C)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.  All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)	“Valuation Date” means the first Local Business Day in each week on which any of the S&P Threshold or the Fitch Threshold is zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification.  Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which a Fitch Intermediate Trigger Downgrade Event has occurred and is continuing with respect to Party A (or, to the extent applicable, its Credit Support Provider), the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the Fitch Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks weekly by obtaining on the last Local Business Day of each calendar month one external mark for each Transaction to which this Annex relates and for all Posted Credit Support.  Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period.  The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B.  The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external mark received.  If the Fitch Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the Fitch Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an Fitch Value as of the date of Transfer at least equal to such deficiency.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies.  The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party.  With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value.  Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value and Fitch Value on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral other than Cash listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

For Cash, the amount thereof multiplied, in the case of the S&P Value, by the applicable S&P Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Grantor Trust Trustee or (B) any entity other than the entity then serving as Grantor Trust Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) (i) shall then have credit ratings from S&P and Fitch at least equal to the Custodian Required Rating Threshold, and (ii) is a depository institution that (a) is subject to supervision or examination by a federal or state authority, (b) has a combined capital and surplus of at least $15 million and (c) is qualified to do business in New York.

Initially, the Custodian for Party B is:  Paying Agent.

(ii)
Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B or its Custodian; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)
Interest Rate.  The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.  Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such Posted Collateral shall be held uninvested).  Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.  The last sentence of Paragraph 6(d)(ii) is hereby amended by adding the words “actually received by Party B but” after the words “Interest Amount or portion thereof”.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) (as amended herein) will apply.

(iv)	Distributions. Paragraph 6(d)(i) shall be deleted in its entirety and replaced with the following:

“Distributions.  Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).”

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.  All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

388 Greenwich St., 14th Floor
New York, NY 10013
Facsimile:  (212) 816-5527
Telephone:  (212) 816-5680

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

A/C With:	DB Trust Co. Americas, New York
Swift Code:	BKTRUUS33 / ABA 021001033
Favour of:	Deutsche Bank AG, New York
Account Number:	01 473 969
Reference:	N716442N

Party B’s Custodian account details for holding collateral:

FED Items
Citibank NYC/Cust + A/C# 107116
Account Name:  Structured Finance Collateral Account
ABA #: 021000089
Attn:  CMLTI 2007-10 Collateral Account

DTC Items
Citibank Broker Participant Code: 0908
Account#: 107116
Account Name:  Structured Finance Collateral Account
Attn:  CMLTI 2007-10 Collateral Account

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value.Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Fitch Value”.  Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value and a Fitch Value” and (B) deleting the words “equal to the Value” and inserting in lieu thereof “which does not exceed the S&P Value and Fitch Value, respectively”.  Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value or Fitch Value”.  Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “the S&P Value and Fitch Value”.  Paragraph 5(i)(C) is hereby amended by  deleting the word “the Value” and inserting in lieu thereof “any one or more of the S&P Value or Fitch Value, as the case may be”.  Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value or Fitch Value”  and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value or Fitch Value”.  Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a)  is hereby amended by deleting the word “Value ” and inserting in lieu thereof “lesser of the S&P Value and Fitch Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default.  Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(vi)
Expenses.  Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in maintenance and any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	Additional Definitions. As used in this Annex:

“Custodian Required Rating Threshold” means, with respect to an entity, (i) a short-term unsecured and unsubordinated debt rating from S&P of “A-1,” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”, and (ii) a long-term unsecured and unsubordinated debt rating from Fitch of “BBB” and a short-term unsecured and unsubordinated debt rating from Fitch of “F2”.

“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

“Fitch First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch First Trigger Ratings Threshold.

“Fitch Credit Support Amount” means, for any Valuation Date:

(A)
if the Fitch Threshold for such Valuation Date is zero, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the related Fitch Volatility Cushion for such Transaction, (ii) the Scale Factor (as defined in the related Confirmation), if any, for such Transaction or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, and (iv) 105%, or

(B)	if the Fitch Threshold for such Valuation Date is infinity, zero.

“Fitch Intermediate Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB+” and a short-term unsecured and unsubordinated debt rating from Fitch of “F2”.

“Fitch Intermediate Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Intermediate Ratings Threshold.

“Fitch Valuation Percentage” means, for any Valuation Date and each item of Eligible Collateral, the corresponding percentage for such Eligible Collateral in the column headed “Fitch Valuation Percentage”.

“Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Fitch Volatility Cushion” means, for any Transaction, the related percentage set forth in the following table:

Remaining Weighted Average Maturity of such Transaction (years), assuming a zero prepayment rate and zero default in the underlying collateral pool	1	2	3	4	5	6	7	8	9	10
Volatility Cushion for interest rate caps (%)	0.6	1.6	2.6	3.4	4.2	4.8	5.5	5.9	6.4	7.0
Volatility Cushion for fixed-for-floating interest rate swaps (%)	0.4	1.3	2.1	2.8	3.3	4.0	4.0	4.3	4.5	5.0
Volatility Cushion for basis swaps (%)	0.19	0.19	0.19	0.19	0.19	0.19	0.19	0.19	0.19	0.19

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing the date of determination) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)
if the S&P Threshold for such Valuation Date is zero and it is the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)	if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Approved Ratings Valuation Percentage” or

(B)
if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Required Ratings Valuation Percentage”.

“S&P Value” means, on any date and with respect to any Eligible Collateral, (A) in the case of Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii) and (B) in the case of Cash, the amount thereof  multiplied by the applicable S&P Valuation Percentage.

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value or Fitch Value with respect to  any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage or Fitch Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value and the related Fitch Value.

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IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

DEUSTCHE BANK AG, NEW YORK BRANCH
U.S. Bank National Association, not individually, but solely as the Grantor Trust Trustee on behalf of the Grantor Trust with respect to the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10

By:		By:
	Name:		Name:
	Authorized Signatory		Title:
	Date:		Date:

By:
Name:
Authorized Signatory
Date:

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

As filed on October 31, 2007